Exhibit 10.1

[EXECUTION VERSION]

Published CUSIP Number: 68209GAN0

CREDIT AGREEMENT

Dated as of May 25, 2017

among

OMEGA HEALTHCARE INVESTORS, INC.,

as Borrower

CERTAIN SUBSIDIARIES OF THE BORROWER

REFERRED TO HEREIN AS GUARANTORS,

THE LENDERS PARTY HERETO,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender and L/C Issuer,

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

and

JPMORGAN CHASE BANK, N.A.,

and

CITIZENS BANK, NATIONAL ASSOCIATION,

as Co-Syndication Agents,

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Joint Lead Arranger and Sole Book Runner

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

and

JPMORGAN CHASE BANK, N.A.,

and

CITIZENS BANK, NATIONAL ASSOCIATION,

as Joint Lead Arrangers

and

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

and

COMPASS BANK,

and

ROYAL BANK OF CANADA,

and

THE BANK OF NOVA SCOTIA,

and

SUNTRUST BANK,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Documentation Agents

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Article V REPRESENTATIONS AND WARRANTIES		86

5.01	Financial Statements; No Material Adverse Effect	86
5.02	Corporate Existence and Power	87
5.03	Corporate and Governmental Authorization; No Contravention	88
5.04	Binding Effect	88
5.05	Litigation	88
5.06	Compliance with ERISA	88
5.07	Environmental Matters	89
5.08	Margin Regulations; Investment Company Act	90
5.09	Compliance with Laws	90
5.10	Ownership of Property; Liens	90
5.11	Corporate Structure; Capital Stock, Etc	91
5.12	Labor Matters	91
5.13	No Default	91
5.14	Solvency	91
5.15	Taxes	91
5.16	REIT Status	92
5.17	Insurance	92
5.18	Intellectual Property; Licenses, Etc	92
5.19	Disclosure	92
5.20	Anti-Terrorism Laws	93
5.21	OFAC/FCPA	93
5.22	EEA Financial Institution	93

Article VI AFFIRMATIVE COVENANTS		93

6.01	Financial Statements	94
6.02	Certificates; Other Information	94
6.03	Preservation of Existence and Franchises	97
6.04	Books and Records	97
6.05	Compliance with Law	97
6.06	Payment of Taxes and Other Indebtedness	97
6.07	Insurance	97
6.08	Maintenance of Property	97
6.09	Performance of Obligations	98
6.10	Visits and Inspections	98
6.11	Use of Proceeds/Purpose of Loans and Letters of Credit	98
6.12	Financial Covenants	98
6.13	Environmental Matters; Preparation of Environmental Reports	99
6.14	REIT Status	100
6.15	Additional Guarantors; Withdrawal or Addition of Unencumbered Properties; Release of Guarantors	100
6.16	Anti-Terrorism Laws	101
6.17	Compliance With Material Contracts	102
6.18	Designation as Senior Debt	102
6.19	Investor Guaranties	102

Article VII NEGATIVE COVENANTS		102

7.01	Liens	102
7.02	Indebtedness	104
7.03	Investments	104
7.04	Fundamental Changes	105
7.05	Dispositions	106
7.06	Change in Nature of Business	106
7.07	Transactions with Affiliates and Insiders	106
7.08	Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity	107
7.09	Negative Pledges	107
7.10	Use of Proceeds	107
7.11	Prepayments of Indebtedness	108
7.12	Stock Repurchases	108
7.13	Sanctions	108

Article VIII EVENTS OF DEFAULT AND REMEDIES		108

8.01	Events of Default	108
8.02	Remedies Upon Event of Default	111
8.03	Application of Funds	111

Article IX ADMINISTRATIVE AGENT		112

9.01	Appointment and Authorization of Administrative Agent	112
9.02	Delegation of Duties	113
9.03	Liability of Administrative Agent	113
9.04	Reliance by Administrative Agent	114
9.05	Notice of Default	114
9.06	Credit Decision; Disclosure of Confidential Information by Administrative Agent	115
9.07	Indemnification of Administrative Agent	115
9.08	Administrative Agent in its Individual Capacity	116
9.09	Successor Administrative Agent	116
9.10	Administrative Agent May File Proofs of Claim	117
9.11	Guaranty Matters	118
9.12	Other Agents; Arrangers and Managers	118

Article X MISCELLANEOUS		118

10.01	Amendments, Etc	118
10.02	Notices and Other Communications; Facsimile Copies	120
10.03	No Waiver; Cumulative Remedies	122
10.04	Attorney Costs, Expenses and Taxes	123
10.05	Indemnification	123
10.06	Payments Set Aside	124
10.07	Successors and Assigns	125
10.08	Confidentiality	128
10.09	Set-off	130
10.10	Interest Rate Limitation	130
10.11	Counterparts	130

10.12	Integration	131
10.13	Survival of Representations and Warranties	131
10.14	Severability	131
10.15	Tax Forms	131
10.16	Replacement of Lenders	133
10.17	No Advisory or Fiduciary Responsibility	134
10.18	Source of Funds	134
10.19	GOVERNING LAW	135
10.20	WAIVER OF RIGHT TO TRIAL BY JURY	135
10.21	No Conflict	136
10.22	USA Patriot Act Notice	136
10.23	Electronic Execution of Assignments and Certain Other Documents	136
10.24	Entire Agreement	137
10.25	Judgment Currency	137
10.26	Acknowledgment and Consent to Bail-In of EEA Financial Institutions	137

Article XI GUARANTY		138

11.01	The Guaranty	138
11.02	Obligations Unconditional	138
11.03	Reinstatement	140
11.04	Certain Waivers	140
11.05	Rights of Contribution	141
11.06	Guaranty of Payment; Continuing Guaranty	141
11.07	Keepwell	141

SCHEDULES

2.01	Lenders and Commitments
5.11	Corporate Structure; Capital Stock
5.20	Consolidated Parties
7.01	Liens
7.02	Indebtedness
7.03	Investments
7.09	Negative Pledges
10.02	Notice Addresses

EXHIBITS

A	Form of Loan Notice
B-1	Form of Dollar Tranche Note
B-2	Form of U.S. Term Note
B-3	Form of Alternative Currency Tranche Note
B-4	Form of Sterling Term Note
C	Form of Compliance Certificate
D	Form of Assignment and Assumption
E	Form of Subsidiary Guarantor Joinder Agreement
F	Form of Lender Joinder Agreement

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CREDIT AGREEMENT

This CREDIT AGREEMENT (as amended, modified, restated or supplemented from time to time, this “Credit Agreement” or this “Agreement”) is entered into as of May 25, 2017 by and among OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation (the “Borrower”) certain subsidiaries of the Borrower identified herein, as Guarantors, the Lenders (as defined herein), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (each, as defined herein).

WHEREAS, the Borrower has requested that (a) the Revolving Lenders hereunder provide a four-year revolving credit facility in an aggregate Dollar Equivalent amount of $1,250,000,000 (the “Revolving Credit Facility”), to be allocated into a $900,000,000 tranche available in Dollars and a $350,000,000 tranche available in Dollars or Alternative Currencies, (b) the U.S. Term Loan Lenders hereunder provide a term loan facility in the amount of $425,000,000 (the “U.S. Term Loan Facility”), and (c) the Sterling Term Loan Lenders hereunder provide a term loan facility in the amount of £100,000,000 (the “Sterling Term Loan Facility”, and together with the Revolving Credit Facility and the U.S. Term Loan Facility, the “Credit Facilities”), which Credit Facilities may be increased to an aggregate Dollar Equivalent amount of $2,500,000,000;

WHEREAS, to provide assurance for the repayment of the Loans hereunder and the other Obligations of the Credit Parties, the Borrower will, among other things, provide or cause to be provided to the Administrative Agent, for the benefit of the holders of the Obligations so guaranteed, a guaranty of the Obligations by each of the Guarantors pursuant to Article XI hereof;

WHEREAS, subject to the terms and conditions set forth herein, the Administrative Agent is willing to act as administrative agent for the Lenders, the L/C Issuer is willing to issue Letters of Credit as provided herein, the Swing Line Lender is willing to make Swing Line Loans as provided herein, and each of the Revolving Lenders is willing to make Revolving Loans and to participate in Letters of Credit as provided herein in an aggregate amount at any one time outstanding not in excess of such Revolving Lender’s Revolving Commitment hereunder, each of the U.S. Term Loan Lenders is willing to make U.S. Term Loans as provided herein in an aggregate amount at any one time outstanding not in excess of such U.S. Term Loan Lender’s U.S. Term Loan Commitment hereunder, and each of the Sterling Term Loan Lenders is willing to make Sterling Term Loans as provided herein in an aggregate amount at any one time outstanding not in excess of such Sterling Term Loan Lender’s Sterling Term Loan Commitment hereunder.

NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

Article I

DEFINITIONS AND ACCOUNTING TERMS

1.01         Defined Terms.

As used in this Credit Agreement, the following terms have the meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acquisition” with respect to any Person, means the purchase or acquisition by such Person of any Capital Stock in or any asset of another Person, whether or not involving a merger or consolidation with such other Person.

“Acquisition Leverage Ratio Notice” means a written notice from the Borrower to the Administrative Agent (a) delivered not later than twenty (20) days following the last day of the initial fiscal quarter in which the Borrower seeks to invoke an adjustment to the Consolidated Leverage Ratio and/or the Consolidated Unencumbered Leverage Ratio and (b) which describes the Significant Acquisition which formed the basis for such request (including without limitation, a pro forma calculation of the Consolidated Leverage Ratio and/or the Consolidated Unencumbered Leverage Ratio, as applicable, immediately prior to and after giving effect to such Significant Acquisition) and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

“Adjusted Consolidated Funded Debt” means, as of any date of determination, the sum of (a) all Consolidated Funded Debt plus (b) the Consolidated Parties’ pro rata share of Funded Debt attributable to interest in Unconsolidated Affiliates.

“Administrative Agent” means Bank of America in its capacity as administrative agent for the Lenders under any of the Credit Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent-Related Persons” means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

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“Aggregate Alternative Currency Tranche Commitments” means the Alternative Currency Tranche Commitments of all the Alternative Currency Tranche Lenders.

“Aggregate Dollar Tranche Commitments” means the Dollar Tranche Commitments of all the Dollar Tranche Lenders.

“Aggregate Revolving Commitments” means, collectively, the Aggregate Dollar Tranche Commitments and the Aggregate Alternative Currency Tranche Commitments.

“Agreement” has the meaning provided in the introductory paragraph hereof.

“Agreement Currency” has the meaning provided in Section 10.25.

“Alternative Currency” means each of the following currencies: Euro, British Pound Sterling and Canadian Dollars, together with each other currency (other than Dollars) that is approved in accordance with Section 1.09.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Sublimit” means an amount equal to the lesser of the Aggregate Alternative Currency Tranche Commitments and $350,000,000, subject to the provisions of Section 2.06(b).

“Alternative Currency Tranche Commitment” means, with respect to each Alternative Currency Tranche Lender, the commitment of such Alternative Currency Tranche Lender to make Alternative Currency Tranche Loans and to share in the Alternative Currency Tranche Obligations hereunder up to such Alternative Currency Tranche Lender’s Alternative Currency Tranche Commitment Percentage thereof.

“Alternative Currency Tranche Commitment Percentage” means, at any time for each Alternative Currency Tranche Lender, a fraction (expressed as a percentage carried to the ninth decimal place), the numerator of which is such Alternative Currency Tranche Lender’s Alternative Currency Tranche Committed Amount and the denominator of which is the Aggregate Alternative Currency Tranche Commitments. The initial Alternative Currency Tranche Commitment Percentages are set forth on Schedule 2.01.

“Alternative Currency Tranche Committed Amount” means, with respect to each Lender, the amount of such Lender’s Alternative Currency Tranche Commitment. The initial Alternative Currency Tranche Committed Amounts are set forth on Schedule 2.01.

“Alternative Currency Tranche Lenders” means a collective reference to the Lenders holding Alternative Currency Tranche Loans or Alternative Currency Tranche Commitments.

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“Alternative Currency Tranche Loan” has the meaning provided in Section 2.01(a)(ii).

“Alternative Currency Tranche Note” means the promissory notes in the form of Exhibit B-3, if any, given to each Alternative Currency Tranche Lender to evidence the Alternative Currency Tranche Loans of such Alternative Currency Tranche Lender, as amended, restated, modified, supplemented, extended, renewed or replaced.

“Alternative Currency Tranche Obligations” means the Alternative Currency Tranche Loans.

“Applicable Maturity Date” means (a) with respect to the Revolving Loans, the Swing Line Loans and Letters of Credit, the Revolving Loan Maturity Date; (b) with respect to the U.S. Term Loan, the U.S. Term Loan Maturity Date; and (c) with respect to the Sterling Term Loan, the Sterling Term Loan Maturity Date.

“Applicable Percentage” means with respect to any Lender at any time, (a) with respect to such Lender’s Revolving Commitment at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time, subject to adjustment as provided in Section 2.15; provided that if the commitment of each Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Revolving Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments, (b) with respect to such Lender’s portion of any outstanding U.S. Term Loan at any time, the percentage (carried out to the ninth decimal place) of the outstanding principal amount of such U.S. Term Loan held by such Lender at such time subject to adjustment as provided in Section 2.15, (c) with respect to such Lender’s portion of any outstanding Sterling Term Loan at any time, the percentage (carried out to the ninth decimal place) of the outstanding principal amount of such Sterling Term Loan held by such Lender at such time subject to adjustment as provided in Section 2.15, (d) with respect to such Lender’s U.S. Term Loan Commitment at any time, the percentage (carried out to the ninth decimal place) of the aggregate U.S. Term Loan Commitments of all Lenders represented by such Lender’s U.S. Term Loan Commitment at such time, subject to adjustment as provided in Section 2.15, and (e) with respect to such Lender’s Sterling Term Loan Commitment at any time, the percentage (carried out to the ninth decimal place) of the aggregate Sterling Term Loan Commitments of all Lenders represented by such Lender’s Sterling Term Loan Commitment at such time, subject to adjustment as provided in Section 2.15. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in any documentation executed by such Lender pursuant to Section 2.01(e), as applicable.

“Applicable Rate” means, for any applicable period, the appropriate applicable percentage corresponding to the following percentages per annum, based upon the Debt Ratings at each Pricing Level as set forth below:

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Applicable Rate
		Revolving Loans		Term Loan
Pricing Level	Debt Rating	Eurodollar Loans	Base Rate Loans	Eurodollar Loans	Base Rate Loans	Letter of Credit Fee	Facility Fee
1	> A-/A3	0.875%	0.00%	0.90%	0.00%	0.875%	0.125%
2	BBB+/Baa1	0.90%	0.00%	0.95%	0.00%	0.90%	0.15%
3	BBB/Baa2	1.05%	0.05%	1.20%	0.20%	1.05%	0.20%
4	BBB-/Baa3	1.25%	0.25%	1.45%	0.45%	1.25%	0.25%
5	<BBB-/Baa3	1.65%	0.65%	1.90%	0.90%	1.65%	0.30%

Each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Borrower to the Administrative Agent of notice thereof and ending on the day immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the day immediately preceding the effective date of the next such change. If at any time the Borrower or Omega LP has only two (2) Debt Ratings, and such Debt Ratings are split, then: (A) if the difference between such Debt Ratings is one ratings category (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), the Applicable Rate shall be the rate per annum that would be applicable if the higher of the Debt Ratings were used; and (B) if the difference between such Debt Ratings is two ratings categories (e.g. Baa1 by Moody’s and BBB- by S&P), the Applicable Rate shall be the rate per annum that would be applicable if the median of the applicable Debt Ratings were used. If at any time the Borrower or Omega LP has three (3) Debt Ratings, and such Debt Ratings are split, then: (A) if the difference between the highest and the lowest such Debt Ratings is one ratings category (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), the Applicable Rate shall be the rate per annum that would be applicable if the highest of the Debt Ratings were used; and (B) if the difference between such Debt Ratings is two ratings categories (e.g. Baa1 by Moody’s and BBB- by S&P or Fitch) or more, the Applicable Rate shall be the rate per annum that would be applicable if the average of the two (2) highest Debt Ratings were used; provided, that if such average is not a recognized rating category, then the Applicable Rate shall be the rate per annum that would be applicable if the second highest Debt Rating of the three were used.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer Wholly Owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date

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of this Agreement), Credit Agricole Corporate and Investment Bank, JPMorgan Chase Bank, N.A. and Citizens Bank, National Association, in their respective capacities as joint lead arrangers and joint bookrunners.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.07(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent and, if such assignment and assumption requires its consent, the Borrower.

“Attorney Costs” means and includes all reasonable and documented fees, expenses and disbursements of any law firm or other external counsel and, without duplication, the allocated reasonable and documented cost of internal legal services and all expenses and disbursements of internal counsel.

“Attributable Principal Amount” means (a) in the case of capital leases, the amount of capital lease obligations determined in accordance with GAAP, (b) in the case of Synthetic Leases, an amount determined by capitalization of the remaining lease payments thereunder as if it were a capital lease determined in accordance with GAAP, (c) in the case of Securitization Transactions, the outstanding principal amount of such financing, after taking into account reserve amounts and making appropriate adjustments, determined by the Administrative Agent in its reasonable judgment and (d) in the case of Sale and Leaseback Transactions, the present value (discounted in accordance with GAAP at the debt rate implied in the applicable lease) of the obligations of the lessee for rental payments during the term of such lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries for the fiscal year ended December 31, 2016, and the related consolidated statements of earnings, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Consolidated Subsidiaries, including the notes thereto; provided, that the Administrative Agent hereby agrees that the Form 10-K of the Borrower delivered to it by the Borrower and containing information for the fiscal year ended December 31, 2016 shall constitute all information required to be delivered as part of the “Audited Financial Statements” for purposes of this Agreement.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A., together with its successors and assigns.

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“Bank of Tokyo Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of May 25, 2017, by and among the Borrower, as borrower, certain subsidiaries of the Borrower, as guarantors, the financial institutions party thereto from time to time, as lenders, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as administrative agent, as amended, restated, replaced, supplemented or otherwise modified from time to time.

“Bankruptcy Code” means Title 11 of the United States Code, as the same may be amended from time to time.

“Bankruptcy Event” means, with respect to any Person, the occurrence of any of the following: (a) the entry of a decree or order for relief by a court or governmental agency in an involuntary case under any applicable Debtor Relief Law or any other bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointment by a court or governmental agency of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or the ordering of the winding up or liquidation of its affairs by a court or governmental agency and such decree, order or appointment is not vacated or discharged within ninety (90) days of its filing; or (b) the commencement against such Person of an involuntary case under any applicable Debtor Relief Law or any other bankruptcy, insolvency or other similar law now or hereafter in effect, or of any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed for a period of ninety (90) consecutive days, or the repossession or seizure by a creditor of such Person of a substantial part of its Property; or (c) such Person shall commence a voluntary case under any applicable Debtor Relief Law or any other bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or the taking possession by a receiver, liquidator, assignee, creditor in possession, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (d) the filing of a petition by such Person seeking to take advantage of any Debtor Relief Law or any other applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, or (e) such Person shall fail to contest in a timely and appropriate manner (and if not dismissed within ninety (90) days) or shall consent to any petition filed against it in an involuntary case under such bankruptcy laws or other applicable Law or consent to any proceeding or action relating to any bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts with respect to its assets or existence, or (f) such Person shall admit in writing, or such Person’s financial statements shall reflect, an inability to pay its debts generally as they become due.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate determined on such day (or if no such rate is determined on such day, the next preceding day for which a Eurodollar Rate is determined) for a Eurodollar Loan with an Interest Period of one month plus one percent (1.00%); and if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America

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based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the “prime rate” announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“Borrower” has the meaning given to such term in the introductory paragraph hereof.

“Borrower Materials” has the meaning provided in Section 6.02.

“Borrowing” means (a) a borrowing consisting of simultaneous Loans of the same Type, in the same currency and, in the case of Eurodollar Loans, having the same Interest Period, or (b) a borrowing of Swing Line Loans, as appropriate.

“Braswell Indebtedness” means that certain Indebtedness of Regency Health Services, Inc. owing to C. Allen Braswell, Braswell Management, Inc., Dorothy Norton and Cecil Mays pursuant to that certain Promissory Note Secured by Deeds of Trust in the original principal amount of $4,114,035 (of which no more than $2,961,607 is outstanding as of the Closing Date).

“British Pound Sterling” means the lawful currency of the United Kingdom.

“Businesses” has the meaning provided in Section 5.07(a).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:

(a)          if such day relates to any interest rate settings as to a Eurodollar Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurodollar Loan, or any other dealings in Dollars to be carried out pursuant to this Credit Agreement in respect of any such Eurodollar Loan, means any such day that is also a London Banking Day;

(b)          if such day relates to any interest rate settings as to a Eurodollar Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of such Eurodollar Loan, or any other dealings in Euro to be carried out pursuant to this Credit Agreement in respect of any such Eurodollar Loan, means a TARGET Day;

(c)          if such day relates to any interest rate settings as to a Eurodollar Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in London or other applicable interbank market for such currency; and

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(d)          if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurodollar Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Credit Agreement in respect of any such Eurodollar Loan (other than interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Canadian Dollar” or “CAD” means the lawful currency of Canada.

“Capital Lease” means a lease that would be capitalized on a balance sheet of the lessee prepared in accordance with GAAP.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalization Rate” means 10.0% for all government reimbursed assets (i.e. skilled nursing facilities, hospitals, etc.) and 7.50% for all non-government reimbursed assets (i.e. assisted living facilities, independent living facilities, medical office buildings, etc.).

“Cash Collateral” means cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer pledged and deposited with or delivered to the Administrative Agent, for the benefit of the L/C Issuer and the Revolving Lenders, as collateral for the L/C Obligations. “Cash Collateralization” and “Cash Collateralize” have meanings correlative thereto.

“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar, Euro, Canadian Dollar or British Pound Sterling time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (each an “Approved Bank”), in each case with maturities of not more than two hundred seventy (270) days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six (6) months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other

9

Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments (classified in accordance with GAAP as current assets) in money market investment programs registered under the Investment Company Act of 1940, as amended, that are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subclauses hereof.

“CDOR” has the meaning provided in the definition of “Eurodollar Rate” in this Section 1.01.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following events: (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of or control over, voting stock of the Borrower (or other securities convertible into such voting stock) representing thirty-five percent (35%) or more of the combined voting power of all voting stock of the Borrower, (b) during any period of up to twenty-four (24) consecutive months, commencing after the Closing Date, individuals who at the beginning of such twenty-four (24) month period were directors of the Borrower (together with any new director whose election by the Borrower’s Board of Directors or whose nomination for election by the Borrower’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Borrower then in office, (c) the occurrence of a “Change of Control” or any equivalent term or concept under any of the Senior Note Indentures, (d) the Borrower ceases to be a general partner of Omega LP or ceases to have the sole and exclusive power to exercise all management and control over Omega LP, (e) any Person other than the Borrower or Omega Holdco becomes a general partner of Omega LP, or (f) the Borrower ceases to own, directly or indirectly, sixty percent (60%) or more of the equity interests in Omega LP. As used herein, “beneficial ownership” shall have the meaning provided in Rule 13d-3 of the SEC under the Securities Exchange Act of 1934.

“Closing Date” means the date hereof.

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“Commitment” means (a) with respect to each Lender, (i) the Revolving Commitment of such Lender, (ii) the U.S. Term Loan Commitment of such Lender (iii) the Sterling Term Loan Commitment of such Lender, (b) with respect to the L/C Issuer, the L/C Commitment and (c) with respect to the Swing Line Lender, the Swing Line Commitment.

“Commitment Increase Amendment” has the meaning set forth in Section 2.01(f).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § et seq.).

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Confidential Information” has the meaning provided in Section 10.08.

“Consolidated Adjusted EBITDA” means, for any period, for the Consolidated Parties on a consolidated basis, the sum of (a) Consolidated EBITDA as of such date plus (b) an amount based on the Special Charges Adjustment (without duplication to the extent included in the determination of Consolidated Interest Expense and added back to net income in the calculation of Consolidated EBITDA).

“Consolidated EBITDA” means, for any period, for the Consolidated Parties on a consolidated basis, the sum of (a) net income of the Consolidated Parties, in each case, excluding any non-recurring or extraordinary gains and losses, plus (b) an amount which, in the determination of net income for such period pursuant to clause (a) above, has been deducted for or in connection with (i) Consolidated Interest Expense (plus, amortization of deferred financing costs, to the extent included in the determination of Consolidated Interest Expense per GAAP), (ii) income taxes, and (iii) depreciation and amortization plus (c) to the extent decreasing net income of the Consolidated Parties for such period, all expenses directly attributable to FIN 46 consolidation requirements, minus (d) to the extent increasing net income of the Consolidated Parties for such period, all revenue directly attributable to FIN 46 consolidation requirements, plus (e) to the extent decreasing net income of the Consolidated Parties for such period, all expenses directly related to owned and operated assets, minus (f) to the extent increasing net income of the Consolidated Parties for such period, all revenues directly related to owned and operated assets, all determined in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Adjusted EBITDA to (b) Consolidated Fixed Charges, in each case, for the most recently completed four (4) fiscal quarters.

“Consolidated Fixed Charges” means, for any period, for the Consolidated Parties on a consolidated basis, the sum of (a) Consolidated Interest Expense (excluding, for purposes hereof and without duplication, Special Charges to the extent included in the calculation of Consolidated Interest Expense) for such period, plus (b) current scheduled principal payments of Consolidated Funded Debt for such period (including, for purposes hereof, current scheduled reductions in commitments, but excluding any payment of principal under the Credit Documents and any “balloon” payment or final payment at maturity that is significantly larger than the scheduled payments that preceded it) for a period beginning the day after the date of determination and lasting for the same length of time as the applicable period referenced at the

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beginning of this definition, plus (c) dividends and distributions on preferred stock, if any, for such period, in each case, as determined in accordance with GAAP.

“Consolidated Funded Debt” means, as of any date of determination, the sum of (a) all Funded Debt of the Consolidated Parties determined on a consolidated basis minus (b) to the extent included in the calculation of Funded Debt of the Consolidated Parties, the aggregate amount of Funded Debt directly attributable to FIN 46 consolidation requirements, all determined in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, for the Consolidated Parties on a consolidated basis, all interest expense and letter of credit fee expense, as determined in accordance with GAAP during such period; provided, that interest expenses shall, in any event, (a) include the interest component under Capital Leases and the implied interest component under Securitization Transactions and (b) exclude the amortization of any deferred financing fees.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Adjusted Consolidated Funded Debt to (b) Consolidated Total Asset Value for the most recently completed fiscal quarter.

“Consolidated Parties” means the Borrower and its Consolidated Subsidiaries, as determined in accordance with GAAP.

“Consolidated Secured Funded Debt” means the aggregate principal amount of Funded Debt of the Borrower or any of its Subsidiaries, on a consolidated basis, that is secured by a Lien, and shall include (without duplication), the ownership share of such secured Funded Debt of the Borrower’s or its Subsidiaries’ Unconsolidated Affiliates.

“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Secured Funded Debt to (b) Consolidated Total Asset Value for the most recently completed fiscal quarter.

“Consolidated Subsidiary” means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

“Consolidated Tangible Net Worth” means, for the Consolidated Parties as of any date of determination, (a) stockholders’ equity on a consolidated basis determined in accordance with GAAP, but with no upward adjustments due to any revaluation of assets, less (b) all Intangible Assets, plus (c) all accumulated depreciation, all determined in accordance with GAAP; provided, that the Consolidated Parties will be permitted to exclude (i.e. add back to stockholder’s equity) up to $45,000,000 in potential future impairment charges incurred during the term of this Credit Agreement (such exclusions to be clearly reflected, however, in the calculations of Consolidated Tangible Net Worth delivered to the Administrative Agent by the Borrower from time to time pursuant to the terms of this Credit Agreement).

“Consolidated Total Asset Value” means the sum of all the following of the Consolidated Parties, without duplication: (a) the quotient of (1) Net Revenue from all Real Property Assets

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for the fiscal quarter most recently ended (for Real Property Assets owned for the prior four (4) fiscal quarters), minus the Net Revenue attributable to each Real Property Asset sold or otherwise disposed of during such most recently ended quarter, minus the Net Revenue from all Real Property Assets acquired during the prior four (4) fiscal quarter period, multiplied by four, divided by (2) the Capitalization Rate, plus (b) the acquisition cost of each Real Property Asset acquired during the prior four (4) fiscal quarter period, plus (c) the GAAP book value of the Borrower’s Investments permitted by Section 7.03, plus (d) cash and cash equivalents, plus (e) the Consolidated Parties’ pro rata share of the foregoing items and components attributable to interest in Unconsolidated Affiliates.

“Consolidated Unsecured Funded Debt” means the aggregate principal amount of Funded Debt of the Borrower or any of its Subsidiaries, on a consolidated basis, that is not Consolidated Secured Funded Debt.

“Consolidated Unsecured Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Unencumbered Net Revenue for the most recently completed fiscal quarter to (b) the Consolidated Unsecured Interest Expense for the most recently completed fiscal quarter.

“Consolidated Unsecured Interest Expense” means, for any period, for the Consolidated Parties on a consolidated basis, all interest expense and letter of credit fee expense, as determined in accordance with GAAP during such period, attributable to Borrower and its Subsidiaries’ aggregate Consolidated Unsecured Funded Debt; provided, that interest expenses shall, in any event, (a) include the interest component under Capital Leases and the implied interest component under Securitization Transactions and (b) exclude the amortization of any deferred financing fees.

“Consolidated Unsecured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Unsecured Funded Debt to (b) Unencumbered Asset Value for the most recently completed fiscal quarter.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote twenty-five percent (25%) or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Credit Agreement” has the meaning given to such term in the introductory paragraph hereof.

“Credit Documents” means this Credit Agreement, the Notes, the Engagement Letter, each Issuer Document, the Subsidiary Guarantor Joinder Agreements, the Compliance

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Certificates and any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.14.

“Credit Party” means, as of any date, the Borrower or any Guarantor which is a party to the Credit Agreement as of such date; and “Credit Parties” means a collective reference to each of them.

“Daily Floating Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Daily Floating Eurodollar Rate.

“Daily Floating Eurodollar Rate” means, for each day, a fluctuating rate of interest equal to Eurodollar Rate applicable on such day for an Interest Period of one month beginning two (2) Business Days thereafter. The Daily Floating Eurodollar Rate shall be determined and adjusted on each Business Day and shall remain in effect until the next Business Day. If the Daily Floating Eurodollar Rate is not available at such time for any reason, or if the Administrative Agent determines that no adequate basis exists for determining the Daily Floating Eurodollar Rate, or that the Daily Floating Eurodollar Rate will not adequately and fairly reflect the cost to Swing Line Lender of funding the Swing Line Loan, or that any applicable Law or regulation or compliance therewith by Swing Line Lender prohibits or restricts or makes impossible the charging of interest based on the Daily Floating Eurodollar Rate, then “Daily Floating Eurodollar Rate” shall be an interest rate equal to the Base Rate then in effect.

“Debt Rating” means, as of any date of determination, the rating as determined by S&P, Moody’s and/or Fitch of the Borrower’s or Omega LP’s non-credit-enhanced, senior unsecured long-term debt.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event, act or condition that, with notice, the passage of time, or both, would constitute an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) two percent (2%) per annum; provided, however, that with respect to a Eurodollar Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus two percent (2%) per annum, in each case to the fullest extent permitted by applicable Law.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that, as reasonably determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans, within three Business Days of the date required to be funded by it hereunder, unless, in the case of any Loan, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s reasonable determination that one or more conditions precedent to funding (each of which conditions precedent, together with any

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applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s reasonable determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment, or (iv) become the subject of a Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” or “$” means the lawful currency of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

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“Dollar Tranche Commitment” means, with respect to each Dollar Tranche Lender, the commitment of such Dollar Tranche Lender to make Dollar Tranche Loans and to share in the Dollar Tranche Obligations hereunder up to such Dollar Tranche Lender’s Dollar Tranche Commitment Percentage thereof.

“Dollar Tranche Commitment Percentage” means, at any time for each Dollar Tranche Lender, a fraction (expressed as a percentage carried to the ninth decimal place), the numerator of which is such Dollar Tranche Lender’s Dollar Tranche Committed Amount and the denominator of which is the Aggregate Dollar Tranche Commitments. The initial Dollar Tranche Commitment Percentages are set forth on Schedule 2.01.

“Dollar Tranche Committed Amount” means, with respect to each Lender, the amount of such Lender’s Dollar Tranche Commitment. The initial Dollar Tranche Committed Amounts are set forth on Schedule 2.01.

“Dollar Tranche Lenders” means a collective reference to the Lenders holding Dollar Tranche Loans or Dollar Tranche Commitments.

“Dollar Tranche Loan” has the meaning provided in Section 2.01(a)(i).

“Dollar Tranche Note” means the promissory notes in the form of Exhibit B-1, if any, given to each Dollar Tranche Lender to evidence the Dollar Tranche Loans and Swing Line Loans of such Dollar Tranche Lender, as amended, restated, modified, supplemented, extended, renewed or replaced.

“Dollar Tranche Obligations” means the Dollar Tranche Loans, the L/C Obligations and the Swing Line Loans.

“Domestic Subsidiary” means any Subsidiary of the Borrower that is organized under the laws of the United States or any state thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative

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Agent (such approval not to be unreasonably withheld or delayed), and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided, that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

“Eligible Ground Lease” means, at any time, a ground lease (a) under which the Borrower or a Subsidiary of the Borrower is the lessee or holds equivalent rights and is the fee owner of the improvements located thereon, (b) that has a remaining term of not less than thirty (30) years; provided, however, with respect to that certain ground lease covering properties located at 200 Alabama Avenue, Muscle Shoals, Alabama, 500 John Aldridge Drive, Tuscumbia, Alabama and 813 Keeler Lane, Tuscumbia, Alabama, such remaining term may be less than thirty (30) years provided that the Borrower or such Subsidiary of the Borrower at all times possesses a valid and enforceable irrevocable option to purchase the fee interest in such properties with no conditions or contingencies other than the payment of a sum of less than $1,000.00, (c) under which any required rental payment, principal or interest payment or other payment due under such lease from the Borrower or from such Subsidiary of the Borrower to the ground lessor is not more than sixty (60) days past due and any required rental payment, principal or interest payment or other payment due to such Borrower or Subsidiary of the Borrower under any sublease of the applicable real property lessor is not more than sixty (60) days past due, (d) where no party to such lease is subject to a then-continuing Bankruptcy Event, (e) such ground lease (or a related document executed by the applicable ground lessor) contains customary provisions protective of any lender to the lessee and (f) where the Borrower’s or such Subsidiary of the Borrower’s interest in the underlying Real Property Asset or the lease is not subject to (i) any Lien other than Permitted Liens and other encumbrances acceptable to the Administrative Agent and the Required Lenders, in their discretion, or (ii) any Negative Pledge.

“Engagement Letter” means the letter agreement dated as of March 30, 2017 among the Borrower, Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Administrative Agent, as amended and modified.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Equity Transaction” means, with respect to any member of the Consolidated Parties, any issuance or sale of shares of its Capital Stock, other than an issuance (a) to a Consolidated Party, (b) in connection with a conversion of debt securities to equity, (c) in connection with the exercise by a present or former employee, officer or director under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement, or (d) in connection with any acquisition permitted hereunder.

“ERISA” means the Employee Retirement Income Security Act of 1974.

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“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition that could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” and “€” mean the single currency of the Participating Member States.

“Eurodollar Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate other than a Loan that bears interest at the Base Rate as determined by clause (c) of the first sentence of the definition of “Base Rate”. Eurodollar Loans may be denominated in Dollars or an Alternative Currency. All Loans denominated in an Alternative Currency must be Eurodollar Loans, subject to the provisions of Article III.

“Eurodollar Rate” means

(a)          with respect to any Extension of Credit for any Interest Period:

(i)          denominated in a LIBOR Quoted Currency, or any Interest Period with respect to a Eurodollar Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published by Bloomberg (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;

(ii)         denominated in Canadian Dollars, the rate per annum equal to the Canadian Dealer Offered Rate (“CDOR”), or a comparable or successor rate

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which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:00 a.m. (Toronto, Ontario time) on the Rate Determination Date with a term equivalent to such Interest Period;

(iii)        denominated in any other Non-LIBOR Quoted Currency, the rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Lenders pursuant to Section 1.09(a); and

(b)          For any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at approximately 11:00 a.m., London time, determined two (2) Business Days prior to such date for Dollar deposits with a term of one month commencing that day;

provided, that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; and, provided, further, that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; and if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for all purposes of this Agreement.

“Event of Default” has the meaning provided in Section 8.01.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Obligation under any Swap Contract if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant under a Credit Document by such Guarantor of a security interest to secure, such Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 11.07 and any and all guarantees of such Guarantor’s Obligations under any Swap Contract by other Credit Parties) at the time the Guaranty of such Guarantor, or grant by such Guarantor of a security interest, becomes effective with respect to such Obligation. If an Obligation under any Swap Contract arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply to only the portion of such Obligations that is attributable to Swap Contracts for which such Guaranty or security interest becomes illegal.

“Executive Order” has the meaning provided in the definition of “Prohibited Person” in this Section 1.01.

“Existing Credit Facility” means that certain Credit Agreement, dated as of June 27, 2014, by and among the Borrower, certain Subsidiaries of the Borrower, the lenders party thereto and Bank of America, N.A. as administrative agent, as amended, restated, replaced, supplemented or otherwise modified from time to time prior to the date hereof.

“Extension of Credit” means (a) any Borrowing and (b) any L/C Credit Extension.

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“Extension Request Date” has the meaning provided in Section 2.16(a).

“Facilities” has the meaning provided in Section 5.07(a).

“Facility Fee” has the meaning in Section 2.09(b).

“Facility Lease” means a lease or master lease with respect to any Real Property Asset owned or ground leased by any of the Consolidated Parties as lessor, to a third party Tenant, which, in the reasonable judgment of the Administrative Agent, is a triple net lease such that such Tenant is required to pay all taxes, utilities, insurance, maintenance, casualty insurance payments and other expenses with respect to the subject Real Property Asset (whether in the form of reimbursements or additional rent) in addition to the base rental payments required thereunder such that net operating income to the applicable Consolidated Party for such Real Property Asset (before non-cash items) equals the base rent paid thereunder; provided, that each such lease or master lease shall be in form and substance reasonably satisfactory to the Administrative Agent.

“FASB” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Section 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any applicable intergovernmental agreements.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day immediately succeeding such day; provided, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the immediately succeeding Business Day, and (b) if no such rate is so published on such immediately succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to the next 1/100th of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fitch” means Fitch Ratings, a Subsidiary of Fimalac, S.A., and any successor thereto.

“Foreign Lender” has the meaning provided in Section 10.15(a)(i).

“Foreign Subsidiary” means any Subsidiary of the Borrower that is not organized under the laws of the United States or any state thereof or the District of Columbia.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

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“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Revolving Commitment Percentage of the Outstanding Amount of all L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Revolving Commitment Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” means, as to any Person (or consolidated group of Persons) at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)          all obligations for borrowed money, whether current or long-term (including the Obligations hereunder), and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)          all purchase money indebtedness (including indebtedness and obligations in respect of conditional sales and title retention arrangements, except for customary conditional sales and title retention arrangements with suppliers that are entered into in the ordinary course of business) and all indebtedness and obligations in respect of the deferred purchase price of property or services (other than trade accounts payable incurred in the ordinary course of business and payable on customary trade terms);

(c)          all direct obligations under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties, surety bonds, comfort letters, keep-well agreements and capital maintenance agreements) to the extent such instruments or agreements support financial, rather than performance, obligations;

(d)          the Attributable Principal Amount of capital leases and Synthetic Leases;

(e)          the Attributable Principal Amount of Securitization Transactions;

(f)          all preferred stock and comparable equity interests providing for mandatory redemption, sinking fund or other like payments;

(g)          Support Obligations in respect of Funded Debt of another Person (other than Persons in such group, if applicable); and

(h)          Funded Debt of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer, and, as such, has personal liability for such obligations, but only to the extent there is recourse to such Person (or, if applicable, any Person in such consolidated group) for payment thereof.

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For purposes hereof, the amount of Funded Debt shall be determined based on the outstanding principal amount in the case of borrowed money indebtedness under clause (a) and purchase money indebtedness and the deferred purchase obligations under clause (b), based on the maximum amount available to be drawn in the case of letter of credit obligations and the other obligations under clause (c), and based on the amount of Funded Debt that is the subject of the Support Obligations in the case of Support Obligations under clause (g). For purposes of clarification, “Funded Debt” of Person constituting a consolidated group shall not include inter-company indebtedness of such Persons, general accounts payable of such Persons which arise in the ordinary course of business, accrued expenses of such Persons incurred in the ordinary course of business or minority interests in joint ventures or limited partnerships (except to the extent set forth in clause (h) above).

“GAAP” means generally accepted accounting principles in effect in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board from time to time applied on a consistent basis, subject to the provisions of Section 1.03.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranteed Obligations” has the meaning given to such term in Section 11.01(a).

“Guarantors” means (a) any Subsidiary Guarantor and (b) any other Subsidiary of the Borrower that guarantees the loans and obligations hereunder pursuant to the Guaranty, in each case with their successors and permitted assigns.

“Guaranty” means the guaranty of the Obligations by each of the Guarantors pursuant to Article XI hereof.

“Hazardous Material” means any toxic or hazardous substance, including petroleum and its derivatives regulated under the Environmental Laws.

“Healthcare Facilities” means any skilled nursing facilities, mental health and developmentally disabled facilities, rehab hospitals, long term acute care facilities, intermediate care facilities for the mentally disabled, medical office buildings, domestic assisted living facilities, independent living facilities or Alzheimer’s care facilities and any ancillary businesses that are incidental to the foregoing.

“Incremental Facilities” has the meaning provided in Section 2.01(e).

“Incremental Facility Commitment” has the meaning provided in Section 2.01(e)(ii).

“Incremental Revolving Increase” has the meaning provided in Section 2.01(e).

“Incremental Term Loan Facility” has the meaning provided in Section 2.01(e).

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“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)          all Funded Debt;

(b)          all contingent obligations under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties, surety bonds, comfort letters, keep-well agreements and capital maintenance agreements) to the extent such instruments or agreements support financial, rather than performance, obligations;

(c)          net obligations under any Swap Contract;

(d)          Support Obligations in respect of Indebtedness of another Person; and

(e)          Indebtedness of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer, and, as such, has personal liability for such obligations, but only to the extent there is recourse to such Person for payment thereof.

For purposes hereof, the amount of Indebtedness shall be determined based on Swap Termination Value in the case of net obligations under Swap Contracts under clause (c) and based on the outstanding principal amount of the Indebtedness that is the subject of the Support Obligations in the case of Support Obligations under clause (d).

“Indemnified Liabilities” has the meaning provided in Section 10.05.

“Indemnitees” has the meaning provided in Section 10.05.

“Intangible Assets” means all assets consisting of goodwill, patents, trade names, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets (other than prepaid insurance and prepaid taxes), the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as “intangible assets” in accordance with GAAP.

“Interest Payment Date” means, (a) as to any Base Rate Loan and any Swing Line Loans, the last Business Day of each March, June, September and December and the Applicable Maturity Date and, in the case of any Swing Line Loan, any other dates reasonably determined by the Swing Line Lender, and (b) as to any Eurodollar Loan, the last Business Day of each Interest Period for such Loan, the date of repayment of principal of such Loan, and where the applicable Interest Period exceeds three months, the date every three months after the beginning of such Interest Period. If an Interest Payment Date falls on a date that is not a Business Day, such Interest Payment Date shall be deemed to be the immediately succeeding Business Day.

“Interest Period” means, as to each Eurodollar Loan, the period commencing on the date such Eurodollar Loan is disbursed or converted to or continued as a Eurodollar Loan and ending

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on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice; provided, that:

(a)          any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the immediately succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(b)          any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)          no Interest Period shall extend beyond the Applicable Maturity Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986 as amended.

“International Unencumbered Property” means an Unencumbered Property which is located in Australia, Canada, Switzerland or the United Kingdom.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock of another Person, (b) a loan, advance or capital contribution to, guaranty or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investor Guarantor” means any of the limited partners (other than the Borrower or any Domestic Subsidiary of the Borrower) of Omega LP that are a party to the Investor Guaranty.

“Investor Guaranty” means a guaranty which may be executed and delivered by one or more Investor Guarantors in accordance with Section 6.19, in a form approved by Administrative Agent, which approval shall not be unreasonably withheld, delayed or conditioned, as the same may be amended, supplemented or otherwise modified from time to time.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

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“Judgment Currency” has the meaning provided in Section 10.25.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Lender, such Revolving Lender’s funding of its participation in any L/C Borrowing. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means any extension of credit resulting from a drawing under any Letter of Credit that has not been reimbursed or refinanced as a Borrowing of Revolving Loans in accordance with Section 2.03(c). All L/C Borrowings shall be denominated in Dollars.

“L/C Cash Collateralization Date” means the day that is thirty (30) days prior to the Revolving Loan Maturity Date then in effect.

“L/C Commitment” means, with respect to the L/C Issuer, the commitment of the L/C Issuer to issue and to honor payment obligations under Letters of Credit, and, with respect to each Revolving Lender, the commitment of such Revolving Lender to purchase participation interests in L/C Obligations up to such Revolving Lender’s Revolving Commitment Percentage thereof. The L/C Commitment is part of, and not in addition to, the Aggregate Revolving Commitments.

“L/C Committed Amount” has the meaning provided in Section 2.01(b).

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, in each case together with its successors in such capacity.

“L/C Issuer Fees” has the meaning given such term in Section 2.09(d)(ii).

“L/C Obligations” means, at any time, the sum of (a) the maximum amount available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referenced therein, plus (b) the aggregate amount of all Unreimbursed Amounts, including L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

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“Lender” means each of the Persons identified as a “Lender” on the signature pages hereto (and, as appropriate, includes the L/C Issuer and the Swing Line Lender) and each Person who joins as a Lender pursuant to the terms hereof, together with their respective successors and assigns.

“Lender Joinder Agreement” means a joinder agreement in the form of Exhibit F, executed and delivered in accordance with the provisions of Section 2.01(e)(vi).

“Lending Office” means, as to any Lender, the office or offices of such Lender set forth in such Lender’s Administrative Questionnaire or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means each standby (non-commercial) letter of credit issued hereunder as a sub-facility of the Dollar Tranche Commitment. Letters of Credit may be issued only in Dollars.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the Revolving Loan Maturity Date then in effect (or, if such day is not a Business Day, the immediately preceding Business Day).

“Letter of Credit Fee” has the meaning given such term in Section 2.09(d)(i).

“LIBOR” has the meaning provided in the definition of “Eurodollar Rate” in this Section 1.01.

“LIBOR Quoted Currency” means each of the following currencies: Dollars, Euro and British Pound Sterling, in each case as long as there is a published LIBOR rate with respect thereto.

“LIBOR Rate” has the meaning provided in the definition of “Eurodollar Rate” in this Section 1.01.

“Lien” means any mortgage, deed of trust, deed to secured debt, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

“LP Credit Agreement” means that certain Credit Agreement, dated as of May 25, 2017, by and among Omega LP, as borrower, certain subsidiaries of Omega LP, as guarantors, the financial institutions party thereto from time to time, as lenders, and Bank of America, N.A., as administrative agent, as amended, restated, replaced, supplemented or otherwise modified from time to time.

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“Loan” means any Revolving Loan, U.S. Term Loan, Sterling Term Loan or Swing Line Loan and the Base Rate Loans, Eurodollar Loans and Daily Floating Eurodollar Rate Loans comprising such Loans.

“Loan Notice” means a notice of (a) a Borrowing of Loans (including Swing Line Loans), (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Loans, which, if in writing, shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Master Agreement” has the meaning provided in the definition of “Swap Contract” in this Section 1.01.

“Material Adverse Effect” means a material adverse effect on (a) the condition (financial or otherwise), operations, business, assets, liabilities or prospects of the Borrower and its Consolidated Subsidiaries taken as a whole, (b) the ability of the Borrower or the other Credit Parties, taken as a whole, to perform any material obligation under the Credit Documents, or (c) the rights and remedies of the Administrative Agent and the Lenders under the Credit Documents.

“Material Contract” means, any agreement the breach, nonperformance or cancellation of which could reasonably be expected to have a Material Adverse Effect.

“Material Group” has the meaning specified in the definition of “Material Subsidiary.”

“Material Subsidiary” means each Subsidiary or any group of Subsidiaries (a) which, as of the most recent fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 6.01, contributed greater than $10,000,000 of Consolidated EBITDA for the period of four (4) consecutive fiscal quarters then ended or (b) which contributed greater than $50,000,000 of Consolidated Total Asset Value as of such date. A group of Subsidiaries (a “Material Group”) each of which is not otherwise a Material Subsidiary (defined in the foregoing sentence) shall constitute a Material Subsidiary if the group taken as a single entity satisfies the requirements of the foregoing sentence.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage Loan” means any loan owned or held by any of the Consolidated Parties secured by a mortgage or deed of trust on Real Property Assets.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

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“Negative Pledge” means any agreement (other than this Credit Agreement or any other Credit Document) that in whole or in part prohibits the creation of any Lien on any assets of a Person; provided, however, that an agreement that establishes a maximum ratio of unsecured debt to unencumbered assets, or of secured debt to total assets, or that otherwise conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a “Negative Pledge” for purposes of this Credit Agreement.

“Net Revenue” shall mean, with respect to any Real Property Asset for the applicable period, the sum of (a) rental payments received in cash by the applicable Consolidated Party (whether in the nature of base rent, minimum rent, percentage rent, additional rent or otherwise, but exclusive of security deposits, earnest money deposits, advance rentals, reserves for capital expenditures, charges, expenses or items required to be paid or reimbursed by the Tenant thereunder and proceeds from a sale or other disposition) pursuant to the Facility Leases applicable to such Real Property Asset, minus (b) expenses of the applicable Consolidated Party allocated to such Real Property Asset, minus (c) to the extent increasing Net Revenue of the Consolidated Parties for such period, all revenue directly attributable to FIN 46 consolidation requirements.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-LIBOR Quoted Currency” means any currency other than a LIBOR Quoted Currency.

“Notes” means a collective reference to the Revolving Notes and the Term Notes; and “Note” means any one of them.

“Obligations” means, without duplication, (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (b) all obligations under any Swap Contract of any Credit Party to which a Lender or any Affiliate of a Lender is a party and (c) all obligations of any Credit Party under any treasury management agreement between any Credit Party and any Lender or Affiliate of a Lender; provided, however, that the “Obligations” of a Credit Party shall exclude any Excluded Swap Obligations with respect to such Credit Party.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Omega Holdco” means OHI Healthcare Properties Holdco, Inc., a Delaware corporation, and its successors.

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“Omega LP” means OHI Healthcare Properties Limited Partnership, a Delaware limited partnership, and its successors.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Outstanding Amount” means (a) with respect to Revolving Loans and Term Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of such Loans, as the case may be, occurring on such date, (b) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date and (c) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market

“Participant” has the meaning provided in Section 10.07(d).

“Participating Member States” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Patriot Act” means the USA Patriot Act, Pub. L. No. 107-56 et seq.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA

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and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Liens” means, at any time, Liens in respect of the Borrower or any of its Subsidiaries permitted to exist at such time pursuant to the terms of Section 7.01.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Internal Revenue Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning provided in Section 6.02.

“Pro Forma Basis” shall mean, for purposes of determining the calculation of and compliance with the financial covenants set forth in Section 6.12(a), (b), (c), (d) and (g) hereunder, that the subject transaction shall be deemed to have occurred as of the first day of the period of four (4) consecutive fiscal quarters ending as of the end of the most recent fiscal quarter for which annual or quarterly financial statements shall have been delivered in accordance with the provisions of this Credit Agreement. Further, for purposes of making calculations on a “Pro Forma Basis” hereunder, (a) in the case of a Disposition, (i) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such Disposition shall be excluded to the extent relating to any period prior to the date of the subject transaction, and (ii) Indebtedness paid or retired in connection with the subject transaction shall be deemed to have been paid and retired as of the first day of the applicable period; (b) in the case of an Acquisition, (i) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such Acquisition shall be included to the extent relating to any period prior to the date of the subject transaction, and (ii) Indebtedness incurred in connection with the subject transaction shall be deemed to have been incurred as of the first day of the applicable period (and interest expense shall be imputed for the applicable period utilizing the actual interest rates thereunder or, if actual rates are not ascertainable, assuming prevailing interest rates hereunder) and (c) in the case of an Equity Transaction, Indebtedness paid or retired in connection therewith shall be deemed to have been paid and retired as of the first day of the applicable period.

“Prohibited Person” means any Person (i) listed in the annex to, or who is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”); (ii) that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the annex to, or is otherwise subject to the provisions, of the Executive Order; (iii) with whom a Person is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering Law, including the Executive Order; (iv) who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; (v) that is named as a

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“specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or at any replacement website or other replacement official publication of such list; or who is an Affiliate of a Person listed in clauses (i) - (v) above.

“Property” means all property owned or leased by a Credit Party or any of its Subsidiaries, both real and personal.

“Qualified ECP Guarantor” means, at any time, each Credit Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Mortgage Loan” means any Mortgage Loan that is secured by a first or second mortgage or a first or second deed of trust on Real Property Assets so long as the mortgagor or grantor with respect to such Mortgage Loan is not delinquent sixty (60) days or more in interest or principal payments due thereunder.

“Qualified REIT Subsidiary” means the meaning given to such term in the Internal Revenue Code.

“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided, that to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).

“Real Property Asset” means, a parcel of real property, together with all improvements (if any) thereon, owned in fee simple or leased pursuant to an Eligible Ground Lease by any Person; “Real Property Assets” means a collective reference to each Real Property Asset.

“Register” has the meaning provided in Section 10.07(c).

“Registered Public Accounting Firm” has the meaning provided in the Securities Laws and shall be independent of the Borrower as prescribed by the Securities Laws.

“Regulation U” means Regulation U of the FRB, as in effect from time to time.

“Regulation X” means Regulation X of the FRB, as in effect from time to time.

“REIT” means a real estate investment trust as defined in Sections 856-860 of the Internal Revenue Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

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“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Request for Extension of Credit” means (a) with respect to a Borrowing of Loans (including Swing Line Loans) or the conversion or continuation of Loans, a Loan Notice and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Required Dollar Tranche Lenders” means, as of any date of determination, Dollar Tranche Lenders having more than 50% of (a) the Aggregate Dollar Tranche Commitments or (b) if the Dollar Tranche Commitments and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Article VIII, Dollar Tranche Lenders holding in the aggregate more than 50% of the Dollar Tranche Obligations (including, in each case, the aggregate amount of each Dollar Tranche Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans); provided, (i) that the Dollar Tranche Commitment of, and (ii) the portion of the Dollar Tranche Obligations held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Dollar Tranche Lenders.

“Required Lenders” means, as of any date of determination, two or more Lenders (except to the extent only one Lender exists as of such date) holding more than 50% of the sum of the Outstanding Amount of the Loans and the aggregate available undrawn Revolving Commitments (including, in each case, the aggregate amount of each Revolving Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans); provided (i) that the undrawn Revolving Commitment of, and (ii) the portion of the Outstanding Amount of all Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” means, as of any date of determination, Revolving Lenders having more than 50% of (a) the Aggregate Revolving Commitments or (b) if the Revolving Commitments and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Article VIII, Revolving Lenders holding in the aggregate more than 50% of the Revolving Obligations (including, in each case, the aggregate amount of each Revolving Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans); provided, (i) that the Revolving Commitment of, and (ii) the portion of the Revolving Obligations held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Responsible Officer” means the chief executive officer, president, chief operating officer and chief financial officer of any Credit Party and solely for the purposes of notices given pursuant to Article II, any other officer of the applicable Credit Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Credit Party designated in or pursuant to an agreement between the applicable Credit Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.

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“Revaluation Date” means with respect to any Loan denominated in an Alternative Currency, each of the following: (a) each date of a Borrowing of a Eurodollar Loan denominated in an Alternative Currency, (b) each date of a continuation of a Eurodollar Loan denominated in an Alternative Currency pursuant to Section 2.02, and (c) such additional dates as the Administrative Agent shall determine or the Required Revolving Lenders shall require.

“Revolving Commitment” means, collectively, the Dollar Tranche Commitment and the Alternative Currency Tranche Commitment.

“Revolving Commitment Percentage” means, at any time for each Revolving Lender, a fraction (expressed as a percentage carried to the ninth decimal place), the numerator of which is such Revolving Lender’s aggregate Revolving Committed Amount and the denominator of which is the Aggregate Revolving Commitments.

“Revolving Commitment Period” means the period from and including the Closing Date to the earlier of (a) in the case of Revolving Loans and Swing Line Loans, the Revolving Loan Maturity Date, and, in the case of the Letters of Credit, the Letter of Credit Expiration Date, and (b) the date on which the Revolving Commitments shall have been terminated as provided herein.

“Revolving Committed Amount” means, collectively, the Dollar Tranche Committed Amount and the Alternative Currency Tranche Committed Amount.

“Revolving Lenders” means a collective reference to the Dollar Tranche Lenders and the Alternative Currency Tranche Lenders.

“Revolving Loan Maturity Date” means the later to occur of (a) May 25, 2021 and (b) if maturity is extended pursuant to Section 2.16, such extended maturity date as determined pursuant to such section; provided however, that, in each such case, if such date is not a Business Day, the Revolving Loan Maturity Date shall be the preceding Business Day.

“Revolving Loans” means, collectively, the Dollar Tranche Loans and Alternative Currency Trance Loans.

“Revolving Notes” means, collectively, the Dollar Tranche Notes and the Alternative Currency Tranche Notes.

“Revolving Obligations” means, collectively, the Dollar Tranche Obligations and the Alternative Currency Tranche Obligations.

“S&P” means Standard & Poor’s Ratings Services, a division of S&P Global Inc. and any successor thereto.

“Sale and Leaseback Transaction” means, with respect to the Borrower or any Subsidiary, any arrangement, directly or indirectly, with any person whereby the Borrower or such Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other

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property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanction(s)” means any international economic sanction or trade embargo administered or enforced by OFAC, U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Sanctioned Person” means (a) a Person named on a Sanctions-related list maintained or published by a Governmental Authority administering or enforcing Sanctions published from time to time or is otherwise the subject or target of Sanctions, (b) (i) an agency of the government of a Designated Jurisdiction, (ii) an organization controlled by a Designated Jurisdiction, or (iii) a Person resident in a Designated Jurisdiction or (c) any Person or Persons owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

“Securitization Transaction” means any financing or factoring or similar transaction (or series of such transactions) entered by any member of the Consolidated Parties pursuant to which such member of the Consolidated Parties may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate or any other Person.

“Senior Note Trustee” means, with respect to any series of Senior Notes, U.S. Bank National Association or any other financial institution from time to time serving as trustee under the Senior Note Indenture governing such series of Senior Notes.

“Senior Notes” means collectively, the Senior Notes (2023), the Senior Notes (2024), the Senior Notes (2025), the Senior Notes (2026), the Senior Notes (2027) and the Senior Notes (2028).

“Senior Notes (2023)” means any one of the 4.375% Senior Notes due 2023 issued by the Borrower in favor of the Senior Note Trustee pursuant to the Senior Note Indenture (2023), as

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such Senior Notes may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Senior Notes (2024)” means any one of the 4.950% Senior Notes due 2024 issued by the Borrower in favor of the Senior Note Trustee pursuant to the Senior Note Indenture (2024), as such Senior Notes may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Senior Notes (2025)” means any one of the 4.50% Senior Notes due 2025 issued by the Borrower in favor of the Senior Note Trustee pursuant to the Senior Note Indenture (2025), as such Senior Notes may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Senior Notes (2026)” means any one of the 5.250% Senior Notes due 2026 issued by the Borrower in favor of the Senior Note Trustee pursuant to the Senior Note Indenture (2026), as such Senior Notes may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Senior Notes (2027)” means any one of the 4.500% Senior Notes due 2027 issued by the Borrower in favor of the Senior Note Trustee pursuant to the Senior Note Indenture (2027), as such Senior Notes may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Senior Notes (2028)” means any one of the 4.750% Senior Notes due 2028 issued by the Borrower in favor of the Senior Note Trustee pursuant to the Senior Note Indenture (2028), as such Senior Notes may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Senior Note Indentures” means collectively, the Senior Note Indenture (2023), the Senior Note Indenture (2024), the Senior Note Indenture (2025), the Senior Note Indenture (2026), the Senior Note Indenture (2027) and the Senior Note Indenture (2028).

“Senior Note Indenture (2023)” means the Indenture, dated as of July 12, 2016 by and among the Borrower and the Senior Note Trustee, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Senior Note Indenture (2024)” means the Indenture, dated as of March 11, 2014 by and among the Borrower and the Senior Note Trustee, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Senior Note Indenture (2025)” means the Indenture, dated as of September 11, 2014 by and among the Borrower and the Senior Note Trustee, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Senior Note Indenture (2026)” means the Indenture, dated as of September 23, 2015 by and among the Borrower and the Senior Note Trustee, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

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“Senior Note Indenture (2027)” means the Indenture, dated as of March 18, 2015 by and among the Borrower and the Senior Note Trustee, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Senior Note Indenture (2028)” means the Indenture, dated as of April 4, 2017 by and among the Borrower and the Senior Note Trustee, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Significant Acquisition” means any acquisition or investment (in one or a series of related transactions) with an aggregate consideration in excess of $200,000,000.

“Solvent” means, with respect to any person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Charges” means, for any period, for the Consolidated Parties on a consolidated basis, all charges, costs or expenses of the Consolidated Parties related to any of the following:

(a)          cash litigation charges incurred by the Consolidated Parties; provided, that such amount shall not exceed an aggregate amount of $10,000,000 during the term of this Credit Agreement and any such amounts in excess of $10,000,000 shall not be included in the determination of the Special Charges Adjustment for any period;

(b)          non-cash charges associated solely with respect to the write-down of the value of accounts due to straight-line rent;

(c)          other than as set forth in clause (b) immediately above, additional non-cash charges associated with the write-down of the value of accounts and/or notes receivable of the Consolidated Parties; provided, that such amount shall not exceed an aggregate amount of $45,000,000 during the term of this Credit Agreement and any such amounts in excess of $45,000,000 shall not be included in the determination of the Special Charges Adjustment for any period;

(d)          non-cash charges related to preferred stock redemptions and non-cash compensation expenses relating to restricted stock awards, stock options or similar equity based compensation awards;

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(e)          non-cash charges incurred by the Consolidated Parties in association with the write-down of the value of any real properties;

(f)          to the extent applicable, the satisfaction of outstanding unamortized loan fees with respect to the Existing Credit Facility;

(g)          any other non-cash charges associated with the sale or settlement by any Consolidated Party of any Swap Contract; and

(h)          charges related to acquisition deal related costs.

“Special Charges Adjustment” means, for any period, the amount which has been deducted for or in connection with any Special Charges (without duplication among such items or items taken into account for previous period) in the determination of net income for the applicable period for which a given Consolidated EBITDA calculation has been performed.

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Loan Party” has the meaning provided in Section 11.07.

“Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Sterling Term Loan” has the meaning provided in Section 2.01(d)(ii).

“Sterling Term Loan Availability Period” means the period commencing on the Closing Date and ending September 1, 2017.

“Sterling Term Loan Commitment” means, with respect to each Sterling Term Loan Lender, the commitment of such Sterling Term Loan Lender to make its portion of the Sterling Term Loan to the Borrower pursuant to Section 2.01(d)(ii), in the principal amount set forth opposite such Sterling Term Loan Lender’s name on Schedule 2.01; provided that, at any time after funding of an Sterling Term Loan, the determinations “Required Lender” shall also be based on the outstanding principal amount of the Sterling Term Loan. The aggregate principal amount of the Sterling Term Loan Commitments of all of the Sterling Term Loan Lenders as in effect on the Closing Date is One Hundred Million British Pound Sterling (£100,000,000).

“Sterling Term Loan Commitment Percentage” means, at any time, for each Sterling Term Loan Lender, the percentage of the Sterling Term Loan (or aggregate Sterling Term Loan Commitment, prior to the termination thereof) held by such Sterling Term Loan Lender to the

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aggregate Sterling Term Loan (or Sterling Term Loan Commitments) held by all Sterling Term Loan Lenders, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 10.07. The Sterling Term Loan Commitment Percentages as in effect on the Closing Date are set forth on Schedule 2.01.

“Sterling Term Loan Facility” has the meaning provided in the preamble hereto.

“Sterling Term Loan Funding Termination Date” means the earlier to occur of (a) a draw under the Sterling Term Loan Facility of an aggregate amount equal to the full aggregate principal amount of the Sterling Term Loan Commitments of all of the Sterling Term Loan Lenders and (b) September 1, 2017.

“Sterling Term Loan Lenders” means a collective reference to the Lenders holding Sterling Term Loans.

“Sterling Term Loan Maturity Date” means May 25, 2022.

“Sterling Term Loan Unused Fee” has the meaning in Section 2.09(a).

“Sterling Term Note” means the promissory note in the form of Exhibit B-4, if any, given to each Sterling Term Loan Lender to evidence the Sterling Term Loan of such Sterling Term Loan Lender, as amended, restated, replaced, modified, supplemented, extended, renewed or replaced.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise provided, “Subsidiary” shall refer to a Subsidiary of the Borrower.

“Subsidiary Guarantor” means (a) Omega LP, (b) Omega Holdco, (c) each Domestic Subsidiary of the Borrower which becomes a Subsidiary Guarantor pursuant to Section 6.15(a) hereof.

“Subsidiary Guarantor Joinder Agreement” means a joinder agreement in the form of Exhibit E to be executed by each new Subsidiary of the Borrower that is required to become a Subsidiary Guarantor in accordance with Section 6.15(a) hereof.

“Support Obligations” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to

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maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Support Obligations shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Support Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination values determined in accordance therewith, such termination values, and (b) for any date prior to the date referenced in clause (a), the amounts determined as the mark-to-market values for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.01(c).

“Swing Line Commitment” means, with respect to the Swing Line Lender, the commitment of the Swing Line Lender to make Swing Line Loans in Dollars, and with respect to each Dollar Tranche Lender, the commitment of such Dollar Tranche Lender to purchase participation interests in Swing Line Loans in Dollars.

“Swing Line Committed Amount” has the meaning provided in Section 2.01(c).

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“Swing Line Lender” means Bank of America in its capacity as such, together with any successor in such capacity.

“Swing Line Loans” has the meaning provided in Section 2.01(c).

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement that is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“Tenant” means any Person who is a lessee with respect to any lease held by a Consolidated Party as lessor or as an assignee of the lessor thereunder.

“Term Loans” means, collectively, the U.S. Term Loan and the Sterling Term Loan.

“Term Loan Commitments” means, collectively, the U.S. Term Loan Commitment and the Sterling Term Loan Commitment.

“Term Loan Lenders” means a collective reference to the Lenders holding U.S. Term Loans or Sterling Term Loans.

“Term Loan Maturity Date” means the U.S. Term Loan Maturity Date or the Sterling Term Loan Maturity Date, as applicable.

“Term Notes” means, collectively, the U.S. Term Notes and the Sterling Term Notes.

“Threshold Amount” means $50,000,000.

“Tranche” means, with respect to a Revolving Loan, its character as a Dollar Tranche Loan or an Alternative Currency Tranche Loan.

“Type” means, with respect to any Revolving Loan, U.S. Term Loan or Sterling Term Loan, its character as a Base Rate Loan or a Eurodollar Loan.

“UCP” means, with respect to any Letter of Credit, the “Uniform Customs and Practice for Documentary Credits”.

“Unconsolidated Affiliates” means an Affiliate of the Borrower whose financial statements are not required to be consolidated with the financial statements of the Borrower in accordance with GAAP.

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“Unencumbered Asset Value” means the sum of the following, without duplication: (a) the quotient of (1) Unencumbered Net Revenue for the prior fiscal quarter (for Real Property Assets owned for the prior four (4) fiscal quarters), minus the Unencumbered Net Revenue attributable to each Unencumbered Property sold or otherwise disposed of during such most recently ended quarter, minus the Unencumbered Net Revenue from any Unencumbered Property acquired during the prior four (4) fiscal quarter period, multiplied by four, divided by (2) the Capitalization Rate plus (b) the acquisition cost of each Unencumbered Property acquired during the prior four (4) fiscal quarter period plus (c) the book value of unencumbered Qualified Mortgage Loans; provided, that when calculating the Unencumbered Asset Value, (i) the aggregate occupancy of all Unencumbered Properties contributing to the Unencumbered Asset Value, reported as of the last day of the most recently ended fiscal quarter period of the Borrower, shall be at least 78% of in-service beds and (ii) the aggregate amount of Qualified Mortgage Loans attributable to second mortgages or second deeds of trust added pursuant to clause (c) of this definition shall not exceed $500,000,000.

“Unencumbered Net Revenue” means, for any period, Net Revenue from all Unencumbered Properties.

“Unencumbered Property” means, for any Real Property Asset, the following criteria:

(a)          to the best of Borrower’s knowledge, does not have any title, survey, environmental, condemnation or condemnation proceedings, or other defects that would give rise to a materially adverse effect as to the value, use of or ability to sell or finance such property;

(b)          (i) is not subject to a Negative Pledge or encumbered by a mortgage, deed of trust, lien, pledge, encumbrance or other security interest, in each case, to secure Funded Debt, other than the Braswell Indebtedness and (ii) each such Person directly or indirectly owning such Real Property Asset (other than a Credit Party) has not agreed to guaranty Indebtedness of another party or has become liable for any Indebtedness;

(c)          100% owned in fee simple absolute or with a leasehold interest or similar arrangement providing the right to occupy Real Property Asset pursuant to an Eligible Ground Lease, in either case, by the Borrower or a direct or indirect Subsidiary of the Borrower;

(d)          shall be located in the United States or shall be an International Unencumbered Property; provided, however, that International Unencumbered Properties may be included in the pool of Unencumbered Properties only to the extent that aggregate value of such properties does not exceed twenty percent (20%) of the total Unencumbered Asset Value;

(e)          is occupied or available for occupancy (subject to final tenant improvements);

(f)          is leased to a third party Tenant and operated by a third party operator;

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(g)          the Tenant at such facility is not delinquent sixty (60) days or more in rent payments.

“Unencumbered Property Certificate” means a certificate signed by a Responsible Officer of the Borrower in a form to be agreed upon between the Administrative Agent and the Borrower in their reasonable discretion.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Internal Revenue Code for the applicable plan year.

“United States” or “U.S.” means the United States of America.

“Unreimbursed Amount” has the meaning provided in Section 2.03(c)(i).

“U.S. Term Loan” has the meaning provided in Section 2.01(d)(i).

“U.S. Term Loan Commitment” means, with respect to each U.S. Term Loan Lender, the commitment of such U.S. Term Loan Lender to make its portion of the U.S. Term Loan to the Borrower pursuant to Section 2.01(d)(i), in the principal amount set forth opposite such U.S. Term Loan Lender’s name on Schedule 2.01; provided that, at any time after funding of a U.S. Term Loan, the determinations “Required Lender” shall also be based on the outstanding principal amount of the U.S. Term Loan. The aggregate principal amount of the U.S. Term Loan Commitments of all of the U.S. Term Loan Lenders as in effect on the Closing Date is Four Hundred Twenty-Five Million Dollars ($425,000,000).

“U.S. Term Loan Commitment Percentage” means, at any time, for each U.S. Term Loan Lender, the percentage of the U.S. Term Loan (or aggregate U.S. Term Loan Commitment, prior to the termination thereof) held by such U.S. Term Loan Lender to the aggregate U.S. Term Loan (or U.S. Term Loan Commitments) held by all U.S. Term Loan Lenders, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 10.07. The U.S. Term Loan Commitment Percentages as in effect on the Closing Date are set forth on Schedule 2.01.

“U.S. Term Loan Lenders” means a collective reference to the Lenders holding U.S. Term Loans.

“U.S. Term Loan Maturity Date” means May 25, 2022.

“U.S. Term Note” means the promissory note in the form of Exhibit B-2, if any, given to each U.S. Term Loan Lender to evidence the U.S. Term Loan of such U.S. Term Loan Lender, as amended, restated, replaced, modified, supplemented, extended, renewed or replaced.

“Wholly Owned” means, with respect to any direct or indirect Subsidiary of any Person, that 100% of the Capital Stock with ordinary voting power issued by such Subsidiary (other than directors’ qualifying shares and investments by foreign nationals mandated by applicable Law) is beneficially owned, directly or indirectly, by such Person.

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“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.02         Interpretive Provisions.

With reference to this Credit Agreement and each other Credit Document, unless otherwise provided herein or in such other Credit Document:

(a)          The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)          (i)          The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.

(ii)         Unless otherwise provided or required by context, Article, Section, Exhibit and Schedule references are to the Credit Document in which such reference appears.

(iii)        The term “including” is by way of example and not limitation.

(iv)        The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c)          In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(d)          Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Credit Agreement or any other Credit Document.

1.03         Accounting Terms.

(a)          All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Credit Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements except as otherwise specifically prescribed herein.

(b)          The Borrower will provide a written summary of material changes in GAAP or in the consistent application thereof with each annual and quarterly Compliance Certificate delivered in accordance with Section 6.02(a). If at any time any change in GAAP or in the consistent application thereof would affect the computation of any

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financial ratio or requirement set forth in any Credit Document, and either the Borrower or the Required Lenders shall object in writing to determining compliance based on such change, then such computations shall continue to be made on a basis consistent with the most recent financial statements delivered pursuant to Section 6.01(a) or (b) as to which no such objection has been made.

(c)          Determinations of the calculation of and compliance with the financial covenants set forth in Section 6.12(d) and (g) hereunder shall be made on a Pro Forma Basis.

1.04         Rounding.

Any financial ratios required to be maintained by the Borrower pursuant to this Credit Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05         References to Agreements and Laws.

Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Credit Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Credit Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

1.06         Times of Day; Rates.

Unless otherwise provided, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto.

1.07         Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

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1.08       Exchange Rates; Currency Equivalents.

(a)          The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Extension of Credits and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Credit Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Credit Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.

(b)          Wherever in this Credit Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurodollar Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurodollar Loan is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.

(c)          The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto.

1.09       Additional Alternative Currencies.

(a)          The Borrower may from time to time request that Eurodollar Loans be made in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurodollar Loans, such request shall be subject to the approval of the Administrative Agent and the Lenders affected thereby.

(b)          Any such request shall be made to the Administrative Agent not later than 11:00 a.m., twenty (20) Business Days prior to the date of the desired Extension of Credit (or such other time or date as may be agreed by the Administrative Agent in its sole discretion). In the case of any such request pertaining to Eurodollar Loans, the Administrative Agent shall promptly notify each Lender thereof. Each Lender (in the case of any such request pertaining to Eurodollar Loans) shall notify the Administrative Agent, not later than 11:00 a.m., ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurodollar Loans in such requested currency.

(c)          Any failure by a Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender to permit Eurodollar Loans to be made in such requested currency. If the Administrative Agent and all the Lenders consent to making Eurodollar Loans in such requested currency, the Administrative

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Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Eurodollar Loans. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.09, the Administrative Agent shall promptly so notify the Borrower.

1.10      Change of Currency.

(a)          Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Credit Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b)          Each provision of this Credit Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)          Each provision of this Credit Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

Article II

COMMITMENTS AND EXTENSION OF CREDITS

2.01       Commitments.

Subject to the terms and conditions set forth herein:

(a)            Revolving Loans.

(i)          Dollar Tranche Loans. During the Revolving Commitment Period, each Dollar Tranche Lender severally agrees to make revolving credit loans (the “Dollar Tranche Loans”) to the Borrower in Dollars on any Business Day; provided, that after giving effect to any such Dollar Tranche Loan, (i) with regard to the Revolving Lenders collectively, the aggregate Outstanding Amount of Revolving Obligations shall not exceed the aggregate Revolving Committed Amount (as such amount may be increased or decreased in accordance with the provisions hereof), (ii) with regard to the Dollar Tranche Lenders collectively, the

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aggregate Outstanding Amount of Dollar Tranche Obligations shall not exceed the Aggregate Dollar Tranche Commitments, (iii) with regard to each Dollar Tranche Lender individually, such Dollar Tranche Lender’s Dollar Tranche Commitment Percentage of Dollar Tranche Obligations shall not exceed its respective Dollar Tranche Committed Amount and (iv) with regard to each Revolving Lender individually, such Revolving Lender’s Revolving Commitment Percentage of the Revolving Obligations shall not exceed such Revolving Lender’s Revolving Committed Amount. Dollar Tranche Loans may consist of Base Rate Loans, Eurodollar Loans, or a combination thereof, as provided herein, and may be repaid and reborrowed in accordance with the provisions hereof.

(ii)         Alternative Currency Tranche Loans. During the Revolving Commitment Period, each Alternative Currency Tranche Lender severally agrees to make Revolving Loans (the “Alternative Currency Tranche Loans”) to the Borrower in Dollars or in one or more Alternative Currencies on any Business Day; provided that after giving effect to any such Alternative Currency Tranche Loan, (i) with regard to the Revolving Lenders collectively, the aggregate Outstanding Amount of Revolving Obligations shall not exceed the aggregate Revolving Committed Amount (as such amount may be increased or decreased in accordance with the provisions hereof), (ii) with regard to the Alternative Currency Tranche Lenders collectively, the aggregate Outstanding Amount of Alternative Currency Tranche Obligations shall not exceed the Aggregate Alternative Currency Tranche Commitments, (iii) with regard to each Alternative Currency Tranche Lender individually, such Alternative Currency Tranche Lender’s Alternative Currency Tranche Commitment Percentage of Alternative Currency Tranche Obligations shall not exceed its respective Alternative Currency Tranche Committed Amount, (iv) with regard to each Revolving Lender individually, such Revolving Lender’s Revolving Commitment Percentage of the Revolving Obligations shall not exceed such Revolving Lender’s Revolving Committed Amount, and (v) the Outstanding Amount of Alternative Currency Tranche Loans shall not exceed the Alternative Currency Sublimit. Alternative Currency Tranche Loans may consist of Base Rate Loans, Eurodollar Loans, or a combination thereof, as provided herein, and may be repaid and reborrowed in accordance with the provisions hereof.

(b)          Letters of Credit. During the Revolving Commitment Period, (i) the L/C Issuer, in reliance upon the commitments of the Dollar Tranche Lenders set forth herein, agrees (A) to issue Letters of Credit denominated in Dollars for the account of Borrower on any Business Day, (B) to amend or extend Letters of Credit previously issued hereunder, and (C) to honor drafts under Letters of Credit; and (ii) the Dollar Tranche Lenders severally agree to purchase from the L/C Issuer a participation interest in the Letters of Credit issued hereunder in an amount equal to such Dollar Tranche Lender’s Revolving Commitment Percentage thereof; provided, that (i) the aggregate principal amount of L/C Obligations shall not exceed an amount equal to the lesser of (A) TWENTY-FIVE MILLION DOLLARS ($25,000,000) and (B) the undrawn portion of the Aggregate Dollar Tranche Commitments (as such amount may be adjusted in accordance with the provisions hereof, the “L/C Committed Amount”), (ii) with regard to

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the Dollar Tranche Lenders collectively, the aggregate Outstanding Amount of Dollar Tranche Obligations shall not exceed the Aggregate Dollar Tranche Commitments and (iii) with regard to each Dollar Tranche Lender individually, such Dollar Tranche Lender’s Dollar Tranche Commitment Percentage of Dollar Tranche Obligations shall not exceed its respective Dollar Tranche Committed Amount. Subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(c)          Swing Line Loans. During the Revolving Commitment Period, the Swing Line Lender may, in its discretion and in reliance upon the agreements of the other Dollar Tranche Lenders set forth in this Section 2.01(c) and Section 2.04, make revolving credit loans (the “Swing Line Loans”) to the Borrower in Dollars on any Business Day; provided, that (i) the aggregate Outstanding Amount of Swing Line Loans shall not exceed an amount equal to the lesser of (A) ONE HUNDRED TWENTY-FIVE MILLION DOLLARS ($125,000,000) and (B) the undrawn portion of the Aggregate Dollar Tranche Commitments (as such amount may be adjusted in accordance with the provisions hereof, the “Swing Line Committed Amount”), (ii) with respect to the Dollar Tranche Lenders collectively, the aggregate Outstanding Amount of Dollar Tranche Obligations shall not exceed the Aggregate Dollar Tranche Commitments and (iii) the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Swing Line Loans shall be Daily Floating Eurodollar Rate Loans, and may be repaid and reborrowed in accordance with the provisions hereof. Immediately upon the making of a Swing Line Loan, each Dollar Tranche Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a participation interest in such Swing Line Loan in an amount equal to the product of such Dollar Tranche Lender’s Dollar Tranche Commitment Percentage thereof. No Swing Line Loan shall remain outstanding for longer than five (5) Business Days. Notwithstanding anything herein to the contrary, the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if any Dollar Tranche Lender is at that time a Defaulting Lender, unless the Swing Line Lender has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Swing Line Lender (in its sole discretion) with the Borrower or such Defaulting Lender to eliminate the Swing Line Lender’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Swing Line Loan then proposed to be made or all Swing Line Loans as to which the Swing Line Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion. The Swing Line Lender shall promptly notify the Borrower if it has suspended the availability of Swing Line Loans.

(d)          Term Loans.

(i)          Each U.S. Term Loan Lender severally agrees to make term loans (each a “U.S. Term Loan”) to the Borrower in Dollars on the Closing Date; provided, that after giving effect to any such U.S. Term Loan, (i) with regard to the U.S. Term Loan Lenders collectively, the aggregate outstanding principal amount of U.S. Term Loans shall not exceed FOUR HUNDRED TWENTY-

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FIVE MILLION DOLLARS ($425,000,000), and (ii) with regard to each U.S. Term Loan Lender individually, such U.S. Term Loan Lender’s U.S. Term Loan Commitment Percentage of outstanding U.S. Term Loans shall not exceed its respective U.S. Term Loan Commitment.

(ii)         (A)         Each Sterling Term Loan Lender severally agrees to make term loans (each a “Sterling Term Loan”) to the Borrower in British Pound Sterling on any Business Day during the Sterling Term Loan Availability Period; provided, that after giving effect to any such Sterling Term Loan, (i) with regard to the Sterling Term Loan Lenders collectively, the aggregate outstanding principal amount of Sterling Term Loans shall not exceed ONE HUNDRED MILLION BRITISH POUND STERLING (£100,000,000), and (ii) with regard to each Sterling Term Loan Lender individually, such Sterling Term Loan Lender’s Sterling Term Loan Commitment Percentage of outstanding Sterling Term Loans shall not exceed its respective Sterling Term Loan Commitment.

(B)         The Borrower may elect to borrow less than the maximum amount of the Sterling Term Loan Commitment and shall be permitted no more than two (2) separate draws of funds under the Sterling Term Loan Commitment; provided, that each such draw shall occur during the Sterling Term Loan Availability Period; provided, further, that if the Borrower does not elect to draw the full amount of the Sterling Term Commitment on or before the date that is thirty (30) days following the Closing Date, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Sterling Term Loan Lenders, the Sterling Term Loan Unused Fee. Any undrawn amounts under the Sterling Term Loan Commitment will expire on the Sterling Term Loan Funding Termination Date.

(iii)        Term Loans may consist of Base Rate Loans, Eurodollar Loans, or a combination thereof, as provided herein. Term Loans may be repaid in whole or in part at any time but amounts repaid on the Term Loan may not be reborrowed.

(e)          Increases in Revolving Commitments; Addition of Incremental Term Loan Facilities. The Borrower shall have the right, upon at least five (5) Business Days’ prior written notice to the Administrative Agent, to increase the Aggregate Revolving Commitments (each such increase, an “Incremental Revolving Increase”) or to add one or more tranches of term loans (each an “Incremental Term Loan Facility”; each Incremental Term Loan Facility and each Incremental Revolving Increase are collectively referred to as “Incremental Facilities”) to an aggregate Outstanding Amount of Loans and the aggregate available undrawn Revolving Commitments (including the aggregate amount of each Revolving Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans) of not more than TWO BILLION FIVE HUNDRED MILLION DOLLARS ($2,500,000,000), provided that

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(i)         no Default or Event of Default shall exist on the effective date of any Incremental Facility or would exist after giving effect to any such Incremental Facility;

(ii)        no existing Lender shall be under any obligation to provide any commitment to an Incremental Facility (an “Incremental Facility Commitment”) and any such decision whether to provide an Incremental Facility Commitment shall be in such Lender’s sole and absolute discretion;

(iii)       each Incremental Facility Commitment shall be in a minimum principal amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof (or such lesser amounts as the Administrative Agent and the Borrower may agree);

(iv)      each Person providing an Incremental Facility Commitment shall qualify as an Eligible Assignee;

(v)       the Borrower shall deliver to the Administrative Agent:

(A)         a certificate of each Credit Party dated as of the date of such increase signed by a Responsible Officer of such Credit Party certifying and attaching resolutions adopted by the board of directors or equivalent governing body of such Credit Party approving such Incremental Facility;

(B)         a certificate of the Borrower dated as of the effective date of such Incremental Facility signed by a Responsible Officer of the Borrower certifying that, before and after giving effect to such Incremental Facility, (I) the representations and warranties of each Credit Party contained in Article V or any other Credit Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and (II) no Default or Event of Default exists;

(C)         any new or amended and restated Notes (to the extent requested by the Lenders) to reflect such Incremental Facilities;

(D)         opinions of legal counsel to the Credit Parties, addressed to the Administrative Agent and each Lender (including each Person providing an Incremental Facility Commitment), dated as of the effective date of such Incremental Facility, in form and substance reasonably satisfactory to the Administrative Agent; and

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(E)         all fees required under any engagement letter due in connection with the syndication of the commitments to fund such Incremental Facility by the Arranger;

(vi)       the Administrative Agent shall have received documentation from each Person providing an Incremental Facility Commitment evidencing its Incremental Facility Commitment and its obligations under this Agreement in form and substance reasonably acceptable to the Administrative Agent, including, without limitation a Lender Joinder Agreement substantially in the form of Exhibit F attached hereto or other arrangement reasonably acceptable to the Administrative Agent;

(vii)      in the case of any Incremental Revolving Increase with respect to the Aggregate Revolving Commitments, (A) if any Revolving Loans are outstanding on the date of such increase, (I) each Lender providing such Incremental Revolving Increase shall make Revolving Loans, the proceeds of which shall be applied by the Administrative Agent to prepay the Revolving Loans of the existing Revolving Lenders, in an amount necessary such that after giving effect thereto the outstanding Revolving Loans are held ratably among all the Revolving Lenders and (II) the Borrower shall pay an amount required pursuant to Section 3.05 as a result of any such prepayment of Revolving Loans of existing Revolving Lenders and (B) such Incremental Revolving Increase shall be on the exact same terms and pursuant to the exact same documentation applicable to such existing Revolving Loans; and

(viii)     in the case of an Incremental Term Loan Facility and subject to the requirements of clauses (e)(i) through (vii) above, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may, from time to time, request an increase to the Term Loan Commitments, or one or more additional term loan tranches.  At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders).

The Incremental Facility Commitments and credit extensions thereunder shall constitute Commitments and Obligations under, and shall be entitled to all the benefits afforded by, this Credit Agreement and the other Credit Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guaranty.

(f)          If any amendment to this Credit Agreement is required to give effect to any addition of Incremental Facilities pursuant to and in accordance with Section 2.01(e), then such amendment shall be effective if executed by the Credit Parties, each Lender providing such Incremental Facility Commitment and the Administrative Agent (each such amendment is a “Commitment Increase Amendment”).

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2.02        Borrowings, Conversions and Continuations.

(a)          Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (i) telephone or (ii) a Loan Notice. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three (3) Business Days prior to the requested date of any Borrowings of, conversion to or continuation of Eurodollar Loans denominated in Dollars or of any conversion of Eurodollar Loans denominated in Dollars to Base Rate Loans, (ii) four (4) Business Days (or five (5) Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurodollar Loans denominated in Alternative Currencies, and (iii) on the requested date of any Borrowing, conversion or continuation of Base Rate Loans. Each telephonic notice pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing, conversion or continuation shall be in a principal amount of (i) with respect to Eurodollar Loans, $1,000,000 or a whole multiple of $1,000,000 in excess thereof or (ii) with respect to Base Rate Loans, $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the applicable request is with respect to Revolving Loans, U.S. Term Loans or Sterling Term Loans, (ii) whether such request is for a Borrowing, conversion, or continuation, (iii) the requested date of such Borrowing, conversion or continuation (which shall be a Business Day), (iv) the principal amount of Loans to be borrowed, converted or continued, (v) the Type of Loans to be borrowed, converted or continued, (vi) if applicable, the duration of the Interest Period with respect thereto and (vii) if the applicable request is with respect to a Revolving Loan, the Tranche and the currency of the Loans to be borrowed. If the Borrower requests a Revolving Loan but fails to specify a Tranche in any Loan Notice, then the applicable Loans shall be made as Dollar Tranche Loans if the request specifies Dollars (or does not specify a currency), and as Alternative Currency Tranche Loans if the request specifies an Alternative Currency or if no unused Dollar Tranche Commitments exist. If the Borrower fails to specify a currency in a Loan Notice requesting a Borrowing, then the Loans so requested shall be made in Dollars. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Loans denominated in an Alternative Currency, such Loans shall be continued as Eurodollar Loans in their original currency with an Interest Period of one month. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Loans in any Loan Notice, but fails to specify an Interest Period, the Interest Period will be deemed to be one month. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be repaid in the original currency of such Loan and reborrowed in the other currency.

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(b)          Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender, as applicable, of the amount of and currency of its Dollar Tranche Commitment Percentage, Alternative Currency Tranche Commitment Percentage, U.S. Term Loan Commitment Percentage or Sterling Term Loan Commitment Percentage of the applicable Loans, as the case may be, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender, as applicable, of the details of any automatic conversion to Base Rate Loans or continuation of Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection. In the case of a Borrowing, each Lender, as applicable, shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 2:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan in an Alternative Currency, in each case, on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Extension of Credit, Section 4.01), the Administrative Agent shall make all funds so received available to the party referenced in the applicable Loan Notice in like funds as received by the Administrative Agent either by (i) crediting the account of the applicable party on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Loan Notice with respect to such Borrowing denominated in Dollars is given by the Borrower, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the party identified in the applicable Loan Notice as provided above.

(c)          Except as otherwise provided herein, without the consent of the Required Lenders, (i) a Eurodollar Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Loan and (ii) any conversion into, or continuation as, a Eurodollar Loan may be made only if the conditions to Extension of Credits in Section 4.02 have been satisfied. During the existence of a Default or Event of Default, (i) no Loan may be requested as, converted to or continued as a Eurodollar Loan (whether in Dollars or any Alternative Currency) if the Required Lenders shall have prohibited the same in writing to the Administrative Agent and (ii) at the request of the Required Lenders, any outstanding Eurodollar Loans denominated in an Alternative Currency shall be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

(d)          The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

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(e)          After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect with respect to Loans.

2.03        Additional Provisions with respect to Letters of Credit.

(a)           Obligation to Issue or Amend.

(i)        The L/C Issuer shall not issue any Letter of Credit if:

(A)         the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer; or

(B)         such Letter of Credit is in an initial amount less than $50,000, is to be denominated in a currency other than Dollars or is not a standby letter of credit.

(ii)       The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A)         any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense that was not applicable on the Closing Date and that the L/C Issuer in good faith deems material to it;

(B)         the expiry date of such requested Letter of Credit would occur more than twelve (12) months after the date of issuance or last renewal, unless the Required Dollar Tranche Lenders have approved such expiry date;

(C)         the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Dollar Tranche Lenders have approved such expiry date;

(D)         one or more applicable conditions contained in Section 4.02 shall not then be satisfied and the L/C Issuer shall have received written notice thereof from any Dollar Tranche Lender or any Credit Party at least one Business Day prior to the requested date of issuance of such Letter of Credit;

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(E)         any Dollar Tranche Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Dollar Tranche Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(F)         the Dollar Tranche Commitments have been terminated pursuant to Article VIII.

(iii)      The L/C Issuer shall be under no obligation to amend any Letter of Credit if:

(A)         the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof; or

(B)         the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(iv)      The L/C Issuer shall not amend any Letter of Credit if:

(A)         one or more applicable conditions contained in Section 4.02 shall not then be satisfied and the L/C Issuer shall have received written notice thereof from any Dollar Tranche Lender or any Credit Party at least one Business Day prior to the requested date of amendment of such Letter of Credit; or

(B)         the Dollar Tranche Commitments have been terminated pursuant to Article VIII.

(b)            Procedures for Issuance and Amendment.

(i)          Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of

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amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

(ii)         Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Person or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Dollar Tranche Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Dollar Tranche Lender’s Dollar Tranche Commitment Percentage of such Letter of Credit.

(iii)        Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)            Drawings and Reimbursements; Funding of Participations.

(i)          Upon any drawing under any Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Dollar Tranche Lender of the

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Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Dollar Tranche Lender’s Dollar Tranche Commitment Percentage thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, the amount of the unutilized portion of the Aggregate Dollar Tranche Commitments or the conditions set forth in Section 4.02. Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided, that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)         Each Dollar Tranche Lender (including the Dollar Tranche Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Dollar Tranche Commitment Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Dollar Tranche Lender that so makes funds available shall be deemed to have made a Dollar Tranche Loan that is a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii)        With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans for any reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Dollar Tranche Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Dollar Tranche Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)        Until each Dollar Tranche Lender funds its Dollar Tranche Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Dollar Tranche Lender’s Dollar Tranche Commitment Percentage of such amount shall be solely for the account of the L/C Issuer.

(v)         Each Dollar Tranche Lender’s obligation to make Dollar Tranche Loans to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right that such Dollar Tranche Lender may have against the L/C Issuer, the Credit Parties or any other Person for any reason

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whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing.  Each Dollar Tranche Lender’s obligation to make Dollar Tranche Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrowers of a Loan Notice).  Each Dollar Tranche Lender’s obligation to make L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right that such Dollar Tranche Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, (C) non-compliance with the conditions set forth in Section 4.02, or (D) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)        If any Dollar Tranche Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Dollar Tranche Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Dollar Tranche Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Overnight Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Dollar Tranche Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)            Repayment of Participations.

(i)          At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Dollar Tranche Lender such Dollar Tranche Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from a Credit Party or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Dollar Tranche Lender its Dollar Tranche Commitment Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Dollar Tranche Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

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(ii)         If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Dollar Tranche Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Dollar Tranche Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Dollar Tranche Lender, at a rate per annum equal to the Overnight Rate from time to time in effect.

(e)           Obligations Absolute. The obligations of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances, including the following:

(i)          any lack of validity or enforceability of such Letter of Credit, this Credit Agreement, any other Credit Document or any other agreement or instrument relating thereto;

(ii)         the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Credit Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)        any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)        any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)         any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower;

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(vi)        waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrower; or

(vii)       honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)          Role of L/C Issuer. Each Dollar Tranche Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the correspondents, participants or assignees of the L/C Issuer shall be liable to any Dollar Tranche Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders or the Required Revolving Lenders or the Required Dollar Tranche Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the

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beneficiary via the Society for Worldwide Interbank Financial Telecommunication message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g)          [Reserved].

(h)          Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrower for, and the L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any Laws, order or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or the UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law and Practice, whether or not any Letter of Credit chooses such law or practice.

(i)          Letter of Credit Fees. The Borrower shall pay Letter of Credit fees as set forth in Section 2.09.

(j)          Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

2.04        Additional Provisions with respect to Swing Line Loans.

(a)          Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (i) telephone or (ii) a Loan Notice. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (A) the amount to be borrowed, which shall be a minimum of $100,000, and (B) the requested borrowing date, which shall be a Business Day. Each telephonic notice pursuant to this Section 2.04(a) must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Dollar Tranche Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (1) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in this Article II, or (2) that one or more of the

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applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Loan Notice, make the amount of its Swing Line Loan available to the Borrower by crediting the account of the Borrower on the books of the Swing Line Lender in Same Day Funds.

(b)            Refinancing.

(i)          The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Dollar Tranche Lender make a Dollar Tranche Loan that is a Base Rate Loan in an amount equal to such Dollar Tranche Lender’s Dollar Tranche Commitment Percentage of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, the unutilized portion of the Dollar Tranche Commitments or the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Dollar Tranche Lender shall make an amount equal to its Dollar Tranche Commitment Percentage of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar denominated payments not later than 2:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(b)(ii), each Dollar Tranche Lender that so makes funds available shall be deemed to have made a Dollar Tranche Loan that is a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)         If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing of Dollar Tranche Loans in accordance with Section 2.04(b)(i), the request for Dollar Tranche Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Dollar Tranche Lenders fund its risk participation in the relevant Swing Line Loan and each Dollar Tranche Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(b)(i) shall be deemed payment in respect of such participation.

(iii)        If any Dollar Tranche Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Dollar Tranche Lender pursuant to the foregoing provisions of this Section 2.04(b) by the time specified in Section 2.04(b)(i), the Swing Line Lender shall be entitled to recover from such Dollar Tranche Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which

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such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Overnight Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Dollar Tranche Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)        Each Dollar Tranche Lender’s obligation to make Dollar Tranche Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(b) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right that such Dollar Tranche Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, (C) non-compliance with the conditions set forth in Section 4.02, or (D) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such purchase or funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(c)            Repayment of Participations.

(i)          At any time after any Dollar Tranche Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Dollar Tranche Lender its Dollar Tranche Commitment Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Dollar Tranche Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii)         If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Dollar Tranche Lender shall pay to the Swing Line Lender its Dollar Tranche Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

(d)           Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower (by delivery of an invoice or other notice to the Borrower) for interest on the Swing Line Loans. Until each Dollar Tranche Lender funds its Dollar Tranche Loan or risk participation pursuant to this Section 2.04 to refinance such Dollar Tranche Lender’s Dollar Tranche Commitment Percentage of any Swing Line Loan, interest in respect thereof shall be solely for the account of the Swing Line Lender.

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(e)          Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05        Repayment of Loans.

(a)          Revolving Loans. The Borrower shall repay to the Revolving Lenders on the Revolving Loan Maturity Date the aggregate principal amount of Revolving Loans outstanding on such date.

(b)          Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earliest to occur of (i) the date five (5) Business Days after such Loan is made and (ii) the Revolving Loan Maturity Date.

(c)          U.S. Term Loans. The Borrower shall repay to the U.S. Term Loan Lenders on the U.S. Term Loan Maturity Date the aggregate principal amount of U.S. Term Loans outstanding on such date.

(d)          Sterling Term Loans. The Borrower shall repay to the Sterling Term Loan Lenders on the Sterling Term Loan Maturity Date the aggregate principal amount of Sterling Term Loans outstanding on such date.

2.06        Prepayments.

(a)          Voluntary Prepayments. The Loans may be repaid in whole or in part without premium or penalty (except, in the case of Loans other than Base Rate Loans, amounts payable pursuant to Section 3.05); provided, that (i) notice thereof must be in form acceptable to the Administrative Agent and be received by 11:00 a.m. by the Administrative Agent (A) at least three (3) Business Days prior to the date of prepayment of Eurodollar Loans denominated in Dollars, (B) at least four (4) Business Days (or five, in the case of prepayment of Eurodollar Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurodollar Loans denominated in Alternative Currencies, and (C) on the Business Day prior to the date of prepayment of Base Rate Loans, (ii) any such prepayment of Eurodollar Loans denominated in Dollars shall be in a minimum principal amount of $1,000,000 and integral multiples of $1,000,000 in excess thereof (iii) any prepayment of Eurodollar Loans denominated in Alternative Currencies shall be in a minimum principal amount of the Dollar Equivalent of $3,000,000 or a whole multiple of the Dollar Equivalent of $1,000,000 in excess thereof and (iv) in the case of Base Rate Loans, a minimum principal amount of $500,000 and integral multiples of $100,000 in excess thereof, or, in each case, the entire principal amount thereof, if less. Each such notice of voluntary repayment hereunder shall be irrevocable and shall specify the date and amount of prepayment and the Loans and Types of Loans which are to be prepaid. The Administrative Agent will give prompt notice to the applicable Lenders of any prepayment on the Loans and the Lender’s interest therein. Prepayments of Eurodollar Loans hereunder shall be accompanied by accrued interest thereon and breakage amounts, if any, under Section 3.05.

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(b)            Mandatory Prepayments. If at any time (A) the Outstanding Amount of Revolving Obligations shall exceed the aggregate Revolving Committed Amount, (B) the Outstanding Amount of L/C Obligations shall exceed the L/C Committed Amount, (C) the Outstanding Amount of Swing Line Loans shall exceed the Swing Line Committed Amount, or (D) the Outstanding Amount of all Revolving Loans denominated in Alternative Currencies at any time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, immediate prepayment (or in the case of Revolving Loans Denominated in Alternative Currencies, within five (5) Business Days) will be made on the Revolving Loans, Swing Line Loans and/or to provide Cash Collateral to the L/C Obligations in an amount equal to such excess; provided, however, that Cash Collateral will not be provided to the L/C Obligations hereunder until the Revolving Loans and Swing Line Loans have been paid in full.

(c)            Application. Within each Loan, prepayments will be applied first to Base Rate Loans, then to Eurodollar Loans in direct order of Interest Period maturities. In addition:

(i)          Voluntary Prepayments. Voluntary prepayments shall be applied as specified by the Borrower. Voluntary prepayments on the Revolving Obligations and on the Term Loans will be paid by the Administrative Agent to the Revolving Lenders and the Term Loan Lenders, as the case may be, ratably in accordance with their respective interests therein.

(ii)         Mandatory Prepayments. Mandatory prepayments on the Revolving Obligations will be paid by the Administrative Agent to the applicable Revolving Lenders ratably in accordance with their respective interests therein; provided, that mandatory prepayments in respect of the Revolving Commitments under subsection (b) above shall be applied to the respective Revolving Obligations as appropriate.

2.07        Termination or Reduction of Commitments.

The Revolving Commitments and the Sterling Term Loan Commitments hereunder may be permanently reduced in whole or in part by notice from the Borrower to the Administrative Agent; provided, that (i) any such notice thereof must be received by 11:00 a.m. at least five (5) Business Days prior to the date of reduction or termination and any such prepayment shall be in a minimum principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof; (ii) the Revolving Commitments may not be reduced to an amount less than the Revolving Obligations then outstanding; and (iii) if, after giving effect to any reduction of the Revolving Commitments, the Alternative Currency Sublimit, the L/C Committed Amount or the Swing Line Committed Amount exceeds the amount of the applicable Revolving Commitments, such sublimit or committed amount shall be automatically reduced by the amount of such excess. The Administrative Agent will give prompt notice to the Lenders, as the case may be, of any such reduction in Revolving Commitments and/or the Sterling Term Loan Commitments, the Alternative Currency Sublimit, the L/C Committed Amount and/or the Swing Line Committed Amount. Any reduction of the Revolving Commitments and/or Sterling Term Loan Commitments shall be applied to the respective Revolving Commitment of each such Revolving

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Lender according to its Revolving Commitment Percentage and/or Sterling Term Loan Commitment Percentage thereof. All commitment or other fees accrued until the effective date of any termination of the Commitments shall be paid on the effective date of such termination.

2.08        Interest.

(a)          Subject to the provisions of subsection (b) below, (i) each Eurodollar Loan (other than Swing Line Loans) shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Loan that is a Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Daily Floating Eurodollar Rate plus the Applicable Rate for Revolving Loans which are Eurodollar Loans.

(b)          If any amount payable by the Borrower under any Credit Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Furthermore, upon the written request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)          Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09        Fees.

(a)          Sterling Term Loan Unused Fee. In the event the Borrower does not elect to draw the full amount of the Sterling Term Commitment on or before the date that is thirty (30) days following the Closing Date, the Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Sterling Term Loan Lenders, a delayed draw unused fee on any undrawn amount of the Sterling Term Loans (the “Sterling Term Loan Unused Fee”) in an amount equal to (a) the then applicable Facility Fee rate set forth in the definition of “Applicable Rate” multiplied by (b) the amount by which the Sterling Term Loan Commitments exceed the sum of the Outstanding Amount of Sterling Term Loans as of the beginning of such day. The Sterling Term Loan Unused Fee shall be calculated and accrue on a pro rata basis commencing on the date that is thirty (30) days from and after the Closing Date through the Sterling Term Loan Funding

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Termination Date, and shall be payable on the Sterling Term Loan Funding Termination Date; provided, that, pursuant to Section 2.15(a)(iii), (i) no Sterling Term Loan Unused Fee shall accrue on the Sterling Term Loan Commitment of a Defaulting Lender so long as such Sterling Term Loan Lender shall be a Defaulting Lender and (ii) any Sterling Term Loan Unused Fee accrued with respect to the Sterling Term Loan Commitment of a Defaulting Lender during the period prior to the time such Sterling Term Loan Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Sterling Term Loan Lender shall be a Defaulting Lender. The Administrative Agent shall distribute the Sterling Term Loan Fee to the Sterling Term Loan Lenders pro rata in accordance with the respective Sterling Term Loan Commitments of the Sterling Term Loan Lenders.

(b)            Facility Fee. From and after the Closing Date, the Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Revolving Lenders, a facility fee at a per annum rate equal to the Applicable Rate times the actual daily amount of the aggregate Revolving Committed Amount (as such amount may be reduced pursuant to Section 2.07 above), regardless of usage, or, if the Aggregate Revolving Commitments have terminated, on the outstanding amount of all Revolving Loans, Swing Line Loans and L/C Obligations, (the “Facility Fee” and collectively, for all the Revolving Lenders, the “Facility Fees”). To the extent applicable, the Facility Fee shall accrue at all times during the Revolving Commitment Period (and thereafter so long as Revolving Obligations shall remain outstanding), including periods during which the conditions to Extensions of Credit in Section 4.02 may not be met, and shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Revolving Loan Maturity Date (and, if applicable, thereafter on demand); provided, that, pursuant to Section 2.15(a)(iii), (i) no Facility Fee shall accrue on the Revolving Commitment of a Defaulting Lender so long as such Revolving Lender shall be a Defaulting Lender and (ii) any Facility Fee accrued with respect to the Revolving Commitment of a Defaulting Lender during the period prior to the time such Revolving Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Revolving Lender shall be a Defaulting Lender. The Administrative Agent shall distribute the Facility Fee to the Revolving Lenders pro rata in accordance with the respective Revolving Commitments of the Revolving Lenders.

(c)            Upfront and Other Fees. The Borrower agrees to pay to the Administrative Agent for the benefit of the Lenders the upfront and other fees in Dollars provided in the Engagement Letter.

(d)            Letter of Credit Fees.

(i)          Letter of Credit Fee. In consideration of the L/C Commitment hereunder, the Borrower agrees to pay, in Dollars, to the Administrative Agent for the ratable benefit of each Dollar Tranche Lender in accordance with its Dollar Tranche Commitment Percentage an annual fee (the “Letter of Credit Fee”) with respect to each Letter of Credit issued hereunder equal to (A) the Applicable Rate per annum multiplied by (B) the average daily maximum amount available to be

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drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letters of Credit) from the date of issuance to the date of expiration. The Letter of Credit Fee shall be computed on a quarterly basis in arrears and shall be payable quarterly in arrears on the first Business Day after the end of each March, June, September and December, commencing on the first such date to occur after the Closing Date, and on the Letter of Credit Expiration Date (and, if applicable, thereafter on demand); provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Dollar Tranche Lenders in accordance with the upward adjustments in their respective Dollar Tranche Commitment Percentage allocable to such Letter of Credit pursuant to Section 2.15(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account.

(ii)         L/C Issuer Fees. In addition to the Letter of Credit Fee, the Borrower agrees to pay to the L/C Issuer for its own account without sharing by the other Dollar Tranche Lenders (A) with the issuance of each such Letter of Credit, a fronting fee, in Dollars, of one eighth of one percent (0.125%) per annum on the maximum amount available to be drawn under Letters of Credit issued by it from the date of issuance to the date of expiration, and (B) upon the issuance, amendment, negotiation, transfer and/or conversion of any Letters of Credit or any other action or circumstance requiring administrative action on the part of the L/C Issuer with respect thereto, customary charges, in Dollars, of the L/C Issuer with respect thereto (collectively, the “L/C Issuer Fees”).

(e)            Administrative Agent’s Fees. The Borrower agrees to pay the Administrative Agent such fees, in Dollars, as provided in the Engagement Letter or as may be otherwise agreed by the Administrative Agent and the Borrower from time to time.

(f)            Other Fees.

(i)          The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees, in Dollars, in the amounts and at the times specified in the Engagement Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)         The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

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2.10       Computation of Interest and Fees.

All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year) or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided, that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day.

2.11        Payments Generally.

(a)          All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal and interest on Loans denominated in an Alternative Currency, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Credit Agreement be made in the United States. If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, the Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Dollar Tranche Commitment Percentage, Alternative Currency Tranche Commitment Percentage, U.S. Term Loan Commitment Percentage or Sterling Term Loan Commitment Percentage, as applicable (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m. in the case of payments in Dollars or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency shall, in each case, shall be deemed received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)          Subject to the definition of “Interest Period,” if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be

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made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c)          Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date (or in the case of any Base Rate Loan, prior to 12:00 (Noon) on the date of such Borrowing) any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

(i)          if the Borrower fails to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the Overnight Rate from time to time in effect; and

(ii)         if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Overnight Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights that the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

(d)          If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Extension of Credit set forth in Section 4.02 are not satisfied or waived in accordance with the terms hereof or for any

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other reason, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e)          The obligations of the Term Loan Lenders hereunder to make Term Loans, the Alternative Currency Tranche Lenders hereunder to make Alternative Currency Tranche Loans and of the Dollar Tranche Lenders hereunder to make Dollar Tranche Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, nor relieve Borrower from any obligations hereunder to the Lenders which fulfill such obligations and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f)          Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g)          If at any time insufficient funds are received by or are available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward costs and expenses (including Attorney Costs and amounts payable under Article III) incurred by the Administrative Agent and each Lender, (ii) second, toward repayment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward repayment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

2.12        Sharing of Payments.

If any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it (excluding any amounts applied by the Swing Line Lender to outstanding Swing Line Loans and excluding any amounts received by the L/C Issuer and/or Swing Line Lender to secure the obligations of a Defaulting Lender to fund risk participations hereunder), any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, but excluding any payments made to a Lender in error by the Administrative Agent (which such payments shall be returned by the Lender to the Administrative Agent immediately upon such Lender’s obtaining knowledge that such payment was made in error)) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that (i) if all or any portion of such excess payment is thereafter

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recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (A) the amount of such paying Lender’s required repayment to (B) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon and (ii) the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.14, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to any Credit Party or any Subsidiary thereof (as to which the provisions of this Section shall apply). The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Credit Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

2.13        Evidence of Debt.

(a)          The Extension of Credits made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Extension of Credits made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. The Borrower shall execute and deliver to the Administrative Agent a Note for each Lender, requesting a Note, which Note shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)          In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice

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accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.14        Cash Collateral.

(a)          Certain Credit Support Events. Upon the request of the Administrative Agent or the L/C Issuer (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the L/C Cash Collateralization Date, any L/C Obligation remains outstanding, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans in the amount of the then Outstanding Amount of all L/C Obligations (determined as of the date of such L/C Borrowing or the L/C Cash Collateralization Date, as the case may be) and to the extent of unavailability of Base Rate Loans, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. In the event that the Borrower is deemed to have requested a Borrowing of Base Rate Loans on the L/C Cash Collateralization Date, the Borrower hereby authorizes the L/C Issuer and the Administrative Agent to deposit the proceeds of such borrowing directly into a deposit account with the Administrative Agent in order the Cash Collateralize the L/C Obligations. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the L/C Issuer or the Swing Line Lender, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b)          Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrower, and to the extent provided by any Revolving Lender, such Revolving Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Revolving Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c)          Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.04, 2.06, 2.15 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held

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and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d)          Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Dollar Tranche Lender (or, as appropriate, its assignee following compliance with Section 11.07(b))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Credit Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.14 may be otherwise applied in accordance with Section 8.03), and (y) the Person providing Cash Collateral and the L/C Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.15        Defaulting Lenders.

(a)            Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)          Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders”, “Required Revolving Lenders” and “Required Dollar Tranche Lenders” and Section 10.01.

(ii)         Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.09 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, in the case of a Defaulting Lender that is a Revolving Lender, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, in the case of a Defaulting Lender that is a Dollar Tranche Lender, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this

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Agreement, as determined by the Administrative Agent; fifth, in the case of a Defaulting Lender that is a Dollar Tranche Lender, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)       Certain Fees.

(A)         Each Defaulting Lender shall not be entitled to receive fees payable under Section 2.09(a) or (b) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to each such Defaulting Lender).

(B)         Each Defaulting Lender that is a Dollar Tranche Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.

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(C)         With respect to any fee payable under Section 2.09 or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that is a Dollar Tranche Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)        Reallocation of Applicable Percentages to Reduce Fronting Exposure. In the case of a Defaulting Lender that is a Dollar Tranche Lender, all or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders that are Dollar Tranche Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the Applicable Percentage of Dollar Tranche Obligations of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Dollar Tranche Commitment. Subject to Section 10.26, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)         Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.14.

(b)          Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swing Line Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine

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to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Dollar Tranche Commitment Percentages (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.16        Extension of Revolving Loan Maturity Date.

(a)            Requests for Extension. The Borrower may, at its option, but no more than two (2) times, by notice to the Administrative Agent (who shall promptly notify the Revolving Lenders) not earlier than one hundred twenty (120) days and not later than thirty (30) days prior to the then applicable Revolving Loan Maturity Date (the date of such notice, the “Extension Request Date”), elect to extend the Revolving Loan Maturity Date for an additional six (6) months from the Revolving Loan Maturity Date then in effect hereunder.

(b)            Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of the Revolving Loan Maturity Date pursuant to this Section shall not be effective unless:

(i)          no Default or Event of Default exists on the Extension Request Date and the date of such extension;

(ii)         the representations and warranties of the Credit Parties contained in this Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the Extension Request Date and the date of such extension, other than those representations and warranties which specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date; provided, for purposes of this Section 2.16, the representations and warranties contained in Subsections (a) and (b) of Section 5.01 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01;

(iii)        the Administrative Agent shall have received, for the benefit of the Revolving Lenders (to be allocated on a pro rata basis after giving effect to such extension) from the Borrower an extension fee in aggregate amount equal to 0.075% of the Aggregate Revolving Commitments on the date of such extension.

(c)            Conflicting Provisions. This Section shall supersede any provisions in Section 10.01 to the contrary.

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Article III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01        Taxes.

(a)          (i)          Any and all payments by any Credit Party to or for the account of the Administrative Agent or any Lender under any Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its overall net income, and franchise and excise taxes imposed on it (in lieu of net income taxes), as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent’s or such Lender’s having executed, delivered or performed its obligations or received a payment under, or enforced, this Credit Agreement or any other Credit Document) (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”).

(ii)         If any Credit Party or the Administrative Agent shall be required by the Internal Revenue Code to withhold or deduct any taxes, including both United States Federal backup withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant taxation authority in accordance with the Internal Revenue Code, and (C) to the extent that the withholding or deduction is made on account of Taxes, the sum payable by the applicable Credit Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)        If any Credit Party or the Administrative Agent shall be required by any Laws other than the Internal Revenue Code to deduct any Taxes from or in respect of any sum payable under any Credit Document to the Administrative Agent or any Lender, (A) the sum payable by the applicable Credit Party shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (B) such Credit Party or the Administrative Agent shall make such deductions, (C) such Credit Party or the Administrative Agent shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (D) within thirty (30) days after the date of such payment, such Credit Party shall furnish to

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the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

(b)          In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes or charges or similar levies which arise from any payment made under any Credit Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Credit Document (hereinafter referred to as “Other Taxes”). For the avoidance of doubt, “Other Taxes” shall not include any taxes assessed on the net or gross income of a taxpayer, regardless of whether such taxes are designated excise or property taxes.

(c)          (i)          If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Credit Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

(ii)         Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within ten (10) days after demand therefore, (x) the Administrative Agent against any Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Credit Parties to do so) and (y) the Administrative Agent and the Credit Parties, as applicable, against any taxes excluded from the definition of Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or a Credit Party in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto whether or not such taxes were correctly or legally imposed or asserted by the relevant taxation authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Credit Document against any amount due to the Administrative Agent under this clause (ii).

(d)          The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) that are paid by the Administrative Agent and such Lender and that are the responsibility of the Borrower, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each of the Credit Parties agree, jointly and severally, to indemnify the Administrative Agent for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) above. Payment under this

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subsection (d) shall be made within thirty (30) days after the date the Lender or the Administrative Agent makes a written demand therefor.

(e)          For purposes of determining withholding Taxes imposed under the FATCA, from and after the Closing Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans as not qualifying as a "grandfathered obligation" within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

3.02        Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Loans in the affected currency or currencies or, in the case of Eurodollar Loans in Dollars, to convert Base Rate Loans to Eurodollar Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all Eurodollar Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

3.03        Inability to Determine Rates.

If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Loan (whether denominated in Dollars or an Alternative Currency) does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Loans in the affected currency or currencies shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

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3.04        Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Loans.

(a)          If any Lender determines that as a result of any Change in Law, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c)), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction. Such Lender shall deliver to the Borrower a certificate (with a copy of such certificate to the Administrative Agent) setting forth the amount or amounts to compensate such Lender or its holding company, as the case may be, for such increased cost or reduction as specified in this paragraph (a) and such certificate shall be conclusive absent manifest error; provided, that such Lender shall not be under any obligation to include in such certificate any information in respect of which disclosure is prohibited by applicable law or any binding confidentiality agreement. The Borrower shall pay such Lender the amount shown as due on such certificate within ten (10) days after receipt thereof.

(b)          If any Lender determines that any Change in Law regarding capital adequacy or liquidity requirements, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies (and the policies of such Lender’s holding company) with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction. Such Lender shall deliver to the Borrower a certificate (with a copy of such certificate to the Administrative Agent) setting forth the amount or amounts to compensate such Lender or its holding company, as the case may be, for such reduction as specified in this paragraph (b) and such certificate shall be conclusive absent manifest error; provided, that such Lender shall not be under any obligation to include in such certificate any information in respect of which disclosure is prohibited by applicable law or any binding confidentiality agreement. The Borrower shall pay such Lender the amount shown as due on such certificate within ten (10) days after receipt thereof.

(c)          The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”),

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additional interest on the unpaid principal amount of each Eurodollar Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan; provided, the Borrower shall have received at least fifteen (15) days’ prior written notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable fifteen (15) days from receipt of such notice.

3.05        Funding Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)          any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)          any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c)          any failure by the Borrower to make payment of any Loan (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(d)          any assignment of a Eurodollar Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.16;

including any loss of anticipated profits, any loss or expense or any foreign exchange losses arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from performance of any foreign exchange contract. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Loan made by it at the Eurodollar Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurodollar Loan was in fact so funded.

3.06        Matters Applicable to all Requests for Compensation.

(a)          A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In

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determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

(b)          Upon any Lender’s making a claim for compensation under Section 3.01 or 3.04, the Borrower may replace such Lender in accordance with Section 10.16.

3.07        Survival.

All of the Borrower’s obligations under this Article III shall survive termination of the Commitments and repayment of all other Obligations hereunder.

Article IV

CONDITIONS PRECEDENT TO EXTENSION OF CREDITS

The obligation of each Lender to make Extensions of Credit hereunder is subject to satisfaction of the following conditions precedent:

4.01        Conditions to Initial Extensions of Credit.

The obligation of the Lenders to make the initial Extension of Credit hereunder is subject to the satisfaction of such of the following conditions in all material respects on or prior to the Closing Date as shall not have been expressly waived in writing by the Administrative Agent and Lenders.

(a)            Credit Documents, Organization Documents, Etc. The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Credit Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent:

(i)          executed counterparts of this Credit Agreement and the other Credit Documents;

(ii)         a Note executed by the Borrower in favor of each Lender requesting a Note;

(iii)        copies of the Organization Documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date;

(iv)        such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Credit Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible

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Officer in connection with this Credit Agreement and the other Credit Documents to which such Credit Party is a party; and

(v)         such documents and certifications as the Administrative Agent may reasonably require to evidence that each Credit Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in the jurisdiction of their incorporation or organization.

(b)            Opinions of Counsel. The Administrative Agent shall have received, in each case dated as of the Closing Date and in form and substance reasonably satisfactory to the Administrative Agent a legal opinion of (i) Arnold & Porter Kaye Scholer LLP, special New York and Delaware counsel for the Credit Parties and (ii) special local counsel for the Credit Parties for the state of Maryland, in each case addressed to the Administrative Agent, its counsel and the Lenders.

(c)            Officer’s Certificates. The Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer of the Borrower as of the Closing Date, in a form satisfactory to the Administrative Agent, stating that (i) each Credit Party is in compliance with all existing financial obligations (whether pursuant to the terms and conditions of this Credit Agreement or otherwise), (ii) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (iii) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Consolidated Party or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could have a Material Adverse Effect, (iv) immediately prior to and following the transactions contemplated herein, each of the Credit Parties shall be Solvent, and (v) immediately after the execution of this Credit Agreement and the other Credit Documents, (A) no Default or Event of Default exists and (B) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects.

(d)            Financial Statements. Receipt by the Administrative Agent and the Lenders of (i) pro forma projections of financial statements (balance sheet, income and cash flows) for each of the fiscal years of the Consolidated Parties through December 31, 2022 and (ii) such other information relating to the Consolidated Parties as the Administrative Agent may reasonably require in connection with the structuring and syndication of credit facilities of the type described herein.

(e)            Opening Compliance Certificate. Receipt by the Administrative Agent of a Compliance Certificate as of the Closing Date signed by a Responsible Officer of the Borrower and including (i) pro forma calculations for the current fiscal quarter based on the amounts set forth in the unaudited financial statements for the fiscal quarter ended March 31, 2017 and taking into account any Extension of Credit made or requested hereunder as of such date and (ii) pro forma calculations of all financial covenants contained herein for each of the following four (4) fiscal quarters (based on the projections set forth in the materials delivered pursuant to clause (d) of this Section 4.01).

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(f)          Unencumbered Property Certificate. Receipt by the Administrative Agent of an Unencumbered Property Certificate as of the Closing Date signed by a Responsible Officer of the Borrower.

(g)          Consents/Approvals. The Credit Parties shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (i) any applicable Law or (ii) any agreement, document or instrument to which any Credit Party is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which would not reasonably be likely to (A) have a Material Adverse Effect, or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower or any other Credit Party to fulfill its respective obligations under the Credit Documents to which it is a party.

(h)          Material Adverse Change. No material adverse change shall have occurred since December 31, 2016 in the condition (financial or otherwise), business, assets, operations, management or prospects of the Borrower and its Consolidated Subsidiaries, taken as a whole.

(i)          Litigation. There shall not exist any pending or threatened action, suit, investigation or proceeding against any Credit Party or any of their Affiliates that could reasonably be expected to have a Material Adverse Effect or could otherwise materially and adversely affect the transactions set forth herein or contemplated hereby.

(j)          Repayment of Existing Credit Facility. Receipt by the Administrative Agent of satisfactory evidence that the Existing Credit Facility has been simultaneously repaid in full and terminated.

(k)          Fees and Expenses. Payment by the Credit Parties to the Administrative Agent of all fees and expenses relating to the preparation, execution and delivery of this Credit Agreement and the other Credit Documents which are due and payable on the Closing Date, including, without limitation, payment to the Administrative Agent of the fees set forth in the Engagement Letter

(l)          Release of Subsidiary Guarantors. Receipt by the Administrative Agent of satisfactory evidence that all Subsidiary Guarantors (other than Omega LP and Omega Holdco) of the Senior Notes are being released from their guaranties of the Senior Notes on the Closing Date.

Without limiting the generality of the provisions of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

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4.02        Conditions to Extensions of Credit.

The obligation of any Lender to make any Extension of Credit hereunder is subject to the satisfaction of such of the following conditions on or prior to the proposed date of the making of such Extension of Credit:

(a)          The Administrative Agent shall receive the applicable Request for Extension of Credit and the conditions set forth in Section 4.01 for the initial Extension of Credit shall have been met as of the Closing Date;

(b)          No Default or Event of Default shall have occurred and be continuing immediately before the making of such Extension of Credit and no Default shall exist immediately thereafter;

(c)          The representations and warranties of the Borrower made in or pursuant to the Credit Documents shall be true in all material respects on and as of the date of such Extension of Credit;

(d)          (i) Immediately following the making of such Extension of Credit the sum of the outstanding principal balance of the Revolving Obligations shall not exceed the Aggregate Revolving Commitments, (ii) the aggregate principal amount of Swing Line Loans shall not exceed the Swing Line Committed Amount, (iii) the aggregate principal amount of all Alternative Currency Tranche Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit and (iv) with respect to Term Loans, the amount of such requested Extension of Credit shall not exceed the aggregate available Term Loan Commitments; and

(e)          In the case of a Request for Extension of Credit to be denominated in an Alternative Currency, there shall not have occurred any adverse change in national or international financial, political, or economic conditions or currency exchange rates or exchange controls that would make it impracticable for such Extension of Credit to be denominated in the relevant Alternative Currency.

The making of such Extension of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date thereof as to the facts specified in clauses (b), (c), and (d) of this Section.

Article V

REPRESENTATIONS AND WARRANTIES

The Credit Parties represent and warrant, as applicable, to the Administrative Agent and the Lenders that:

5.01        Financial Statements; No Material Adverse Effect.

(a)          The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Consolidated

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Parties as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Consolidated Parties as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b)          The unaudited consolidated and consolidating balance sheets of the Consolidated Parties dated March 31, 2017, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Consolidated Parties as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)          During the period from December 31, 2016, to and including the Closing Date, there has been no sale, transfer or other disposition by any Consolidated Party of any material part of the business or Property of the Consolidated Parties, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Consolidated Parties, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.

(d)          The financial statements delivered pursuant to Section 6.01(a) and (b) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 6.01(a) and (b)) and present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods.

(e)          Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

5.02        Corporate Existence and Power.

Each of the Credit Parties is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all organizational powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not, in the aggregate, have a Material Adverse Effect.

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5.03        Corporate and Governmental Authorization; No Contravention.

The execution, delivery and performance by each Credit Party of each Credit Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law (including Regulation U or Regulation X issued by the FRB).

5.04        Binding Effect.

This Credit Agreement has been, and each other Credit Document, when delivered hereunder, will have been, duly executed and delivered by each Credit Party that is a party thereto. This Credit Agreement constitutes, and each other Credit Document when so delivered will constitute, a legal, valid and binding obligation of such Credit Party, enforceable against each Credit Party that is a party thereto in accordance with its terms except as enforceability may be limited by applicable Debtor Relief Laws and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

5.05        Litigation.

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Responsible Officers of the Credit Parties, threatened at law, in equity, in arbitration or before any Governmental Authority, by or against any Credit Party or against any of its properties or revenues that (a) purport to affect or pertain to this Credit Agreement or any other Credit Document, or any of the transactions contemplated hereby or (b) either individually or in the aggregate, can reasonably be expected to be determined adversely, and if so determined to have a Material Adverse Effect.

5.06        Compliance with ERISA.

(a)          Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Responsible Officers of the Credit Parties, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Internal Revenue Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code has been made with respect to any Plan.

(b)          There are no pending or, to the knowledge of the Responsible Officers of the Credit Parties, threatened claims (other than routine claims for benefits), actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any

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ERISA Affiliate or, to the knowledge of the Responsible Officers of the Credit Parties, any other Person has engaged in any prohibited transaction or violation of the fiduciary responsibility rules under ERISA or the Internal Revenue Code with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)          (i)          No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

5.07        Environmental Matters.

Except as could not reasonably be expected to have a Material Adverse Effect:

(a)          To the knowledge of the Responsible Officers of the Borrower, each of the facilities and real properties owned, leased or operated by any Credit Party or any Subsidiary (the “Facilities”) and all operations at the Facilities are in compliance with all applicable Environmental Laws in all material respects and there is no violation, in any material respect, of any Environmental Law with respect to the Facilities or the businesses operated by any Credit Party or any Subsidiary at such time (the “Businesses”), and there are no conditions relating to the Facilities or the Businesses that are likely to give rise to liability under any applicable Environmental Laws.

(b)          To the knowledge of the Responsible Officers of the Borrower, none of the Facilities contains, or has previously contained, any Hazardous Materials at, on or under the Facilities in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, applicable Environmental Laws.

(c)          To the knowledge of the Responsible Officers of the Borrower, no Credit Party nor any Subsidiary has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Facilities or the Businesses, nor does any Responsible Officer of the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

(d)          To the knowledge of the Responsible Officers of the Borrower, Hazardous Materials have not been transported or disposed of from the Facilities, or generated, treated, stored or disposed of at, on or under any of the Facilities, in each case by or on behalf of any Credit Party or any Subsidiary in violation of, or in a manner that is likely to give rise to liability under, any applicable Environmental Law.

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(e)          To the knowledge of the Responsible Officers of the Borrower, no judicial proceeding or governmental or administrative action is pending or threatened, under any Environmental Law to which any Credit Party or any Subsidiary is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Credit Party, any Subsidiary, the Facilities or the Businesses.

(f)          To the knowledge of the Responsible Officers of the Borrower, there has been no release or threat of release of Hazardous Materials at or from the Facilities, or arising from or related to the operations (including, without limitation, disposal) of any Credit Party or any Subsidiary in connection with the Facilities or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that is likely to give rise to liability under any applicable Environmental Laws.

5.08        Margin Regulations; Investment Company Act.

(a)          No Credit Party is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock and no part of the Letters of Credit or proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock.

(b)          None of the Credit Parties are (i) required to be registered as an “investment company” under the Investment Company Act of 1940 or (ii) subject to regulation under any other Law which limits its ability to incur the Obligations.

5.09        Compliance with Laws.

The Borrower and each of its Subsidiaries is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.10       Ownership of Property; Liens.

The Borrower and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all applicable Real Property Assets, except for Permitted Liens and such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Set forth on the most recently delivered Unencumbered Property Certificate required pursuant to Section 6.02, is a list of all Unencumbered Properties (Unencumbered Asset Value). The Unencumbered Properties listed on the Unencumbered Property Certificate are the same as the properties listed on the corresponding certificate most recently delivered by the Borrower pursuant to Section 6.02 of the Bank of Tokyo Credit Agreement and by Omega LP pursuant to Section 6.02 of the LP Credit

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Agreement. The Property of the Borrower and its Subsidiaries is subject to no Liens, other than Permitted Liens.

5.11         Corporate Structure; Capital Stock, Etc.

Set forth on Schedule 5.11 is a complete and accurate list of each Credit Party and each Subsidiary of any Credit Party, together with (a) jurisdiction of organization, (b) number of shares of each class of Capital Stock outstanding, (c) number and percentage of outstanding shares of each class owned (directly or indirectly) by any Credit Party or any Subsidiary and (d) U.S. taxpayer identification number. Subject to Section 7.03, the Borrower has no equity Investments in any other Person other than those specifically disclosed on Schedule 5.11, as such schedule may be updated from time to time pursuant to Section 6.02. The outstanding Capital Stock owned by any Credit Party are validly issued, fully paid and non-assessable and free of any Liens, warrants, options and rights of others of any kind whatsoever.

5.12         Labor Matters.

There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower as of the Closing Date and the Borrower (a) has not suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five (5) years or (b) to the knowledge of the Responsible Officers of the Borrower there has not been any potential or pending strike, walkout or work stoppage. No unfair labor practice complaint is pending against the Borrower.

5.13         No Default.

Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.14         Solvency.

Immediately before and immediately after giving effect to this Agreement, (a) the Borrower is Solvent and (b) the other Credit Parties are Solvent on a consolidated basis.

5.15         Taxes.

The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been established in accordance with GAAP. To the knowledge of the Responsible Officers of the Borrower, there is no proposed tax assessment against any Credit Party that would, if made, have a Material Adverse Effect.

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5.16         REIT Status.

The Borrower is taxed as a “real estate investment trust” within the meaning of Section 856(a) of the Internal Revenue Code and each of the Credit Parties (other than the Borrower) are Qualified REIT Subsidiaries.

5.17         Insurance.

The Real Property Assets of the Borrower and its Subsidiaries are insured, to Borrower’s knowledge, with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

5.18         Intellectual Property; Licenses, Etc.

The Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Credit Parties, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person except where such infringement could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.19         Disclosure.

Each Credit Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. To each Credit Party’s knowledge, no report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Credit Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Credit Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that, with respect to projected financial information, each Credit Party represents only that, to each Credit Party’s knowledge, such information was prepared in good faith based upon assumptions believed to be reasonable at the time, with the understanding that certain of such information is prepared or provided by each Credit Party based upon information and assumptions provided to such Credit Parties by Tenants of such Credit Parties.

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5.20        Anti-Terrorism Laws.

No Consolidated Party, any Affiliate thereof, or any of their respective officers, employees, directors or agents is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.) (the “Trading with the Enemy Act”), as amended. No Consolidated Party, any Affiliate thereof, or any of their respective officers, employees, directors or agents is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, (c) the Patriot Act or (d) the Laws of any applicable jurisdiction related to bribery or anti-corruption. Set forth on Schedule 5.20 is the exact legal name of each Consolidated Party, the state of incorporation or organization, the chief executive office, the principal place of business, the jurisdictions in which the Consolidated Parties are qualified to do business, the federal tax identification number and organization identification number of each of the Consolidated Parties as of the Closing Date. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with anti-corruption Laws and applicable Sanctions.

5.21        OFAC/FCPA.

No Consolidated Party, any Affiliate thereof, or any of their respective officers, employees, directors or agents (a) is a Sanctioned Person, (b) has any of its assets in Designated Jurisdictions, or (c) derives any of its operating income from investments in, or transactions with, Sanctioned Persons or Designated Jurisdictions. No part of the proceeds of any Loans hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Person or a Designated Jurisdiction or for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended and in effect from time to time.

The Borrower and its Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

5.22        EEA Financial Institution.

No Borrower or Guarantor is an EEA Financial Institution.

Article VI

AFFIRMATIVE COVENANTS

The Borrower hereby covenants and agrees (on its own behalf and on behalf of the other Credit Parties, as applicable) that until the Obligations, together with interest, fees and other obligations hereunder, have been paid in full and the Revolving Commitments hereunder shall have terminated:

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6.01        Financial Statements.

The Borrower shall deliver to the Administrative Agent (and the Administrative Agent shall disseminate such information pursuant to the terms of Section 6.02 hereof), in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)          as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower (or if earlier, the date that is five (5) days after the reporting date for such information required by the SEC), a consolidated balance sheet of the Consolidated Parties as at the end of such fiscal year, and the related consolidated statements of earnings, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; provided, that the Administrative Agent hereby agrees that a Form 10-K of the Borrower in form similar to that delivered as part of the Audited Financial Statements shall satisfy the requirements of this Section 6.01(a); and

(b)          as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower (or if earlier, the date that is five (5) days after the reporting date for such information required by the SEC), a consolidated balance sheet of the Consolidated Parties as at the end of such fiscal quarter, and the related consolidated statements of earnings, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Consolidated Parties in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; provided, that the Administrative Agent hereby agrees that a Form 10-Q of the Borrower in form similar to that delivered to the SEC shall satisfy the requirements of this Section 6.01(b).

6.02        Certificates; Other Information.

The Borrower shall deliver to the Administrative Agent (and the Administrative Agent shall disseminate such information pursuant to the terms of this Section 6.02), in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)          concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), (i) a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower; which shall include, without limitation, calculation of the financial covenants set forth in Section 6.12 and an update of Schedule 5.11, if applicable and (ii) a duly completed Unencumbered Property Certificate;

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(b)          within thirty (30) days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 2017, an annual operating forecast of the Borrower containing, among other things, pro forma financial statements for the then current fiscal year and updated versions of the pro forma financial projections delivered in connection with Section 4.01(d) hereof;

(c)          promptly after any request by the Administrative Agent, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors by the independent accountants of the Borrower (or the audit committee of the board of directors of the Borrower) in respect of the Borrower (and, to the extent any such reports, letters or recommendations are prepared separately for any one or more of the Credit Parties, such Credit Party) by independent accountants in connection with the accounts or books of the Borrower (or such Credit Party) or any audit of the Borrower (or such Credit Party);

(d)          promptly after the same are available, (i) copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or to a holder of any Indebtedness owed by the Borrower in its capacity as such holder and not otherwise required to be delivered to the Administrative Agent pursuant hereto and (ii) upon the request of the Administrative Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters;

(e)          promptly upon receipt thereof, a copy of any other report or “management letter” submitted by independent accountants to the Borrower in connection with any annual, interim or special audit of the books of the Borrower;

(f)           promptly upon any Responsible Officer of the Borrower becoming aware thereof, notice of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect and any other Default or Event of Default;

(g)          within ten (10) days upon any Responsible Officer of the Borrower becoming aware thereof, reports detailing income or expenses of any assets directly owned or operated, or which will be included on the balance sheet for purposes of FIN 46, other than as previously disclosed in the Borrower’s Form 10-K, 10-Q or any other publicly available information;

(h)          promptly, such additional information regarding the business, financial or corporate affairs of the Credit Parties, or compliance with the terms of the Credit Documents, as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request; and

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(i)           promptly upon any announcement by Moody’s, S&P or Fitch of any change or possible change in a Debt Rating.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b), (c), or (d) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted by the Administrative Agent (on the Borrower’s behalf) on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that: (A) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender (through the Administrative Agent) that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender (through the Administrative Agent) and (B) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender (through the Administrative Agent) of the posting of any such documents (each Lender to which delivery of such documents shall be made by posting to any such website shall have been given access to such website on or prior to the date of such posting) and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower or the other Credit Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (x) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on SyndTrak or another similar electronic system (the “Platform”) and (y) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”).  The Borrower hereby further agrees that (ww) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof (xx) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Confidential Information, they shall be treated as set forth in Section 10.08); (yy) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public;” and (zz) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public.”

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6.03       Preservation of Existence and Franchises.

Each Credit Party shall, and shall cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its legal existence, rights, franchises and authority.  Each Credit Party shall remain qualified and in good standing in each jurisdiction in which the failure to so qualify and be in good standing could have a Material Adverse Effect.

6.04       Books and Records.

Each Credit Party shall, as shall cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP.

6.05       Compliance with Law.

Each Credit Party shall, and shall cause each of its Subsidiaries, to comply with all Laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and all of its real and personal property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.06       Payment of Taxes and Other Indebtedness.

Each Credit Party shall, and shall cause each of its Subsidiaries to, pay and discharge (or cause to be paid or discharged) (a) all taxes (including, without limitation, any corporate or franchise taxes), assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien (other than a Permitted Lien) upon any of its properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due.

6.07       Insurance.

Each Credit Party shall, and shall cause each of its Subsidiaries to, maintain (or caused to be maintained) with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.  Each Credit Party shall, and shall cause each of its Subsidiaries to, provide prompt notice to the Administrative Agent following such Credit Party’s receipt from the relevant insurer of any notice of termination, lapse or cancellation of such insurance.

6.08       Maintenance of Property.

Each Credit Party shall, and shall cause each of its Subsidiaries to, maintain, preserve and protect (or caused to be maintained, preserved and protected) all of its Unencumbered Properties and all other material property and equipment necessary in the operation of its business in good

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working order and condition, in each case, in a manner consistent with how such Person maintained its Unencumbered Properties and other material property on the Closing Date, ordinary wear and tear excepted.

6.09       Performance of Obligations.

The Credit Parties will pay and discharge at or before maturity, or prior to expiration of applicable notice, grace and curative periods, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

6.10       Visits and Inspections.

Subject to the rights of Tenants, each Credit Party shall, and shall cause each of its Subsidiaries to, permit representatives or agents of any Lender or the Administrative Agent, from time to time, and, if no Event of Default shall have occurred and be continuing, after reasonable prior notice, but not more than twice annually and only during normal business hours to:  (a) visit and inspect any of its Real Property Assets to the extent any such right to visit or inspect is within the control of such Person; (b) inspect and make extracts from their respective books and records, including but not limited to management letters prepared by independent accountants; and (c) discuss with its principal officers, and its independent accountants, its business, properties, condition (financial or otherwise), results of operations and performance.  If requested by the Administrative Agent, the Borrower or the Credit Parties, as applicable, shall execute an authorization letter addressed to its accountants authorizing the Administrative Agent or any Lender to discuss the financial affairs of the Borrower or any other Credit Party with its accountants.

6.11       Use of Proceeds/Purpose of Loans and Letters of Credit.

The Borrower shall use the proceeds of all Loans and use Letters of Credit only for the purpose of (a) on the Closing Date to refinance existing Indebtedness of the Credit Parties under the Existing Credit Facility and (b) on and after the Closing Date to finance general corporate working capital (including asset acquisitions, and acquiring or improving, directly or indirectly, income producing Healthcare Facilities and Investments incidental or related thereto), capital expenditures or other corporate purposes of the Borrower and the other Credit Parties (to the extent not inconsistent with the Credit Parties’ covenants and obligations under this Credit Agreement and the other Credit Documents).

6.12       Financial Covenants.

(a)          Consolidated Leverage Ratio.  The Borrower shall cause the Consolidated Leverage Ratio, as of the end of any fiscal quarter, to be equal to or less than 60%; provided however, notwithstanding the foregoing, following the fiscal quarter in which any Significant Acquisition occurs by the Borrower or any Subsidiary or Subsidiaries of the Borrower, and following the delivery of an Acquisition Leverage Ratio Notice, the Borrower shall have the ability to increase the applicable Consolidated

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Leverage Ratio to be less than or equal to 65% with respect to the fiscal quarter during which such Significant Acquisition occurs and the next two (2) fiscal quarters thereafter.

(b)          Consolidated Secured Leverage Ratio.  The Borrower shall cause the Consolidated Secured Leverage Ratio, as of the end of any fiscal quarter, to be equal to or less than 30%.

(c)          Consolidated Unsecured Leverage Ratio.  The Borrower shall cause the Consolidated Unsecured Leverage Ratio, as of the end of any fiscal quarter, to be equal to or less than 60%; provided however, notwithstanding the foregoing, following the fiscal quarter in which any Significant Acquisition by the Borrower occurs or any Subsidiary or Subsidiaries of the Borrower, and following the delivery of an Acquisition Leverage Ratio Notice, the Borrower shall have the ability to increase the applicable Consolidated Unsecured Leverage Ratio to be less than or equal to 65% with respect to the fiscal quarter during which such Significant Acquisition occurs and the next two (2) fiscal quarters thereafter.

(d)          Consolidated Fixed Charge Coverage Ratio.  The Borrower shall cause the Consolidated Fixed Charge Coverage Ratio, as of the end of any fiscal quarter, to be equal to or greater than 1.50 to 1.00.

(e)          Consolidated Tangible Net Worth.  The Borrower shall cause the Consolidated Tangible Net Worth as of the end of any fiscal quarter to be equal to or greater than the sum of (i) $3,374,567,000 plus (ii) an amount equal to 75% of the net cash proceeds received by the Consolidated Parties from Equity Transactions subsequent to the Closing Date.

(f)           [Reserved].

(g)          Consolidated Unsecured Interest Coverage Ratio.  The Borrower shall cause the Consolidated Unsecured Interest Coverage Ratio, as of the end of any fiscal quarter, to be equal to or greater than 2.00 to 1.00.

(h)          Distribution Limitation.  During the continuance of an Event of Default, the Borrower shall only pay distributions sufficient to maintain its status as a REIT; provided, that following any Event of Default resulting from nonpayment or bankruptcy, or if the outstanding Loans have been accelerated then the Borrower shall not make any distributions.  Notwithstanding anything to the contrary contained in this Section 6.12(h), the Borrower may make distributions payable solely in the form of common stock of the Borrower.

6.13       Environmental Matters; Preparation of Environmental Reports.

The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all Environmental Laws in respect of its Real Property Assets.

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6.14       REIT Status.

The Borrower will, and will cause each of its Subsidiaries to, operate its business at all times so as to satisfy all requirements necessary to qualify and maintain the Borrower’s qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code.  The Borrower will maintain adequate records so as to comply in all material respects with all record-keeping requirements relating to its qualification as a real estate investment trust as required by the Internal Revenue Code and applicable regulations of the Department of the Treasury promulgated thereunder and will properly prepare and timely file with the IRS all returns and reports required thereby.

6.15       Additional Guarantors; Withdrawal or Addition of Unencumbered Properties; Release of Guarantors.

(a)          Upon any Domestic Subsidiary providing a guaranty of other unsecured Indebtedness of the Borrower for borrowed money evidenced by bonds, debentures, notes or other similar instruments in an amount of at least $50,000,000 individually or in the aggregate, the Borrower shall cause such Domestic Subsidiary to (1) become a Subsidiary Guarantor hereunder through the execution and delivery to the Administrative Agent of a Subsidiary Guarantor Joinder Agreement on or before the deadline for the delivery of the Compliance Certificate required pursuant to Section 6.02(a) following the fiscal quarter in which the foregoing conditions for becoming a Subsidiary Guarantor are met, and (2) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, certified resolutions and other organizational and authorizing documents of such Subsidiary, favorable opinions of counsel to such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Administrative Agent.

(b)          The Borrower may add and withdraw Real Property Assets from the pool of Unencumbered Properties without the consent of the Administrative Agent; provided, that (i) in the case of addition of a Real Property Asset owned or leased by a Consolidated Party that is not a Credit Party, the owner of the Real Property Asset shall have complied with the requirements of clause (a)(i) of this Section 6.15 and (ii) in the case of withdrawal of a Real Property Asset, the Borrower shall have (x) given notice thereof to the Administrative Agent, together with a written request to release the owner of the subject Real Property Asset from the Guaranty, where appropriate, in accordance with the provisions hereof and (y) delivered to the Administrative Agent a Compliance Certificate demonstrating compliance with the financial covenants in Section 6.12 on a pro forma basis as if such Real Property Asset had been released as of the first day of the relevant period.  In the case of withdrawal of a subject Property from the pool of Unencumbered Properties entitling the owner of the subject Real Property Asset to a release from the Guaranty hereunder, the Administrative Agent shall acknowledge (in writing delivered to the Borrower upon written request of the Borrower) withdrawal of the subject Real Property Asset and release of Guaranty of the owner in respect thereof (excepting a situation where an Event of Default shall then exist and be continuing, or where withdrawal of the subject Real Property Asset would cause non-compliance with the financial covenants in Section 6.12 on a pro forma basis as if such Real Property

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Asset had been released as of the first day of the relevant period, which in either such case, the owner of the subject Real Property Asset shall not be released from its Guaranty hereunder until such time as the foregoing conditions no longer exist).  Notwithstanding anything to the contrary in this Agreement, if the removal of any Unencumbered Properties would have the effect of curing all existing Events of Default, Borrower shall be permitted to withdraw such Real Property Assets, and any Event of Default with respect thereto shall be deemed cured as of the date of such withdrawal.  In no event shall a Real Property Asset be added to, or released from, the pool of Unencumbered Properties unless such Real Property Asset is substantially concurrently therewith added to, or released from, as the case may be, the pool of Unencumbered Properties included under the LP Credit Agreement and the Bank of Tokyo Credit Agreement.

(c)          Notwithstanding the requirements set forth in clauses (a) or (b) of this Section 6.15, in the event that any Person acting as a Guarantor (other than Omega Holdco and Omega LP) (i) is no longer obligated to provide a guarantee of any Indebtedness of the Borrower for borrowed money evidenced by bonds, debentures, notes or other similar instruments in an amount of at least $50,000,000 (excluding any amounts outstanding pursuant to this Credit Agreement or the LP Credit Agreement or the Bank of Tokyo Credit Agreement) or (ii) would be automatically released from its guarantee obligations of any such indebtedness upon its release from the Guaranty or (iii) is sold to a third-party and such unsecured debt is paid off upon completion of the sale or is agreed to be assumed by and transferred to such third-party purchaser upon completion of such sale, then such Person shall be automatically released as a party to the Credit Documents (the “Release”).  In such an event, the Borrower will notify the Administrative Agent that, pursuant to this Section 6.15(c), such Person shall be released and, in accordance with Section 9.11, the Administrative Agent shall (to the extent applicable) deliver to the Credit Parties such documentation as is reasonably necessary to evidence the Release.

Notwithstanding the foregoing, (A) as set forth in Section 6.18 below, the Obligations shall remain a senior unsecured obligation, pari passu with all other senior unsecured Funded Debt of the Borrower, Omega LP, Omega Holdco and to the extent applicable, any other Subsidiary Guarantor and (B) to the extent that following any such Release, any Real Property Asset owned by an otherwise released or to be released Guarantor that is obligated in respect of outstanding recourse debt for Funded Debt shall not be deemed an Unencumbered Property for purposes of this Agreement.

6.16       Anti-Terrorism Laws.

None of the Credit Parties nor any of their respective Affiliates (i) will conduct any business or will engage in any transaction or dealing with any Prohibited Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) will deal in, or will engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (iii) will engage in or will conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order or the Patriot Act.  The Borrower covenants and agrees to execute and/or deliver to Administrative Agent any certification or other evidence requested from time to time by Administrative Agent in

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its sole discretion, confirming the Borrower’s compliance with this Section including, without limitation, any documentation which is necessary for ongoing compliance with any anti-money laundering Laws applicable to any Lender.

6.17       Compliance With Material Contracts.

Each Credit Party shall, and shall cause each of its Subsidiaries to, perform and observe all the material terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Administrative Agent and, upon the reasonable request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Credit Party is entitled to make under such Material Contract.

6.18       Designation as Senior Debt.

Each Credit Party shall, and shall cause each of its Subsidiaries to, ensure that all Obligations are designated as “Senior Indebtedness” and are at least pari passu with all unsecured debt of such Credit Party and each Subsidiary.

6.19       Investor Guaranties.

The Administrative Agent and the Lenders have agreed to accept from time to time, upon the request of Borrower, one or more Investor Guaranties.  No Investor Guarantor shall be a person with whom Administrative Agent or any Lender is prohibited by applicable law from doing business, and Borrower shall deliver such information as Administrative Agent may reasonably request to verify the foregoing.

Article VII
NEGATIVE COVENANTS

The Borrower hereby covenants and agrees (on its own behalf and on behalf of the other Credit Parties, as applicable) that until the Obligations, together with interest, fees and other obligations hereunder, have been paid in full and the Revolving Commitments hereunder shall have terminated:

7.01       Liens.

No Credit Party shall, nor shall they permit any Subsidiary to, at any time, create, incur, assume or suffer to exist any Lien upon any of its assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)          Liens pursuant to any Credit Document;

(b)          Liens (other than Liens imposed under ERISA) for taxes, assessments or governmental charges or levies (including pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other

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social security legislation) not yet due and payable or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(c)          statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business; provided, that such Liens secure only amounts not overdue for more than thirty (30) days or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

(d)          deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness not otherwise permitted pursuant to Section 7.02), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)          zoning restrictions, easements, rights-of-way, restrictions, restrictive covenants, encroachments, protrusions, sets of facts that an accurate and up to date survey would show and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(f)           Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 8.01(h);

(g)          leases or subleases (and the rights of the tenants thereunder) granted to others not interfering in any material respect with the business of any Credit Party or any Subsidiary;

(h)          any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

(i)           Liens in existence as of the Closing Date as set forth on Schedule 7.01 and any renewals or extensions thereof; provided, that the property covered thereby is not materially changed;

(j)           Liens pursuant to the Braswell Indebtedness; and

(k)          other Liens incurred in connection with Consolidated Funded Debt as long as, after giving effect thereto, the Credit Parties are in compliance with the financial covenants in Section 6.12, on a pro forma basis as if such Lien had been incurred as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.01 (or if such Lien exists as of the Closing Date, as of March 31, 2017); provided, that the Credit Parties may not grant a mortgage, deed of

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trust, lien, pledge, encumbrance or other security interest, in each case, to secure Funded Debt with respect to any Unencumbered Property or the Capital Stock in any Subsidiary except in favor of the Lenders.

7.02       Indebtedness.

No Credit Party shall, nor shall they permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, except:

(a)          Indebtedness under the Credit Documents;

(b)          Indebtedness in connection with intercompany Investments permitted under Section 7.03;

(c)          obligations (contingent or otherwise) existing or arising under any Swap Contract; provided, that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view”; and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(d)          without duplication, guaranties by a Credit Party or any Subsidiary in respect of any Indebtedness otherwise permitted hereunder;

(e)          Indebtedness set forth in Schedule 7.02 (and renewals, refinancing and extensions thereof); provided, that the amount of such Indebtedness is not increased at the time of such refinancing, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments utilized thereunder (for purposes of clarity, it is understood that Funded Debt on Schedule 7.02 is included in calculating the financial covenants in Section 6.12); and

(f)           other Funded Debt (including any portion of any renewal, financing, or extension of Indebtedness set forth in Schedule 7.02 to the extent such portion does not meet the criteria set for the in the proviso of clause (e) above) as long as, after giving effect thereto, the Credit Parties are in compliance with the financial covenants in Section 6.12, on a pro forma basis as if such Indebtedness had been incurred as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.01 (or if such Indebtedness exists as of the Closing Date, as of March 31, 2017).

7.03       Investments.

No Credit Party shall, nor shall they permit any Subsidiary to, directly or indirectly, make any Investments, except:

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(a)          Investments held in the form of cash or Cash Equivalents;

(b)          Investments in any Person that is a Credit Party prior to giving effect to such Investment;

(c)          Investments by any Subsidiary that is not a Credit Party in any other Subsidiary that is not a Credit Party;

(d)          Investments consisting of (i) extensions of credit in the nature of the performance of bids, (ii) accounts receivable or notes receivable arising from the grant of trade contracts and leases (other than credit) in the ordinary course of business, and (iii) Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e)          Guaranties permitted by Section 7.02;

(f)           Investments existing as of the Closing Date and set forth in Schedule 7.03; and

(g)          Investments in or related to Healthcare Facilities and Investments as described in Section 6.11 (including, without limitation, Investments of the type set forth in subclauses (i)-(iv) of this clause (g)); provided, however, that after giving effect to any such Investments, (i) the aggregate amount of Investments consisting of unimproved land holdings shall not, at any time, exceed 5% of Consolidated Total Asset Value, (ii) the aggregate amount of Investments consisting of Mortgage Loans, notes receivables and mezzanine loans shall not, at any time, exceed 30% of Consolidated Total Asset Value, (iii) the aggregate amount of Investments consisting of construction in progress shall not, at any time, exceed 15% of Consolidated Total Asset Value and (iv) the aggregate amount of Investments in Unconsolidated Affiliates shall not, at any time, exceed 20% of Consolidated Total Asset Value; provided, further, that the aggregate amount of all Investments made pursuant to clauses (i), (ii), (iii) and (iv) above shall not, at any time, exceed 35% of Consolidated Total Asset Value.

7.04       Fundamental Changes.

No Credit Party shall, nor shall they permit any Subsidiary to, directly or indirectly, merge, dissolve, liquidate, consolidate with or into another Person; provided, that, notwithstanding the foregoing provisions of this Section 7.04, (a) the Borrower may merge or consolidate with any of its Subsidiaries provided that the Borrower is the continuing or surviving Person, (b) any Consolidated Party may merge or consolidate with any other Consolidated Party; provided, that if a Credit Party is a party to such transaction, such Credit Party shall be the continuing or surviving Person, (c) any Subsidiary Guarantor may be merged or consolidated with or into any other Subsidiary Guarantor and (d) any Subsidiary that is not a Credit Party may dissolve, liquidate or wind up its affairs at any time; provided, that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect.

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7.05       Dispositions.

No Credit Party shall, nor shall they permit any Subsidiary to, directly or indirectly, make any Disposition or enter into any agreement to make any Disposition, except:

(a)          Dispositions of obsolete or worn out Property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)          Dispositions of inventory in the ordinary course of business;

(c)          Dispositions of equipment or Property to the extent that (i) such Property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement Property; provided, that if the Property disposed of is an Unencumbered Property it is removed from the calculation of Unencumbered Asset Value.

(d)          Dispositions of Property by any Subsidiary to a Credit Party or to a Wholly Owned Subsidiary; provided, that if the transferor of such property is a Credit Party, the transferee thereof must be a Credit Party;

(e)          Dispositions permitted by Section 7.03 or Section 7.04;

(f)           Dispositions by the Borrower and its Subsidiaries not otherwise permitted under this Section 7.05; provided, that (i) at the time of such Disposition, no Default or Event of Default exists and is continuing (that would not be cured by such Disposition) or would result from such Disposition and (ii) after giving effect thereto, the Credit Parties are in compliance with the financial covenants in Section 6.12, on a pro forma basis as if such Disposition had been incurred as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.01; and

(g)          real estate leases entered into in the ordinary course of business.

Notwithstanding anything above, any Disposition pursuant to clauses (a) through (f) shall be for fair market value.

7.06       Change in Nature of Business.

No Credit Party shall, nor shall they permit any Subsidiary to, engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

7.07       Transactions with Affiliates and Insiders.

No Credit Party shall, nor shall they permit any Subsidiary to, directly or indirectly, enter into any transaction of any kind with any officer, director or Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as

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favorable to such Credit Party or Subsidiary as would be obtainable by such Credit Party or Subsidiary at the time in a comparable arm’s length transaction with a Person other than a director, officer or Affiliate; provided, that the foregoing restriction shall not apply to transactions between or among the Credit Parties and/or between or among the Wholly Owned Subsidiaries.

7.08       Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity.

No Credit Party shall, nor shall they permit any Subsidiary to, directly or indirectly:

(a)          Amend, modify or change its Organization Documents in a manner materially adverse to the Lenders.

(b)          Make any material change in (i) accounting policies or reporting practices, except as required by GAAP, FASB, the SEC or any other regulatory body, or (ii) its fiscal year.

(c)          Without providing ten (10) days prior written notice to the Administrative Agent (or such shorter notice as the Administrative Agent may approve), change its name, state of formation or form of organization.

7.09       Negative Pledges.

No Credit Party shall, nor shall they permit any Subsidiary to, directly or indirectly, enter into, assume or otherwise be bound, by any Negative Pledge other than (i) any Negative Pledge contained in an agreement entered into in connection with any Indebtedness that is permitted pursuant to Section 7.02; (ii) any Negative Pledge required by law; (iii) Negative Pledges contained in (x) the agreements set forth on Schedule 7.09; (y) any agreement relating to the sale of any Subsidiary or any assets pending such sale; provided, that in any such case, the Negative Pledge applies only to the Subsidiary or the assets that are the subject of such sale; or (z) any agreement in effect at the time any Person becomes a Subsidiary so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary and such restriction only applies to such Person and/or its assets, and (iv) customary provisions in leases, licenses and other contracts restricting the assignment thereof, in each case as such agreements, leases or other contracts may be amended from time to time and including any renewal, extension, refinancing or replacement thereof; provided, that, with respect to any amendment, renewal, extension, refinancing or replacement of an agreement described in clause (iii), such amendment, renewal, extension, refinancing or replacement does not contain restrictions of the type prohibited by this Section 7.09 that are, in the aggregate, more onerous in any material respect on the Borrower or any Subsidiary than the restrictions, in the aggregate, in the original agreement.

7.10       Use of Proceeds.

No Credit Party shall, nor shall they permit any Subsidiary to, directly or indirectly, use the proceeds of any Extension of Credit, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation

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U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11       Prepayments of Indebtedness.

If a Default or Event of Default exists and is continuing or would be caused thereby, no Credit Party shall, nor shall they permit any Subsidiary to, directly or indirectly, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except the prepayment of Extensions of Credit in accordance with the terms of this Agreement.

7.12       Stock Repurchases.

If a Default or Event of Default exists and is continuing or would be caused thereby, the Borrower shall not make any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, for the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any of its Capital Stock or any option, warrant or other right to acquire any such Capital Stock other than the repurchase of warrants or stock in an aggregate amount not to exceed $100,000,000 during the term of this Agreement.

7.13       Sanctions.

Permit any Loan or the proceeds of any Loan, directly or indirectly, (a) to be used or to be lent, contributed or otherwise made available to fund any activity or business in any Designated Jurisdiction; (b) to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions; or (c) in any other manner that will result in any violation by any Person (including any Lender, Arranger, Administrative Agent, L/C Issuer or Swing Line Lender) of any Sanctions or anti-corruption Laws.

Article VIII
EVENTS OF DEFAULT AND REMEDIES

8.01       Events of Default.

The occurrence and continuation of any of the following shall constitute an Event of Default:

(a)          Non-Payment.  Any Credit Party fails to pay when and as required to be paid herein and in the currency required hereunder, (i) any amount of principal of any Loan or any L/C Obligation, (ii) within five (5) days after the same becomes due, any interest on any Loan or on any L/C Obligation or any fee due hereunder, or (iii) within ten (10) days after the earlier of (A) a Responsible Officer of the Borrower or any Credit Party becoming aware that the same has become due or (B) written notice from the Administrative Agent to the Borrower, any other fee payable herein or any other amount payable herein or under any other Credit Document becomes due; or

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(b)          Specific Covenants.  Any Credit Party fails to perform or observe any term, covenant or agreement contained in (i) any of Sections 6.01 6.02 or 6.10 within ten (10) days after the same becomes due or required or (ii) any of Sections 6.03, 6.06, 6.11, 6.12, 6.14, 6.15 or 6.18 or Article VII; or

(c)          Other Defaults.  Any Credit Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Credit Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier of (i) a Responsible Officer of the Borrower or any Credit Party becoming aware of such Default or (ii) written notice thereof by the Administrative Agent to the Borrower (or, if such failure cannot be reasonably cured within such period, sixty (60) days, so long as the applicable Credit Party has diligently commenced such cure and is diligently pursuing completion thereof); or

(d)          Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party and contained in this Credit Agreement, in any other Credit Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)          Cross-Default.  (i) there occurs any event of default under (x) any of the Senior Note Indentures, (y) the LP Credit Agreement or (z) the Bank of Tokyo Credit Agreement; (ii) any Credit Party or any Subsidiary (A) fails to perform or observe (beyond the applicable grace or cure period with respect thereto, if any) any Contractual Obligation if such failure could reasonably be expected to have a Material Adverse Effect, (B) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise and beyond the applicable grace or cure period with respect thereto, if any) in respect of any Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) or otherwise fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which event of default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or cash collateral in respect thereof to be demanded, in each case to the extent such Indebtedness or other obligation is in an amount, individually or in the aggregate, (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount; or (iii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which such Credit Party or Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which such Credit Party or Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by

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such Credit Party or Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)           Insolvency Proceedings, Etc.  Any Credit Party or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its properties; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed and the appointment continues undischarged or unstayed for ninety (90) calendar days; or any proceeding under any Debtor Relief Law relating to such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for ninety (90) calendar days, or an order for relief is entered in any such proceeding; or

(g)          Inability to Pay Debts; Attachment.  (i) Any Credit Party or any Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process in an amount in excess of the Threshold Amount is issued or levied against all or any material part of the properties of any such Person and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

(h)          Judgments.  There is entered against a Credit Party or any Subsidiary (i) any one or more final judgments or orders for the payment of money in an amount, individually or in the aggregate, exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)           ERISA.  (i) An ERISA Event occurs with respect to a Plan which has resulted in liability of any Credit Party or any Subsidiary under Title IV of ERISA to the Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) any Credit Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)           Invalidity of Credit Documents; Guaranty.  (i) Any Credit Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or as a result of satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Credit Party contests in any manner the validity or enforceability of any Credit Document; or any Credit Party denies that it has any or further liability or obligation under any Credit Document, or purports to revoke,

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terminate or rescind any Credit Document; or (ii) except as the result of or in connection with a dissolution, merger or disposition of a Subsidiary Guarantor not prohibited by the terms of this Credit Agreement, the Guaranty shall cease to be in full force and effect, or any Guarantor hereunder shall deny or disaffirm such Guarantor’s obligations under such Guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Guaranty; or

(k)          Change of Control.  There occurs any Change of Control.

8.02       Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, upon written notice to the Borrower in any instance, take any or all of the following actions:

(a)          declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)          declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Credit Document to be immediately due and payable, without presentment, demand, protest or additional notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)          require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d)          exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Credit Documents or applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03       Application of Funds.

After the exercise of remedies in accordance with the provisions of Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to provide Cash Collateral as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

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First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among the Lenders in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third held by them;

Fourth, to (a) payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, and (b) Cash Collateralize that portion of the L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among such parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to payment of that portion of the Obligations constituting obligations under Swap Contracts between any Credit Party and any Lender or Affiliate of any Lender (including, without limitation, payment of breakage, termination or other amounts owing in respect of any Swap Contract between any Credit Party and any Lender, or any Affiliate of a Lender, to the extent such Swap Contract is permitted hereunder); and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(d), amounts used to provide Cash Collateral for the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or such Guarantor’s assets, but appropriate adjustments shall be made with respect to payments from other Credit Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

Article IX
ADMINISTRATIVE AGENT

9.01       Appointment and Authorization of Administrative Agent.

(a)          Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Credit Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Credit Agreement or any

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other Credit Document, together with such powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere herein or in any other Credit Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any other Credit Document or otherwise exist against the Administrative Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Credit Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)          The L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in this Article IX and in the definition of “Agent-Related Person” included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

9.02       Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents that it selects in the absence of gross negligence or willful misconduct.

9.03       Liability of Administrative Agent.

No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Credit Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Credit Agreement or any other Credit

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Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Credit Agreement or any other Credit Document, or for any failure of any Credit Party or any other party to any Credit Document to perform its obligations hereunder or thereunder.  No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Credit Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof.

9.04       Reliance by Administrative Agent.

(a)          The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement or any other Credit Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b)          For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

9.05       Notice of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.”  The Administrative Agent will notify the Lenders of its receipt of any such notice.  The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the requisite Lenders in accordance herewith; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take

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such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

9.06       Credit Decision; Disclosure of Confidential Information by Administrative Agent.

Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession (in each case, except to the extent the Administrative Agent has confirmed to any Lender in writing the satisfaction of conditions to funding as of the Closing Date).  Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Credit Agreement and to extend credit to the Borrower and the other Credit Parties hereunder.  Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Credit Parties.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Affiliates that may come into the possession of any Agent-Related Person.

9.07       Indemnification of Administrative Agent.

Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Credit Party and without limiting the obligation of any Credit Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.  Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred

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by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Credit Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower.  The undertaking in this Section shall survive termination of the Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

9.08       Administrative Agent in its Individual Capacity.

Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Credit Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders.  The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Credit Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Credit Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.  With respect to its Loans, Bank of America shall have the same rights and powers under this Credit Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms “Lender” and “Lenders” include Bank of America in its individual capacity.

9.09       Successor Administrative Agent.

The Administrative Agent may resign as Administrative Agent upon thirty (30) days’ notice to the Lenders; provided, that any such resignation by Bank of America shall also constitute its resignation as L/C Issuer and Swing Line Lender.  If the Administrative Agent resigns under this Credit Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed).  If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders.  Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, L/C Issuer and Swing Line Lender and the respective terms “Administrative Agent,” “L/C Issuer” and “Swing Line Lender” thereafter shall mean such successor administrative agent, Letter of Credit issuer and swing line lender, and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated and the retiring L/C Issuer’s and Swing Line Lender’s rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or Swing Line Lender or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the

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time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.  After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement.  If no successor administrative agent has accepted appointment as Administrative Agent by the date thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

9.10       Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)          to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations (other than obligations under Swap Contracts to which the Administrative Agent is not a party) that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(i), 2.09 and 10.04) allowed in such judicial proceeding; and

(b)          to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

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9.11       Guaranty Matters.

The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Person (other than Omega LP and Omega Holdco) from its obligations under the Guaranty if (a) such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder or (b) such Person is no longer required to be a Guarantor pursuant to Section 6.15(c).  Upon the release of any Person pursuant to this Section 9.11, the Administrative Agent shall (to the extent applicable) deliver to the Credit Parties, upon the Credit Parties’ request and at the Credit Parties’ expense, such documentation as is reasonably necessary to evidence the release of such Person from its obligations under the Credit Documents.

9.12       Other Agents; Arrangers and Managers.

None of the Lenders or other Persons identified on the facing page or signature pages of this Credit Agreement as a “syndication agent,” “documentation agent,” “co-agent,” “book manager,” “lead manager,” “arranger,” “lead arranger” or “co-arranger” shall have any right, power, obligation, liability, responsibility or duty under this Credit Agreement other than, in the case of such Lenders, those applicable to all Lenders as such.  Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender.  Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Credit Agreement or in taking or not taking action hereunder.

Article X
MISCELLANEOUS

10.01     Amendments, Etc.

No amendment or waiver of, or any consent to deviation from, any provision of this Credit Agreement or any other Credit Document shall be effective unless in writing and signed by the Borrower, the Guarantors (if applicable) and the Required Lenders and acknowledged by the Administrative Agent, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given; provided, however, that:

(a)          unless also signed by each Lender directly affected thereby, no such amendment, waiver or consent shall:

(i)          extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02), it being understood that the amendment or waiver of an Event of Default or a mandatory reduction or a mandatory prepayment in Commitments shall not be considered an increase in Commitments,

(ii)         waive non-payment or postpone any date fixed by this Credit Agreement or any other Credit Document for any payment of principal, interest, fees or other amounts due to any Lender hereunder or under any other Credit Document,

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(iii)        reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Credit Document; provided, however, that only the consent of the Required Lenders shall be necessary (A) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate or (B) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder,

(iv)        change any provision of this Credit Agreement regarding pro rata sharing or pro rata funding with respect to (A) the making of advances (including participations), (B) the manner of application of payments or prepayments of principal, interest, or fees, (C) the manner of application of reimbursement obligations from drawings under Letters of Credit, or (D) the manner of reduction of commitments and committed amounts,

(v)         change any provision of this Section 10.01(a), the definition of “Required Lenders”, the definition of “Required Revolving Lenders”, the definition of “Required Dollar Tranche Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, or

(vi)        waive any Default or Event of Default for purposes of Section 4.02 without the written request of the Required Revolving Lenders or Sterling Term Loan Lenders, as and if applicable;

(vii)       release the Borrower, Omega LP, Omega Holdco or all or substantially all of the Subsidiary Guarantors from their obligations hereunder (other than as provided herein or as appropriate in connection with transactions permitted hereunder);

(viii)      amend Section 1.09 or the definition of “Alternative Currency” without the written consent of each Revolving Lender affected thereby;

(b)          unless also signed by the L/C Issuer, no such amendment, waiver or consent shall affect the rights or duties of the L/C Issuer under this Credit Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it;

(c)          unless also signed by the Swing Line Lender, no such amendment, waiver or consent shall affect the rights or duties of the Swing Line Lender under this Credit Agreement; and

(d)          unless also signed by the Administrative Agent, no such amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Credit Agreement or any other Credit Document;

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provided, however, that notwithstanding anything to the contrary contained herein, (i) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that, without the prior written consent of such Lender, (A) no Commitment of such Lender may be increased or extended, (B) the terms and conditions of this proviso may not be amended or otherwise modified and (C) no other amendment or other modification to this Agreement or any Note that would disproportionately affect a “Defaulting Lender” may be effective, (ii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy or insolvency reorganization plan that affects the Loans, (iii) each Lender acknowledged that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein, (iv) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and (v) a Commitment Increase Amendment to give effect to any addition of Incremental Facilities shall be effective if executed by the Credit Parties, each Lender providing such Incremental Facility Commitment and the Administrative Agent.

Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Administrative Agent and the Borrower (i) to add one or more Incremental Facilities to this Agreement subject to the limitations in Sections 2.01(e) and (f) and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing Loans and Commitments hereunder) in the benefits of this Agreement and the other Credit Documents with the obligations and liabilities from time to time outstanding in respect of the existing Loans and Commitments hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent, the Lenders providing such Incremental Facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder.

10.02     Notices and Other Communications; Facsimile Copies.

(a)          General.  Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission).  All such written notices shall be mailed certified or registered mail, faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)          if to any Credit Party, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii)         if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone

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number as shall be designated by such party in a notice to any Credit Party, the Administrative Agent, the L/C Issuer and the Swing Line Lender.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)          Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that approval of such procedures may be limited to particular notices or communications.

(c)          The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)          Effectiveness of Facsimile Documents and Signatures.  Credit Documents may be transmitted and/or signed by facsimile.  The effectiveness of any such

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documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Credit Parties, the Administrative Agent and the Lenders.  The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(e)          Reliance by Administrative Agent and Lenders.  The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices permitted under Section 2.02(a)) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

(f)           Change of Address, Etc.  Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

10.03     No Waiver; Cumulative Remedies.

No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Credit Document, the authority to enforce rights and remedies hereunder and under the other Credit Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its

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benefit (solely in its capacity as Administrative Agent) hereunder and under the other Credit Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Credit Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 2.12), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Credit Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.12, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04     Attorney Costs, Expenses and Taxes.

The Credit Parties agree (a) to pay directly to the provider thereof or to pay or reimburse the Administrative Agent for all reasonable and documented costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Credit Agreement and the other Credit Documents, the preservation of any rights or remedies under this Credit Agreement and the other Credit Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs and (b) to pay or reimburse the Administrative Agent and each Lender for all reasonable costs and expenses incurred following an Event of Default in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Credit Agreement or the other Credit Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs.  The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and the reasonable and documented cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender.  All amounts due under this Section 10.04 shall be payable within twenty (20) Business Days after written invoice therefor is received by the Borrower.  The agreements in this Section shall survive the termination of the Commitments and repayment of all other Obligations.

10.05     Indemnification.

The Credit Parties shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents, trustees, advisors and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, litigation, investigation, proceeding, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever (subject to the provisions of Section 3.01 with respect to Taxes and Other Taxes) that may at any time be imposed on, incurred by or asserted against any

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such Indemnitee (whether by a Credit Party or any other party) in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Credit Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Credit Documents, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or threatened claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that such indemnification shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, litigation, investigation, proceeding, demands, actions, judgments, suits, costs, expenses or disbursements are determined to have resulted from the gross negligence or willful misconduct of such Indemnitee.  No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through SyndTrak or other similar information transmission systems in connection with this Credit Agreement, and no Indemnitee shall have any liability for any indirect, ,special, incidental, consequential or punitive damages (as opposed to direct or actual damages) relating to this Credit Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date).  All amounts that may become due under this Section 10.05 shall be payable within twenty (20) Business Days after written invoice therefor is received by the Borrower.  The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the assignment by any Lender of any of its interests hereunder, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.06     Payments Set Aside.

To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Overnight Rate from time to time in effect.

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10.07     Successors and Assigns.

(a)          The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) or (i) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

(b)          Any Lender may at any time, with notice to the Borrower and, unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) the assignment is to a Lender, an Affiliate of such Lender or an Approved Fund, the consent of the Borrower (such consent not to be unreasonably withheld or delayed), assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided, that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed) provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans; (iii) any assignment of a Commitment must be approved by the Administrative Agent and, with respect to any assignment of a Revolving Commitment, the L/C Issuer and the Swing Line Lender (each such consent not to be unreasonably withheld or delayed), unless the Person that is the proposed assignee is itself a Lender for any assignment in respect of Dollar Tranche Loans and Dollar Tranche Commitments (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee);

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(iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment and (v) no such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person).  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Revolving Commitment Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.  Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment).  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)          The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each

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Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender.  The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.  In addition, at any time that a request for a consent for a material or other substantive change to the Credit Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register.

(d)          Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided, that (i) such Lender’s obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any  provision of this Credit Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that extends the time for, reduces the amount or alters the application of proceeds with respect to such obligations and payments required therein that directly affects such Participant.  Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided, such Participant agrees to be subject to Section 2.12 as though it were a Lender.

(e)          A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01

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unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.15 as though it were a Lender.

(f)          Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)          Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may (without notice to or the consent of any of the parties hereto) create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided, that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Credit Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Credit Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(h)          Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Dollar Tranche Commitment and Dollar Tranche Loans pursuant to subsection (b) above, Bank of America may, (i) upon thirty (30) days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon thirty (30) days’ notice to the Borrower, resign as Swing Line Lender.  In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder (with the consent of the Lender so-appointed); provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be.  If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Revolving Loans that are Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).  If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Revolving Loans that are Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(b).

10.08     Confidentiality.

Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of Confidential Information, except that Confidential Information may be disclosed (a) to its and

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its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential); (b) to the extent requested by any regulatory authority or self regulatory body; (c) to the extent  required by applicable Law or regulations or by any subpoena or similar legal process; (d) to any other party to this Credit Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Credit Agreement or the enforcement of rights hereunder (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential); (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Credit Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of the Credit Parties; (g) with the consent of the Borrower; (h) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; (i) to the National Association of Insurance Commissioners or any other similar organization (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential); or (j) to any nationally recognized rating agency that requires access to a Lender’s or an Affiliate’s investment portfolio in connection with ratings issued with respect to such Lender or Affiliate.  In addition, the Administrative Agent and the Lenders may disclose the existence of this Credit Agreement and information about this Credit Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Credit Agreement, the other Credit Documents, the Commitments, and the Extension of Credits.  Any Person required to maintain the confidentiality of Confidential Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information.  “Confidential Information” means all information received from any Credit Party relating to any Credit Party, any of the other Consolidated Parties, or its or their business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Credit Party; provided, that, in the case of information received from a Credit Party after the date hereof, such information is clearly identified in writing at the time of delivery as confidential.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Confidential Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

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10.09     Set-off.

In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender and each of its Affiliates are authorized at any time and from time to time, without prior notice to the Borrower or any other Credit Party, any such notice being waived by the Borrower (on their own behalf and on behalf of each Credit Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or Affiliate to or for the credit or the account of the respective Credit Parties against any and all Obligations owing to such Lender hereunder or under any other Credit Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Credit Agreement or any other Credit Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have.  Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided, that the failure to give such notice shall not affect the validity of such setoff and application.

10.10     Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.11     Counterparts.

This Credit Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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10.12     Integration.

This Credit Agreement, together with the other Credit Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.  In the event of any conflict between the provisions of this Credit Agreement and those of any other Credit Document, the provisions of this Credit Agreement shall control; provided, that the inclusion of specific supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Credit Document shall not be deemed a conflict with this Credit Agreement.  Each Credit Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

10.13     Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Credit Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Extension of Credit, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.14     Severability.

If any provision of this Credit Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Credit Agreement and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.15     Tax Forms.

(a)          (i) Each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a “Foreign Lender”) shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Internal Revenue Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Credit Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Credit Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or

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reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Internal Revenue Code.  Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Credit Agreement, (B) promptly notify the Administrative Agent of any change in circumstances that would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Law that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

(ii)         Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Credit Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S.  withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Internal Revenue Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

(iii)        The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 3.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 10.15(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 10.15(a); provided, that if such Lender shall have satisfied the requirement of this Section 10.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Credit Documents, nothing in this Section 10.15(a) shall relieve the Borrower of their obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable Law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer

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properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Credit Documents is not subject to withholding or is subject to withholding at a reduced rate.

(b)          Upon the request of the Administrative Agent, each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9.  If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Internal Revenue Code, without reduction.

(c)          If a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (c), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

10.16     Replacement of Lenders.

To the extent that Section 3.06(b) provides that the Borrower shall have the right to replace a Lender as a party to this Credit Agreement, or if any Lender is a Defaulting Lender, the Borrower may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign its Commitment (with the related assignment fee to be paid by the Borrower) pursuant to Section 10.07(b) to one or more Eligible Assignees procured by the Borrower; provided, however, that if the Borrower elects to exercise such right with respect to any Lender pursuant to such Section 3.06(b), they shall be obligated to replace all Lenders that have made similar requests for compensation pursuant to Section 3.01 or 3.04.  The Borrower shall pay in full all principal, interest, fees and other amounts owing to such Lender through the date of replacement (including any amounts payable pursuant to Section 3.05).  Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans.

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10.17     No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees, and acknowledges its respective Affiliates’ understanding, that: (a) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Borrower and its respective Affiliates, on the one hand, and the Administrative Agent, the Arranger and the Lenders, on the other hand, and each Credit Party is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof); (b) in connection with the process leading to such transaction, the Administrative Agent and the Arranger each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its respective Affiliates, stockholders, creditors or employees or any other Person; (c) neither the Administrative Agent nor the Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the Administrative Agent or the Arranger has advised or is currently advising the Borrower or any of its respective Affiliates on other matters) and neither the Administrative Agent nor the Arranger has any obligation to the Borrower or any of its respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; (d) the Administrative Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its respective Affiliates, and neither the Administrative Agent nor the Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (e) the Administrative Agent and the Arranger have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Credit Document) and each Credit Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  Each Credit Party hereby agrees that it will not claim that any of the Administrative Agent, the Arranger or their respective affiliates has rendered advisory services of any nature or respect or owes a fiduciary duty or similar duty to it in connection with any aspect of any transaction contemplated hereby.

10.18     Source of Funds.

Each of the Lenders hereby represents and warrants to the Borrower that at least one of the following statements is an accurate representation as to the source of funds to be used by such Lender in connection with the financing hereunder:

(a)          no part of such funds constitutes assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest;

(b)          to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Lender, such Lender has disclosed to the

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Borrower the name of each employee benefit plan whose assets in such account exceed ten percent (10%) of the total assets of such account as of the date of such purchase (and, for purposes of this subsection (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

(c)          to the extent that any part of such funds constitutes assets of an insurance company’s general account, such insurance company has complied with all of the requirements of the regulations issued under Section 401(c)(1)(A) of ERISA; or

(d)          such funds constitute assets of one or more specific benefit plans that such Lender has identified in writing to the Borrower.

As used in this Section, the terms “employee benefit plan” and “separate account” shall have the respective meanings provided in Section 3 of ERISA.

10.19     GOVERNING LAW.

(a)          THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, the LAW OF THE STATE OF NEW YORK applicable to agreements made and to be performed entirely within such State, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES; PROVIDED, THAT THE ADMINISTRATIVE Agent AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b)          ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE CREDIT PARTIES, THE ADMINISTRATIVE Agent AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  THE BORROWER, THE CREDIT PARTIES, THE ADMINISTRATIVE Agent AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY CREDIT DOCUMENT OR OTHER DOCUMENT RELATED THERETO.  EACH OF THE BORROWER, THE CREDIT PARTIES, THE ADMINISTRATIVE Agent AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

10.20     WAIVER OF RIGHT TO TRIAL BY JURY.

EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY CREDIT DOCUMENT OR IN ANY WAY CONNECTED

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WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY CREDIT DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

10.21     No Conflict.

To the extent there is any conflict or inconsistency between the provisions hereof and the provisions of any other Credit Document, this Credit Agreement shall control.

10.22     USA Patriot Act Notice.

Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower (and to the extent applicable, the other Credit Parties), which information includes the name and address of the Borrower (and to the extent applicable, the other Credit Parties) and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower (and to the extent applicable, the other Credit Parties) in accordance with the Act.  The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

10.23     Electronic Execution of Assignments and Certain Other Documents.

The words “execute,” “execution,” “signed,” “signature” and words of like import in or related to any document to be signed in connection with this Agreement and the transaction contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Loan Notices, waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligations to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

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10.24     Entire Agreement.

This Credit Agreement and the other Credit Documents represent the final agreement AMONG the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.  There are no unwritten oral agreements AMONG the parties.

10.25     Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Credit Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

10.26     Acknowledgment and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b)          the effects of any Bail-In Action on any such liability, including, if applicable:

(i)          a reduction in full or in part or cancellation of any such liability;

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(ii)         a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)        the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Article XI
GUARANTY

11.01     The Guaranty.

(a)          Each of the Guarantors, unless released pursuant to Section 6.15(c) and Section 9.11, hereby jointly and severally guarantees to the Administrative Agent and each of the holders of the Obligations, as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations (the “Guaranteed Obligations”) in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) strictly in accordance with the terms thereof.  The Guarantors hereby further agree that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) in accordance with the terms of such extension or renewal.

(b)          Notwithstanding any provision to the contrary contained herein, in any of the other Credit Documents or Swap Contracts, if any Guarantor is deemed to have been rendered insolvent as a result of its guarantee obligations under this Section 11.01 and not to have received reasonable equivalent value in exchange therefor, then, in such an event, the liability of such Guarantor under this Section 11.01 shall be limited to the maximum amount of the Obligations of the Borrower that such Guarantor may guaranty without rendering the obligations of such Guarantor under this Section 11.01 void or voidable under any fraudulent conveyance or fraudulent transfer law.

11.02     Obligations Unconditional.

The obligations of the Guarantors under Section 11.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents, other documents relating to the Obligations, or Swap Contracts, or any other agreement or instrument referred to therein, or any substitution, compromise, release, impairment or exchange of any other guarantee of or security for any of the Guaranteed

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Obligations, and, to the fullest extent permitted by applicable Laws, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 11.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances.  Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article XI until such time as the Obligations have been irrevocably paid in full and the Commitments relating thereto have expired or been terminated.  Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by applicable Laws, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a)          at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b)          any of the acts mentioned in any of the provisions of any of the Credit Documents, other documents relating to the Guaranteed Obligations, or any Swap Contract between any Credit Party and any Lender, or any Affiliate of a Lender or any other agreement or instrument referred to in the Credit Documents, other documents relating to the Guaranteed Obligations, or such Swap Contracts shall be done or omitted;

(c)          the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, other documents relating to the Guaranteed Obligations, or any Swap Contract between any Credit party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents, other documents relating to the Guaranteed Obligations, or any Swap Contract shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d)          any Lien granted to, or in favor of, the Administrative Agent or any of the holders of the Guaranteed Obligations as security for any of the Guaranteed Obligations shall fail to attach or be perfected; or

(e)          any of the Guaranteed Obligations shall be determined to be void or voidable (including for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest notice of acceptance of the guaranty given hereby and of extensions of credit that may constitute Guaranteed Obligations, notices of amendments, waivers and supplements to the Credit Documents and other documents relating to the Guaranteed Obligations, or the compromise, release or exchange of collateral or security, and all notices whatsoever, and any requirement that the Administrative Agent or any holder of the Guaranteed Obligations exhaust any right, power or remedy or proceed against any Person under

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any of the Credit Documents or any other documents relating to the Guaranteed Obligations or any other agreement or instrument referred to therein, or against any other Person under any other guarantee of, or security for, any of the Obligations.

11.03     Reinstatement.

Neither the Guarantors’ obligations hereunder nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower, by reason of the Borrower’s bankruptcy or insolvency or by reason of the invalidity or unenforceability of all or any portion of the Guaranteed Obligations.  The obligations of the Guarantors under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings pursuant to any Debtor Relief Law or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each holder of Guaranteed Obligations on demand for all reasonable costs and expenses (including all reasonable fees, expenses and disbursements of any law firm or other counsel) incurred by the Administrative Agent or such holder of Guaranteed Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law; provided, that such indemnification shall not be available to the extent that such costs and expenses are determined to have resulted from the gross negligence or willful misconduct of the Administrative Agent or such holder of the Guaranteed Obligations.

11.04     Certain Waivers.

Each Guarantor acknowledges and agrees that (a) the guaranty given hereby may be enforced without the necessity of resorting to or otherwise exhausting remedies in respect of any other security or collateral interests, and without the necessity at any time of having to take recourse against the Borrower hereunder or against any collateral securing the Guaranteed Obligations or otherwise, (b) it will not assert any right to require the action first be taken against the Borrower or any other Person (including any other Guarantor) or pursuit of any other remedy or enforcement any other right and (c) nothing contained herein shall prevent or limit action being taken against the Borrower hereunder, under the other Credit Documents or the other documents and agreements relating to the Guaranteed Obligations or from foreclosing on any security or collateral interests relating hereto or thereto, or from exercising any other rights or remedies available in respect thereof, if neither the Borrower nor the Guarantors shall timely perform their obligations, and the exercise of any such rights and completion of any such foreclosure proceedings shall not constitute a discharge of the Guarantors’ obligations hereunder unless as a result thereof, the Guaranteed Obligations shall have been paid in full and the Commitments relating thereto shall have expired or been terminated, it being the purpose and intent that the Guarantors’ obligations hereunder be absolute, irrevocable, independent and unconditional under all circumstances.

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11.05     Rights of Contribution.

The Guarantors hereby agree as among themselves that, in connection with payments made hereunder, each Guarantor shall have a right of contribution from each other Guarantor in accordance with applicable Laws.  Such contribution rights shall be subordinate and subject in right of payment to the Guaranteed Obligations until such time as the Guaranteed Obligations have been paid in full and the Commitments relating thereto shall have expired or been terminated, and none of the Guarantors shall exercise any such contribution rights until the Guaranteed Obligations have been paid in full and the Commitments relating thereto shall have expired or been terminated.

11.06     Guaranty of Payment; Continuing Guaranty.

The guarantee in this Article XI is a guaranty of payment and not of collection, and is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising until such time as the Guaranteed Obligations have been paid in full and the Commitments relating thereto shall have expired or been terminated.

11.07     Keepwell.

Each Credit Party that is a Qualified ECP Guarantor at the time the Guaranty in this Article XI by any Credit Party that is not then an “eligible contract participant” under the Commodity Exchange Act (a “Specified Loan Party”) or, if applicable, at the time the grant of a security interest under the Credit Documents by any such Specified Loan Party, in either case, becomes effective with respect to any obligation under any Swap Contract, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Credit Documents in respect of such Obligation on (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article XI voidable under applicable Debtor Relief Laws, and not for any greater amount).  The obligations and undertakings of each applicable Credit Party under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full.  Each Credit Party intends this Section to constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Credit Party that would otherwise not constitute an Eligible Contract Participant for any Swap Obligation for all purposes of the Commodity Exchange Act.

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SIGNATURE PAGES AND SCHEDULES AND EXHIBITS TO FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the date first above written.

BORROWER:	OMEGA HEALTHCARE INVESTORS, INC.

	By	/s/ Daniel J. Booth
	Name:	Daniel J. Booth
	Title:	Chief Operating Officer

GUARANTORS:	OHI HEALTHCARE PROPERTIES HOLDCO, INC.

	By:	/s/ Daniel J. Booth
	Name:	Daniel J. Booth
	Title:	Chief Operating Officer

OHI HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

	By:	OHI Healthcare Properties Holdco, Inc.,
the Principal General Partner of such limited partnership

		By:	/s/ Daniel J. Booth
		Name:	Daniel J. Booth
		Title:	Chief Operating Officer

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ADMINISTRATIVE AGENT:	bank of america, n.a.,
as Administrative Agent

	By:	/s/ Henry Pennell
	Name:	Henry Pennell
	Title:	Vice President

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LENDERS:	bank of america, n.a., as L/C Issuer, Swing Line Lender and as a Lender

	By:	/s/ Yinghua Zhang
	Name:	Yinghua Zhang
	Title:	Director

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CREDIT AGRICOLE - CORPORATE AND INVESTMENT BANK,
as a Lender

By:	/s/ Jean-Michel Fatovic
Name:	Jean-Michel Fatovic
Title:	Managing Director

By:	/s/ Gordon YIP
Name:	Gordon YIP
Title:	Director

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JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Chiara Carter
Name:	Chiara Carter
Title:	Executive Director

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CITIZENS BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ David R. Jablonowski
Name:	David R. Jablonowski
Title:	Senior Vice President

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THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as a Lender

By:	/s/ Scott O’Connell
Name:	Scott O’Connell
Title:	Director

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CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Jason LaGrippe
Name:	Jason LaGrippe
Title:	Duly Authorized Signatory

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MORGAN STANLEY BANK, N.A.,
as a Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

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ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Rina Kansagra
Name:	Rina Kansagra
Title:	Authorized Signatory

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SUNTRUST BANK,
as a Lender

By:	/s/ Philip VanFossan
Name:	Philip VanFossan
Title:	Vice President

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BRANCH BANKING AND TRUST COMPANY,
as a Lender

By:	/s/ Steve Whitcomb
Name:	Steve Whitcomb
Title:	Senior Vice President

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SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By:	/s/ Hideo Notsu
Name:	Hideo Notsu
Title:	Managing Director

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STIFEL BANK & TRUST,
as a Lender

By:	/s/ Daniel P. McDonald
Name:	Daniel P. McDonald
Title:	Assistant Vice President

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SYNOVUS BANK,
as a Lender

By:	/s/ John K. Croom
Name:	John K. Croom
Title:	Portfolio Manager

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BANK OF TAIWAN, A REPUBLIC OF CHINA BANK ACTING THROUGH ITS LOS ANGELES BRANCH,
as a Lender

By:	/s/ Ti Kang Wang
Name:	Ti Kang Wang
Title:	VP & General Manager

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MEGA INTERNATIONAL COMMERCIAL BANK CO., LTD. NEW YORK BRANCH,
as a Lender

By:	/s/ Ming-Che Yang
Name:	Ming-Che Yang
Title:	AVP & AGM

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LAND BANK OF TAIWAN LOS ANGELES BRANCH,
as a Lender

By:	/s/ Henry Leu
Name:	Henry Leu
Title:	SVP & General Manager

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TAIWAN BUSINESS BANK, LOS ANGELES BRANCH,
as a Lender

By:	/s/ Sam Chiu
Name:	Sam Chiu
Title:	General Manager

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TAIWAN COOPERATIVE BANK, SEATTLE BRANCH,
as a Lender

By:	/s/ GUEY-FANG CHENG
Name:	GUEY-FANG CHENG
Title:	VP & DEPUTY GENERAL MANAGER

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FIRST COMMERCIAL BANK, LTD., A REPUBLIC OF CHINA BANK ACTING THROUGH ITS LOS ANGELES BRANCH,
as a Lender

By:	/s/ Yuan Gan Ju
Name:	Yuan Gan Ju
Title:	SVP & General Manager

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E. SUN COMMERCIAL BANK, LIMITED, LOS ANGELES BRANCH,
as a Lender

By:	/s/ Joseph Chiuwci
Name:	Joseph Chiuwci
Title:	VP & Credit Manager

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HUA NAN COMMERCIAL BANK LTD., LOS ANGELES BRANCH,
as a Lender

By:	/s/ Gary Hsu
Name:	Gary Hsu
Title:	V.P. & General Manager

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WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Andrea S. Chen
Name:	Andrea S. Chen
Title:	Managing Director

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COMPASS BANK,
as a Lender

By:	/s/ Brian Tuerff
Name:	Brian Tuerff
Title:	SVP

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REGIONS BANK,
as a Lender

By:	/s/ Steven W. Mitchell
Name:	Steven W. Mitchell
Title:	Senior Vice President

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THE HUNTINGTON NATIONAL BANK,
as a Lender

By:	/s/ Michael Shiferaw
Name:	Michael Shiferaw
Title:	Senior Vice President

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THE BANK OF NOVA SCOTIA,
as a Lender

By:	/s/ Michelle C. Phillips
Name:	Michelle C. Phillips
Title:	Execution Head & Director

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BANK OF THE WEST,
A CALIFORNIA BANKING CORPORATION,
as a Lender

By:	/s/ Sarah J. Burns
Name:	Sarah J. Burns
Title:	Vice President

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FIFTH THIRD BANK,
as a Lender

By:	/s/ Tamara Dowd
Name:	Tamara Dowd
Title:	Director

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Schedule 2.01

Lenders and Commitments

Lender	Dollar Tranche Commitment	Dollar Tranche Commitment Percentage	Alternative Currency Tranche Commitment	Alternative Currency Tranche Commitment Percentage	U.S. Term Loan Commitment	U.S. Term Loan Commitment Percentage	Sterling Term Loan Commitment	Sterling Term Loan Commitment Percentage
Bank of America, N.A.	$58,961,642.31	6.551293590%	$27,191,202.42	7.768914977%	$23,185,891.39	5.455503856%	£8,079,622.03	8.079622030%
Citizens Bank, National Association	$58,961,642.33	6.551293592%	$27,191,202.39	7.768914969%	$23,185,891.38	5.455503854%	£8,079,622.01	8.079622010%
Credit Agricole Corporate and Investment Bank	$58,961,642.33	6.551293592%	$27,191,202.39	7.768914969%	$23,185,891.38	5.455503854%	£8,079,622.01	8.079622010%
JPMorgan Chase Bank, N.A.	$58,961,642.33	6.551293592%	$27,191,202.39	7.768914969%	$23,185,891.38	5.455503854%	£8,079,622.01	8.079622010%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$44,900,987.80	4.988998644%	$20,706,883.30	5.916252371%	$17,345,198.47	4.081223169%	£6,152,864.72	6.152864720%
Compass Bank	$44,900,987.80	4.988998644%	$20,706,883.30	5.916252371%	$26,377,456.53	6.206460360%	£6,152,864.72	6.152864720%
Royal Bank of Canada	$44,900,987.80	4.988998644%	$20,706,883.30	5.916252371%	$17,345,198.47	4.081223169%	£6,152,864.72	6.152864720%
The Bank of Nova Scotia	$44,900,987.80	4.988998644%	$20,706,883.30	5.916252371%	$26,377,456.53	6.206460360%	£6,152,864.72	6.152864720%
SunTrust Bank	$44,900,987.80	4.988998644%	$20,706,883.30	5.916252371%	$17,345,198.47	4.081223169%	£6,152,864.72	6.152864720%
Wells Fargo Bank, N.A.	$44,900,987.80	4.988998644%	$20,706,883.30	5.916252371%	$17,345,198.47	4.081223169%	£6,152,864.72	6.152864720%
Capital One, National Association	$38,165,839.63	4.240648848%	$17,600,850.80	5.028814514%	$13,388,580.00	3.150254118%	£5,229,935.02	5.229935020%
Morgan Stanley Bank, N.A.	$38,165,839.63	4.240648848%	$17,600,850.80	5.028814514%	$13,388,580.00	3.150254118%	£5,229,935.02	5.229935020%
Branch Banking and Trust Company	$33,675,740.85	3.741748983%	$15,530,162.47	4.437189277%	$19,783,092.40	4.654845271%	£4,614,648.54	4.614648540%
Regions Bank	$33,675,740.85	3.741748983%	$15,530,162.47	4.437189277%	$19,783,092.40	4.654845271%	£4,614,648.54	4.614648540%
Bank of the West, a California banking corporation	$29,185,642.07	3.242849119%	$13,459,474.14	3.845564040%	$17,145,346.75	4.034199235%	£3,999,362.07	3.999362070%
Fifth Third Bank	$29,185,642.07	3.242849119%	$13,459,474.14	3.845564040%	$17,145,346.75	4.034199235%	£3,999,362.07	3.999362070%
Sumitomo Mitsui Banking Corporation	$29,185,642.07	3.242849119%	$13,459,474.14	3.845564040%	$22,354,883.79	5.259972656%	-	0.000000000%
The Huntington National Bank	$22,450,493.90	2.494499322%	$10,353,441.65	2.958126186%	$13,188,728.27	3.103230181%	£3,076,432.36	3.076432360%
Stifel Bank & Trust	$22,962,754.88	2.551417209%	-	0.000000000%	$12,037,245.12	2.832292969%	-	0.000000000%
Synovus Bank	$19,682,361.33	2.186929037%	-	0.000000000%	$10,317,638.67	2.427679687%	-	0.000000000%
Bank of Taiwan, a Republic of China Bank acting through its Los Angeles Branch	$16,401,967.77	1.822440863%	-	0.000000000%	$8,598,032.23	2.023066407%	-	0.000000000%

Lender	Dollar Tranche Commitment	Dollar Tranche Commitment Percentage	Alternative Currency Tranche Commitment	Alternative Currency Tranche Commitment Percentage	U.S. Term Loan Commitment	U.S. Term Loan Commitment Percentage	Sterling Term Loan Commitment	Sterling Term Loan Commitment Percentage
First Commercial Bank, Ltd., a Republic of China Bank Acting Through its Los Angeles Branch	$16,401,967.77	1.822440863%	-	0.000000000%	$8,598,032.23	2.023066407%	-	0.000000000%
Land Bank of Taiwan Los Angeles Branch	$13,121,574.22	1.457952691%	-	0.000000000%	$6,878,425.78	1.618453125%	-	0.000000000%
Taiwan Business Bank, Los Angeles Branch	$13,121,574.22	1.457952691%	-	0.000000000%	$6,878,425.78	1.618453125%	-	0.000000000%
E. Sun Commercial Bank Limited, Los Angeles Branch	$9,841,180.66	1.093464518%	-	0.000000000%	$5,158,819.34	1.213839845%	-	0.000000000%
Hua Nan Commercial Bank Ltd., Los Angeles Branch	$9,841,180.66	1.093464518%	-	0.000000000%	$5,158,819.34	1.213839845%	-	0.000000000%
Mega International Commercial Bank Co., Ltd. New York Branch	$9,841,180.66	1.093464518%	-	0.000000000%	$5,158,819.34	1.213839845%	-	0.000000000%
Taiwan Cooperative Bank, Seattle Branch	$9,841,180.66	1.093464518%	-	0.000000000%	$5,158,819.34	1.213839845%	-	0.000000000%
Total:	$900,000,000.00	100.000000000%	$350,000,000.00	100.000000000%	$425,000,000.00	100.000000000%	£100,000,000.00	100.000000000%

Schedule 5.11

CORPORATE STRUCTURE; CAPITAL STOCK

ORGANIZATIONAL CHART OF OMEGA HEALTHCARE INVESTORS, INC.
FOLLOWING MERGER WITH AVIV REIT, INC.
May 15, 2017

I = Incorporated; Q = Qualified; (##) = Cross-reference with Alphabetical List in Doc. #6420673

Business Address for all Subsidiaries:
200 International Circle, Suite 3500
Hunt Valley, Maryland 21030-1394

Color Code Key
Yellow box/rounded corners = 3rd tier subsidiary
Lt Blue box/rounded corners = 4th tier subsidiary
Orange box/rounded corners = 5th tier subsidiary
Purple box/rounded corners = 6th tier subsidiary
Green box/rounded corners = 7th tier subsidiary
Omega Healthcare Investors, Inc. 38-3041398 I: MD; Q: AL, AR, CO, FL, ID, IN, KY, LA, MA, MI, MO, NC, OH, PA, RI, TN, TX, WA
100%
OHI Healthcare Properties Holdco, Inc. 47-2148273 I: DE (#406)
22.8% (GP/LP)
Outside Investors
4.8% LP[1]
72.4% (GP/LP)[1]
OHI Healthcare Properties Limited Partnership 36-4796206 I: DE; Q: MD (#407)
100%
OHI-LG Investment, LLC 37-1838844 I: DE (#720)
14.601% (LP/Member)
See Separate Chart for OHI-LG Joint Venture Entities
OHI-LG Asset Management, LLC 32-0508562 I: DE (#721)
OHI Asset (MD) Baltimore - West Belvedere, LLC 38-3987828 I: DE; Q: MD (#658)
OHI Asset (MD) Baltimore - Pall Mall, LLC 37-1799968 I: DE; Q: MD (#659)
Aviv OP Limited Partner, L.L.C. 27-3474432 I: DE (#443)
0.1% LP
99.9% GP
Aviv Healthcare Properties Operating Partnership I, L.P. 11-3747120 I: DE; Q: IL, MA (#441)
See pg. 3, 4 & 5
Bayside Street II, LLC 38-3519969 I: DE (#9)
See Pg. 6
Bayside Street, LLC 8-3160026 I: MD (#10)
See Pg. 6
OHI Asset (OH), LLC 04-3759938 I: DE; Q: OH, PA (#96)
See Pg. 6
OHI Asset CHG ALF, LLC 38-3945599 I: DE (#409)
See Pg. 6
OHI Asset CSB LLC 27-2820083 I: DE (#148)
See Pg. 6 & 7
OHI Asset CSE-E, LLC 27-1675861 I: DE (#102)
See Page 8
OHI Asset CSE-U, LLC 27-1675768 I: DE (#103)
See Page 8
OHI Asset HUD CFG, LLC 45-3662151 I: DE (#261)
See Page 8
OHI Asset HUD Delta, LLC 27-1895030 I: DE (#105)
See Page 9
OHI Asset HUD H-F, LLC 27-1894893 I: DE (#106)
See Page 9
OHI Asset (FL) Lakeland, LLC 61-1800255 I: DE; Q: FL (#704)
OHI Asset HUD SF, LLC 80-0830116 I: DE; Q: AZ (#284)
See Page 9
OHI Asset HUD WO, LLC 45-2379675 I: DE (#259)
See Page 9
OHI Asset RO, LLC 90-1018980 I: DE (#336)
See Page 10
OHI Asset (FL) Lutz, LLC 30-0858827 I: DE; Q: FL (#424)
OHI Asset (GA) Valdosta, LLC 35-2556904 I: DE;; Q: GA (Ref #663)
Arizona Lessor - Infinia, LLC 32-0008074 I: MD; Q: AZ (#1)
Colonial Gardens, LLC 26-0110549 I: OH (#15)
Colorado Lessor - Conifer, LLC 32-0008069 I: MD; Q: CO (#16)
OHI Asset C-L, LLC 37-1800240 I: DE (#661)
OHI Asset (GA) Nashville, LLC 37-1808814 I: DE;; Q: GA (Ref #662)
Florida Lessor - Meadowview, LLC 56-2398721 I: MD; Q: FL (#50)
Georgia Lessor - Bonterra/Parkview, LLC 16-1650494 I: MD; Q: GA (#52)
Indiana Lessor - Wellington Manor, LLC 32-0008064 I: MD; Q: IN (#61)
NRS Ventures, L.L.C. 38-4236118 I: DE; Q: FL, GA, KY, TN (#75)
OHI (Connecticut), LLC 06-1552120 I: CT; QNH, VT, WV (#77)
OHI (Illinois), LLC 47-3264182 I: IL; Q:IN (#423)
OHI (Indiana), LLC 38-3568359 I: IN; Q: OH (#80)
OHI (Iowa), LLC 38-3377918 I: IA; Q:MD (#81)
OHI Asset (AR) Ash Flat, LLC 46-3670959 I: DE; Q: AR (#326)
OHI Asset (AR) Camden, LLC 46-3672608 I: DE: Q: AR (#327)
OHI Asset (AR) Conway, LLC 61-1721332 I: DE; Q: AR (#328)
OHI Asset (AR) Des Arc, LLC 46-3691025 I: DE; Q: AR (#329)
OHI Asset (AR) Hot Springs, LLC 80-0951655 I: DE; Q: AR (#330)
OHI Asset (AR) Malvern, LLC 46-3719491 I: DE; Q: AR (#332)
OHI Asset (AR) Mena, LLC 38-3915930 I: DE; Q: AR (#331)
OHI Asset (AR) Pocahontas, LLC 46-3728913 I: DE; Q: AR (#333)
OHI Asset (AR) Sheridan, LLC 46-3739623 I: DE; Q: AR (#334)
OHI Asset (AR) Walnut Ridge, LLC 46-3751920 I: DE; Q: AR (#335)
OHI Asset (MD) Salisbury, LLC 38-3987971] I: DE; Q: MD (#660)
OHI Asset (CO), LLC 84-1706510 I: DE; Q: CO, ID (#84)
OHI Asset (CT) Lender, LLC 75-3205111 I: DE; Q: NH, RI, MA (#86)
OHI Asset (FL) Lake Placid, LLC 46-3827043 I: DE; Q: FL (#337)
OHI Asset (FL) Lender, LLC 27-4450390 I: DE (#258)
OHI Asset (FL), LLC 13-4225158 I: DE; Q: FL, NM (#87
OHI Asset (GA) Dunwoody, LLC 30-0869546 I: DE; Q: GA (#623)
OHI Asset (GA) Roswell, LLC 36-4808609 I: DE; Q: GA (#624)
OHI Asset (ID), LLC 04-3759931 I: DE; Q: ID (#88)
OHI Asset (IL), LLC 14-1951802 I: DE; Q: IL (#89)
OHI Asset (IN) American Village, LLC 46-0985915 I: DE; Q: IN (#289)
OHI Asset (IN) Anderson, LLC 46-0989235 I: DE; Q: IN (#292)
OHI Asset (IN) Beech Grove, LLC 46-1000956 I: DE; Q: IN (#290)
OHI Asset (IN) Clarksville, LLC 46-1011127 I: DE; Q: IN (#299)
OHI Asset (IN) Clinton, LLC 46-4095764 I: DE; Q: IN (#338)
OHI Asset (IN) Crown Point, LLC 46-1738072 I: DE; Q: IN (#319)
OHI Asset (IN) Eagle Valley, LLC 46-1021612 I: DE; Q: IN (#291)
OHI Asset (IN) Elkhart, LLC 46-1035197 I: DE; Q: IN (#298)
OHI Asset (IN) Forest Creek, LLC 46-1040435 I: DE; Q: IN (#293)
OHI Asset (IN) Fort Wayne, LLC 46-1050897 I: DE; Q: IN (#295)
OHI Asset (IN) Franklin, LLC 46-1062818 (I: DE; Q: IN (#294)
OHI Asset (IN) Greensburg, LLC 38-3879137 I: DE (#287)
OHI Asset (IN) Indianapolis, LLC 36-4736441 (I: DE (#288)
OHI Asset (IN) Jasper, LLC 46-4100999 I: DE; Q: IN (#339)
OHI Asset (IN) Kokomo, LLC 46-1071289 I: DE; Q: IN (#297)
OHI Asset (IN) Lafayette, LLC 46-1085161 I: DE; Q: IN (#302)
OHI Asset (IN) Madison, LLC 46-1745924 I: DE; Q: IN (#318)

1. Percentage assumes that Omega Healthcare Investors, Inc. gets the LP units that were cashed out in the exchange and that there is not a significant amount of LTIPs outstanding.

Page #1

ORGANIZATIONAL CHART OF OMEGA HEALTHCARE INVESTORS, INC.
FOLLOWING MERGER WITH AVIV REIT, INC.

Omega Healthcare Investors, Inc.
38-3041398
I: MD; Q: AL, AR, CO, FL, ID, IN, KY, LA, MA, MI, MO, NC, OH, PA, RI, TN, TX, WA
100%
OHI Healthcare Properties Holdco, Inc.
47-2148273
I: DE (#406)
22.8% (GP/LP)
Outside Investors
72.4% (GP/LP)[1]
4.8% LP[1]
OHI Healthcare Properties Limited Partnership
36-4796206
I: DE; Q: MD (#407)
100%
OHI Asset (IN) Monticello, LLC
46-1090601
I: DE; Q: IN (#296)
OHI Asset (IN) Noblesville, LLC
46-1103366
I: DE; Q: IN (#300)
OHI Asset (IN) Rosewalk, LLC
46-1116285
I: DE; Q: IN (#301)
OHI Asset (IN) Salem, LLC
46-4111473
I: DE; Q: IN (#340)
OHI Asset (IN) Seymour, LLC
46-4133715
I: DE; Q: IN (#341)
OHI Asset (IN) Spring Mill, LLC
46-1120573
I: DE; Q: IN (#303)
OHI Asset (IN) Terre Haute, LLC
46-1140102
I: DE; Q: IN (#304)
OHI Asset (IN) Wabash, LLC
38-3879151
I: DE (#285)
OHI Asset (IN) Westfield, LLC
32-0381277
I: DE (#286)
OHI Asset (IN) Zionsville, LLC
46-1152307
I: DE; Q: IN (#305)
OHI Asset (MD), LLC
45-2611748
I: DE (#260)
OHI Asset (MI) Heather Hills, LLC
46-1515395
I: DE; Q: MI (#317)
OHI Asset (MI), LLC
27-3378345
I: DE (#257)
OHI Asset (MO), LLC
04-3759939
I: DE; Q: MO (#93)
OHI Asset (OH) Lender, LLC
51-0529744
I: DE (#94)
OHI Asset (PA), LLC
90-0137715
I: DE; Q: OH, PA, WV (#98)
OHI Asset (TX) Hondo, LLC
46-1346058
I: DE; Q: TX (#307)
OHI Asset (TX), LLC
04-3759927
I: DE; Q: TX (#100)
OHI Asset (WV) Danville, LLC
47-1084194
I: DE (#404)
OHI Asset (WV) Ivydale, LLC
47-1112048
I: DE (#405)
OHI Asset II (FL), LLC
27-1813906
I: DE; Q: FL (#108)
OHI Asset, LLC
32-0079270
I: DE; Q: AL, NC, TN, WA (#112)
OHI Mezz Lender, LLC
46-3201249
I: DE (#325)
OHI Asset (TN) Rogersville, LLC
38-3954783
I: DE; Q: TN (#418)
OHIMA, LLC
06-1552118
I: MA (#116)
Sterling Acquisition, LLC
38-3207992
I: KY; Q: AL, AR, FL, OH, TN, TX, WV (#136)
Texas Lessor - Stonegate GP, LLC
32-0008071
I: MD; Q: TX (#139)
Texas Lessor - Stonegate Limited, LLC
32-0008072
I: MD (#140)
Washington Lessor - Silverdale, LLC
56-2386887
I: MD; Q: WA (#144)
.01% GP
99.99% LP
Texas Lessor - Stonegate, LP
32-0008073
I: MD; Q: TX (#141)
Wilcare, LLC
26-0110550
I: OH (#147)
OHI Asset (TN) Jefferson City, LLC
61-1750374
I: DE; Q: TN (#408)
99%
OHI Asset (LA), LLC
04-3759935
I: DE; Q: LA, TX (#91)
1%
Omega TRS I, Inc.
38-3587540
I: MD; Q: LA, TX (#118)
0.1%
99.9%
OHI Asset Management, LLC
36-4798979
I: DE; Q: NM, WA (#417)
Aviv Asset Management, L.L.C.
30-0305067
I: DE; Q: IL (#432)
OHI Asset (LA) Baton Rouge, LLC
#37-1785874
I: DE; Q: LA (#625)
OHI Asset (NY) 2nd Avenue, LLC
30-0874937
I: DE; Q: NY (#626)
OHI Asset (NY) 93rd Street, LLC
32-0470120
I: DE; Q: NY (#640)
OHI Asset (FL) Pensacola, LLC
35-2541006
I: DE (#641)
OHI Asset (WA) Fort Vancouver, LLC
36-4817415
I: DE; Q: WA (#642)
OHI Asset (VA) Martinsville ALF, LLC
61-1769745
I: DE; Q: VA (#643)
OHI Asset (VA) Martinsville SNF, LLC
37-1791389
I: DE; Q: VA (#644)
OHI Asset (FL) Lake City, LLC
61-1806770
I: DE; Q: FL (#645)
OHI Asset (FL) Eustis, LLC
61-1773617
I: DE; Q: FL (#646)
OHI Asset (FL) Pensacola - Hillview, LLC
36-4821441
I: DE; Q: FL (#647)
OHI Asset (TX) Schertz, LLC
30-0890365
I: DE; Q: TX (#648)
OHI Asset (AZ) Tucson, LLC
35-2546755]
I: DE; Q: AZ (#650)
OHI Asset DB Collateral Agent, LLC
61-1774325]
I: D (#651)
OHI Asset (VA) Midlothian, LLC
37-1808599
I: D; Q: VA (#652)
OHI Asset (TX) Athens, LLC
30-0939066
I: D; Q: TX (#653)
OHI Asset (TX) Longview, LLC
61-1792814
I: D; Q: TX (#654)
OHI Asset (TX) Winnsboro ALF, LLC
37-1827008]
I: D; Q: TX (#655)
OHI Asset (SC) Five Forks, LLC
35-2556486
I: DE; Q: SC (#657)
OHI Asset (FL) Melbourne, LLC
32-0509945
I: DE; Q: FL (#711)
OHI Asset (FL) Middleburg, LLC
37-1832748
I: DE; Q: FL (#712)

1. Percentage assumes that Omega Healthcare Investors, Inc. gets the LP units that were cashed out in the exchange and that there is not a significant amount of LTIPs outstanding.

Page #2

ORGANIZATIONAL CHART OF OMEGA HEALTHCARE INVESTORS, INC.
FOLLOWING MERGER WITH AVIV REIT, INC.

Omega Healthcare Investors, Inc.
38-3041398
I: MD; Q: AL, AR, CO, FL, ID, IN, KY, LA, MA, MI, MO, NC, OH, PA, RI, TN, TX, WA
100%
OHI Healthcare Properties Holdco, Inc.
47-2148273
I: DE (#406)
22.8% (GP/LP)
Outside Investors
4.8% LP[1]
72.4% (GP/LP)[1]
OHI Healthcare Properties Limited Partnership
36-4796206
I: DE; Q: MD (#407)
100%
100%
Aviv OP Limited Partner, L.L.C.
27-3474432
I: DE (#443)
0.1% LP
99.9% GP
Aviv Healthcare Properties Operating Partnership I, L.P.
11-3747120
I: DE; Q: IL, MA (#441)
100%
Aviv Financing I, L.L.C.
11-3747125
I: DE; Q: IL, MA (#433)
100%
Alamogordo Aviv, L.L.C.
27-0123540
I: NM (#427)
Arma Yates, L.L.C.
27-3971035
I: DE; Q: KS (#430)
Bradenton ALF Property, L.L.C.
45-4444919
I: DE; Q: FL (#451)
Brewster ALF Property, L.L.C.
46-5485524
I: DE; Q: MA (#452)
California Aviv, L.L.C.
38-3786697
I: DE; Q: CA, WA, OR (#455)
Chenal Arkansas, L.L.C.
04-3835270
I: DE; Q: AR (#462)
Chippewa Valley, L.L.C.
36-4065826
I: #IL; Q: MI, WI (#463)
Clayton Associates, L.L.C.
36-4572014
I: NM (#465)
Columbus Western Avenue, L.L.C.
71-0960205
I: DE; Q: WI (#468)
Commerce Nursing Homes, L.L.C.
36-4122632
I: IL; Q: TX (#470)
Commerce Sterling Hart Drive, L.L.C.
27-5458991
I: DE; Q: TX (#471)
Aviv Financing II, L.L.C.
36-4597042
I: DE (#434)
100%
305 West End Avenue Property, L.L.C.
None
I: DE (#425)
446 Sycamore Road, L.L.C.
32-0380782
I: DE; Q: CA (#426)
Albany Street Property, L.L.C.
61-1754256
I: DE; Q: OH (#428)
Arkansas Aviv, L.L.C.
30-0509615
I: DE; Q: AR (#429)
Avery Street Property, L.L.C.
36-4775490
I: DE; Q: FL (#431)
Avon Ohio, L.L.C.
36-4601433
I: DE; Q: OH (#444)
Belleville Illinois, L.L.C.
32-0188341
I: DE; Q: IL (#445)
Bellingham II Associates, L.L.C.
11-3747130
I: DE; Q: WA (#446)
Bethel ALF Property, L.L.C.
36-4759871
I: DE; Q: CT (#447)
BHG Aviv, L.L.C.
36-4601432
I: DE; Q: MA, PA (#448)
Biglerville Road, L.L.C.
35-2410897
I: DE; Q: PA (#449)
Aviv Financing III, L.L.C.
36-4641210
I: DE (#435)
100%
Danbury ALF Property, L.L.C.
27-4083747
I: DE; Q: CT (#479)
DWC Finance, L.L.C.
47-2256374
I: DE (#483)
Riverside Nursing Home Associates Two, L.L.C.
27-3524946
I: DE; Q: CA (#578)
STBA Properties, L.L.C.
37-1746483
I: DE (#598)
Westerville Ohio Office Property, L.L.C.
32-0452280
I: DE; Q: OH (#616)
Aviv Financing IV, L.L.C.
27-0836481
I: DE (#436)
100%
Aviv Foothills, L.L.C.
36-4572035
I: DE; Q: AZ (#439)
Aviv Liberty, L.L.C.
36-4572034
I: DE; Q: TX (#442)
California Aviv Two, L.L.C.
26-4117080
I: DE; Q: CA, NV (#454)
Effingham Associates, L.L.C.
36-4150491
I: IL (#486)
Elite Mattoon, L.L.C.
36-4454111
I: DE; Q: IL (#487)
Gardnerville Property, L.L.C.
37-1657201
I: DE; Q: NV (#501)
Kansas Five Property, L.L.C.
36-1647542
I: DE; Q: KS (#520)
Karan Associates, L.L.C.
11-3747208
I: DE; Q: TX (#522)
Manor Associates, L.L.C.
36-4572020
I: DE; Q: TX (#529)
Newtown ALF Property, L.L.C.
27-4083571
I: DE; Q: CT (#548)
Ohio Pennsylvania Property, L.L.C.
32-0350654
I: DE; Q: OH, PA (#559)
100%
Aviv Financing V, L.L.C.
27-0836548
I: DE (#437)
100%
Casa/Sierra California Associates, L.L.C.
36-4572017
I: DE; Q: CA (#457)
Florida Four Properties, L.L.C.
35-2456486
I: DE; Q: FL (#494)
Glendale NH Property, L.L.C.
61-1686455
I: DE; Q: WI (#504)
Kingsville Texas, L.L.C.
37-1522939
I: DE; Q: TX (#526)
Montana Associates, L.L.C.
36-4149849
I: IL; Q:MT (#537)
Orange, L.L.C.
36-4095365
I: IL; Q: TX (#564)
Peabody Associates Two, L.L.C.
27-5346222
I: DE; Q: KS (#568)
Seguin Texas Property, L.L.C.
35-2456377
I: DE; Q: TX (#591)
Southeast Missouri Property, L.L.C.
27-3502072
I: DE; Q: MO (#594)
Stevens Avenue Property, L.L.C.
35-2446030
I: DE; Q: KY (#600)
Texas Fifteen Property, L.L.C.
35-2437626
I: DE; Q: TX (#602)
Aviv Financing VI, L.L.C.
61-1749036
I: DE (#438)
100%
Financing VI Healthcare Property, L.L.C.
35-2519380
I: DE; Q: OH, IN, MI, NC, VA (#492)

1. Percentage assumes that Omega Healthcare Investors, Inc. gets the LP units that were cashed out in the exchange and that there is not a significant amount of LTIPs outstanding.

Page #3

ORGANIZATIONAL CHART OF OMEGA HEALTHCARE INVESTORS, INC.
FOLLOWING MERGER WITH AVIV REIT, INC.

Omega Healthcare Investors, Inc.
38-3041398
I: MD; Q: AL, AR, CO, FL, ID, IN, KY, LA, MA, MI, MO, NC, OH, PA, RI, TN, TX, WA
100%
OHI Healthcare Properties Holdco, Inc.
47-2148273
I: DE (#406)
22.8% (GP/LP)
72.4% (GP/LP)1
Outside Investors
4.8% LP1
OHI Healthcare Properties Limited Partnership
36-4796206
I: DE; Q: MD (#407)
100%
100%
99.9% GP
Aviv OP Limited Partner, L.L.C.
27-3474432
I: DE (#443)
0.1% LP
Aviv Healthcare Properties Operating Partnership I, L.P.
11-3747120
I: DE; Q: IL, MA (#441)
100%
100%
Aviv Financing I, L.L.C.
11-3747125
I: DE; Q: IL, MA (#433)
100%
100%
Conroe Rigby Owen Road, L.L.C.
27-5458820
I: DE; Q: TX (#472)
Denison Texas, L.L.C.
32-0173170
I: DE; Q: TX (#482)
Falfurrias Texas, L.L.C.
61-1501714
I: DE; Q: TX (#491)
Fredericksburg South Adams Street, L.L.C.
27-5459311
I: DE; Q: TX (#498)
Freewater Oregon, L.L.C.
36-2280966
I: DE; Q: OR (#499)
Fullerton California, L.L.C.
36-4480527
I: DE; Q: CA (#500)
Germantown Property, L.L.C.
45-4444655
I: DE; Q: OH (#502)
Heritage Monterey Associates, L.L.C.
36-4056688
I: IL; Q:CA (#508)
Highland Leasehold, L.L.C.
20-2873499
I: DE; Q: IL (#511)
Hobbs Associates, L.L.C.
36-4177337
I: IL; Q:NM (#512)
Hot Springs Aviv, L.L.C.
30-0470700
I: DE; Q: AR (#513)
100%
Houston Texas Aviv, L.L.C.
36-4587739
I: DE; Q: TX (#514)
Hutchinson Kansas, L.L.C.
51-0559326
I: DE; Q: KS (#515)
Jasper Springhill Street, L.L.C.
27-5458704
I: DE; Q: TX (#519)
McCarthy Street Property, L.L.C.
38-3855495
I: DE; Q: PA (#532)
Missouri Associates, L.L.C.
36-4572033
I: DE; Q: MO, TX (#535)
Missouri Regency Associates, L.L.C.
36-4572031
I: DE; Q: MO (#536)
Mount Washington Property, L.L.C.
45-5010153
I: DE; Q: WI (#539)
N.M. Bloomfield Three Plus One Limited Company
74-2748292
I: NM (#543)
N.M. Espanola Three Plus One Limited Company
74-2748289
I: NM (#544)
N.M. Lordsburg Three Plus One Limited Company
74-2748286
I: NM (#545)
N.M. Silver City Three Plus One Limited Company
74-2748283
I: NM (#546)
100%
100%
100%
Omaha Associates, L.L.C.
36-4572019
I: DE; Q: NE (#562)
Riverside Nursing Home Associates, L.L.C.
36-4340184
I: DE; Q: CA (#579)
Santa Ana-Bartlett, L.L.C.
36-4212739
I: IL; Q:CA (#586)
Savoy/Bonham Venture, L.L.C.
36-4572026
I: DE; Q: TX (#588)
Southern California Nevada, L.L.C.
30-0705746
I: DE; Q: CA, NV (#595)
Tujunga, L.L.C.
36-4389732
I: DE; Q: CA (#605)
Washington-Oregon Associates, L.L.C.
36-4192347
I: IL; Q: WA, OR (#610)
West Yarmouth Property I, L.L.C.
46-5495346
I: DE; Q: MA (#614)
West Yarmouth Property II, L.L.C.
46-5528008
I: DE; Q: MA (#615)
Weston ALF Property, L.L.C.
46-5472581
I: DE; Q: MA (#617)
Wheeler Healthcare Associates, L.L.C.
74-2752353
I: TX (#618)
Aviv Financing II, L.L.C.
36-4597042
I: DE (#434)
100%
Bonham Texas, L.L.C.
30-0358809
I: DE; Q: TX (#450)
Burton NH Property, L.L.C.
11-3714506
I: DE; Q: WA (#453)
Camas Associates, L.L.C.
36-4340182
I: DE; Q: WA (#456)
Champaign Williamson Franklin, L.L.C.
36-4769741
I: DE; Q: IL (#458)
Chardon Ohio Property, L.L.C.
61-1722650
I: DE (#460)
100%
Chardon Ohio Property Holdings, L.L.C.
37-1762860
I: DE; Q: OH (#459)
Chatham Aviv, L.L.C.
27-0354315
I: DE; Q: PA (#461)
Clarkston Care, L.L.C.
76-0802028
I: DE; Q: WA (#464)
Colonial Madison Associates, L.L.C.
38-3741678
I: DE; Q: WI (#466)
Columbus Texas Aviv, L.L.C.
38-3735473
I: DE; Q: TX (#467)
Colville Washington Property, L.L.C.
35-2521805
I: DE; Q: WA (#469)
Falcon Four Property, L.L.C.
30-0794160
I: DE (#490)
100%
Falcon Four Property Holding, L.L.C.
46-3986352
I: DE; Q: OH (#489)
Aviv Financing IV, L.L.C.
27-0836481
I: DE (#436)
100%
100%
Orange ALF Property, L.L.C.
27-4083471
I: DE; Q: CT (#563)
Pomona Vista L.L.C.
36-4111095
I: IL; Q:CA (#572)
Raton Property Limited Company
36-4111094
I: NM (#574)
Red Rocks, L.L.C.
36-4192351
I: IL; Q: NM (#576)
Rose Baldwin Park Property L.L.C.
36-4111092
I: IL; Q: CA (#581)
Salem Associates, L.L.C.
36-4572028
I: DE; Q: IL (#583)
San Juan NH Property, LLC
11-3714511
I: DE; Q: WA (#584)
Sandalwood Arkansas Property, L.L.C.
61-1665105
I: DE; Q: AR (#585)
Sedgwick Properties, L.L.C.
36-4694767
I: DE; Q: KS (#590)
Sun-Mesa Properties, L.L.C.
36-4047650
I: IL; Q: AZ (#601)
VRB Aviv, L.L.C.
76-0802032
I: DE; Q: CA (#608)
100%
Watauga Associates, L.L.C.
36-4163268
I: IL; Q: TX (#611)
100%
Willis Texas Aviv, L.L.C.
37-1522942
I: DE; Q: TX (#620)

1. Percentage assumes that Omega Healthcare Investors, Inc. gets the LP units that were cashed out in the exchange and that there is not a significant amount of LTIPs outstanding.

Page #4

ORGANIZATIONAL CHART OF OMEGA HEALTHCARE INVESTORS, INC.
FOLLOWING MERGER WITH AVIV REIT, INC.

Omega Healthcare Investors, Inc.
38-3041398
I: MD; Q: AL, AR, CO, FL, ID, IN, KY, LA, MA, MI, MO, NC, OH, PA, RI, TN, TX, WA
100%
OHI Healthcare Properties Holdco, Inc.
47-2148273
I: DE (#406)
22.8% (GP/LP)
72.4% (GP/LP)1
Outside Investors
4.8% LP1
OHI Healthcare Properties Limited Partnership
36-4796206
I: DE; Q: MD (#407)
100%
100%
99.9% GP
Aviv OP Limited Partner, L.L.C.
27-3474432
I: DE (#443)
0.1% LP
Aviv Healthcare Properties Operating Partnership I, L.P.
11-3747120
I: DE; Q: IL, MA (#441)
100%
Aviv Financing II, L.L.C.
36-4597042
I: DE (#434)
100%
Yuba Aviv, L.L.C.
11-3750228
I: DE; Q: VA (#621)
100%
100%
100%
CR Aviv, L.L.C.
20-5354773
I: DE; Q: IL, MO (#473)
Crete Plus Five Property, L.L.C.
30-0855110
I: DE; Q: NE (#474)
Crooked River Road, L.L.C.
27-5081057
I: DE; Q: FL (#475)
Cuyahoga Falls Property II, L.L.C.
38-3937172
I: DE; Q: OH (#476)
Cuyahoga Falls Property, L.L.C.
35-2419468
I: DE; Q: OH (#477)
Dallas Two Property, L.L.C.
61-1746734
I: DE; Q: TX (#478)
Darien ALF Property, L.L.C.
30-0694838
I: DE; Q: CT (#480)
Deerfield Class B, L.L.C.
35-2525678
I: DE (#481)
East Rollins Street, L.L.C.
38-3838004
I: DE; Q: MO (#484)
Edgewood Drive Property, L.L.C.
32-0405276
I: DE; Q: IN (#485)
Elite Yorkville, L.L.C.
36-4454114
I: DE; Q: IL (#488)
100%
Florida ALF Properties, L.L.C.
32-0417622
I: DE; Q: FL (#493)
Fort Stockton Property, L.L.C.
38-3918639
I: DE; Q: TX (#495)
Fountain Associates, L.L.C.
36-4572016
I: DE; Q: AZ (#496)
Four Fountains Aviv, L.L.C.
36-4601434
I: DE; Q: IL (#497)
Giltex Care, L.L.C.
36-4572036
I: DE; Q: TX (#503)
Gonzales Texas Property, L.L.C.
32-0403901
I: DE; Q: TX (#505)
Great Bend Property, L.L.C.
27-3971138
I: DE; Q: KS (#506)
Greenville Kentucky Property, L.L.C.
30-0838127
I: DE; Q: KY (#507)
HHM Aviv, L.L.C.
32-0205746
I: DE; Q: TX (#509)
Hidden Acres Property, L.L.C.
27-2457250
I: DE; Q: TN (#510)
Idaho Associates, L.L.C.
36-4114446
I: IL; Q: ID (#516)
100%
Illinois Missouri Properties, L.L.C.
35-2520792
I: DE; Q: IL, MO (#517)
Io Lincoln County Property, L.L.C.
45-4445450
I: DE; Q: IA, NE (#518)
Karan Associates Two, L.L.C.
61-1514965
I: DE; Q: TX (#521)
Karissa Court Property, L.L.C.
38-3923400
I: DE; Q: TX (#523)
KB Northwest Associates, L.L.C.
36-4572025
I: DE; Q: WA (#524)
Kentucky NH Properties, L.L.C.
61-1730147
I: DE; Q: KY (#525)
Louisville Dutchmans Property, L.L.C.
61-1715555
I: DE; Q: KY (#527)
Magnolia Drive Property, L.L.C.
30-0793756
I: DE; Q: TX (#528)
Mansfield Aviv, L.L.C.
32-0183852
I: DE; Q: OH (#530)
Massachusetts Nursing Homes, L.L.C.
20-2873416
I: DE; Q: MA (#531)
Minnesota Associates, L.L.C.
36-4469552
I: DE; Q: MN (#533)
100%
Mishawaka Property, L.L.C.
36-4734067
I: DE; Q: IN (#534)
Monterey Park Leasehold Mortgage, L.L.C.
32-0267202
I: Q: CA (#538)
Mt. Vernon Texas, L.L.C.
35-2270167
I: DE; Q: TX (#540)
Murray County, L.L.C.
36-4708756
I: DE; Q: MA, OK (#541)
Muscatine Toledo Properties, L.L.C.
36-4777497
I: DE; Q: IA (#542)
New Hope Property, L.L.C.
61-1720871
I: DE; Q: MN (#547)
Nicholasville Kentucky Property, L.L.C.
46-5411821
I: DE; Q: KY (#549)
North Royalton Ohio Property, L.L.C.
37-1729308
I: DE; Q: OH (#550)
Norwalk ALF Property, L.L.C.
27-4083805
I: DE; Q: CT (#551)
Oakland Nursing Homes, L.L.C.
36-4572018
I: DE; Q: CA (#552)
October Associates, L.L.C.
36-4572030
I: DE; Q: TX (#553)
100%
Ogden Associates, L.L.C.
36-4412291
I: DE; Q: UT (#554)
Ohio Aviv Three, L.L.C.
27-5082021
I: DE; Q: OH (#555)
Ohio Aviv Two, L.L.C.
27-5081906
I: DE; Q: OH (#556)
Ohio Aviv, L.L.C.
36-4597043
I: DE; Q: OH (#557)
Ohio Indiana Property, L.L.C.
36-4764623
I: DE; Q: OH, IN (#558)
Oklahoma Two Property, L.L.C.
37-1695177
I: DE; Q: OK (#560)
Oklahoma Warr Wind, L.L.C.
38-3886603
I: DE; Q: OK (#561)
Oregon Associates, L.L.C.
36-4572024
I: DE; Q: OR (#565)
Oso Avenue Property, L.L.C.
30-0767014
I: DE; Q: CA (#566)
Ostrom Avenue Property, L.L.C.
32-0457123
I: DE; Q: TX (#567)
Peabody Associates, L.L.C.
36-4572029
I: DE; Q: KS (#569)
100%
Pennington Road Property, L.L.C.
36-4768380
I: DE (Q: AR (#570)
Pocatello Idaho Property, L.L.C.
35-2449870
I: DE; Q: ID (#571)
Prescott Arkansas, L.L.C.
04-3835264
I: DE; Q: AR (#573)
Ravenna Ohio Property, L.L.C.
61-1692048
I: DE; Q: OH (#575)
Richland Washington, L.L.C.
26-0081509
I: DE; Q: WA (#577)
Rockingham Drive Property, L.L.C.
35-2485732
I: DE; Q: TX (#580)
S.C. Portfolio Property, L.L.C.
32-0457621
I: DE; Q: SC (#582)
Santa Fe Missouri Associates, L.L.C.
36-4165126
I: IL; Q:MO (#587)
Searcy Aviv, L.L.C.
38-3779442
I: DE; Q: AR (#589)
Sierra Ponds Property, L.L.C.
38-3888430
I: DE; Q: CA (#592)
Skyview Associates, L.L.C.
36-4572023
I: DE; Q: ID (#593)
100%
St. Joseph Missouri Property, L.L.C.
36-4786588
I: DE; Q: MO (#596)
Star City Arkansas, L.L.C.
43-2089308
I: DE; Q: AR (#597)
Stephenville Texas Property, L.L.C.
46-5421870
I: DE; Q: : TX (#599)
Texas Four Property, L.L.C.
46-5459201
I: DE; Q: TX (#603)
Texhoma Avenue Property, L.L.C.
35-2470607
I: DE; Q: CA (#604)
Tulare County Property, L.L.C.
46-5446413
I: DE; Q: CA (#606)
Twinsburg Ohio Property, L.L.C.
37-1763327
I: DE; Q: OH (#607)
Washington Idaho Property, L.L.C.
61-1743318
I: DE; Q: WA, ID (#609)
Wellington Leasehold, L.L.C.
27-3971187
I: DE; Q: KS (#612)
West Pearl Street, L.L.C.
81-0637081
I: DE; Q: CA (#613)
Whitlock Street Property, L.L.C.
32-0419832
I: DE; Q: IN (#619)
100%

1. Percentage assumes that Omega Healthcare Investors, Inc. gets the LP units that were cashed out in the exchange and that there is not a significant amount of LTIPs outstanding.

Page #5

ORGANIZATIONAL CHART OF OMEGA HEALTHCARE INVESTORS, INC.
FOLLOWING MERGER WITH AVIV REIT, INC.

Omega Healthcare Investors, Inc.
38-3041398
I: MD; Q: AL, AR, CO, FL, ID, IN, KY, LA, MA, MI, MO, NC, OH, PA, RI, TN, TX, WA
100%
OHI Healthcare Properties Holdco, Inc.
47-2148273
I: DE (#406)
22.8% (GP/LP)
72.4% (GP/LP)[1]
Outside Investors
4.8% LP[1]
OHI Healthcare Properties Limited Partnership
36-4796206
I: DE; Q: MD (#407)
100%
100%
Bayside Street II, LLC
38-3519969
I: DE (#9)
Canton Health Care Land, LLC
20-1914579
I: OH (#11)
Dixon Health Care Center, LLC
34-1509772
I: OH (#46)
Hutton I Land, LLC
20-1914403
I: OH (#57)
Hutton II Land, LLC
20-1914470
I: OH (#58)
Hutton III Land, LLC
20-1914529
I: OH (#59)
Leatherman 90-1, LLC
20-1914625
I: OH (#65)
Leatherman Partnership 89-1, LLC
34-1656489
I: OH (#66)
Leatherman Partnership 89-2, LLC
34-1656491
I: OH (#67)
Meridian Arms Land, LLC
20-1914864
I: OH (#73)
Orange Village Care Center, LLC
34-1321728
I: OH (#119)
St. Mary's Properties, LLC
20-1914905
I: OH (#135)
100%
Bayside Street, LLC
8-3160026
I: MD (#10)
100%
Bayside Colorado Healthcare Associates, LLC
38-3517837
I: CO (#6)
OHI Asset (OH), LLC
04-3759938
I: DE; Q: OH, PA (#96)
100%
The Suburban Pavilion, LLC
34-1035431
I: OH (#143)
100%
Pavillion North Partners, LLC
47-3255261
I: PA (#421)
60% LP
Pavillion North, LLP
75-3202956
I: PA (#124)
100%
Pavillion Nursing Center North, LLC
47-3259540
I: PA (#422)
40% GP
1% GP
OHI Asset (PA), LP
54-6643405
I: MD; Q: OH, PA, WV (#97)
1% GP
OHI Asset II (PA), LP
84-6390330
I: MD; Q: PA (#109)
99% LP
1% GP
OHI Asset III (PA), LP
84-6390331
I: MD; Q: OH, PA (#110)
100%
100%
OHI Asset CHG ALF, LLC
38-3945599
I: DE; Q: PA (#409)
OHI Asset (OR) Troutdale, LLC
47-2564223
I: DE; Q: OR (#410)
OHI Asset (PA) GP, LLC
47-2553542
I: DE; Q: PA (#412)
1% GP
OHI Asset (PA) West Mifflin, LP
30-0852028
I: DE; Q: PA (#411)
99.00% LP
Bala Cynwyd Real Estate, LP
27-1726563
I: PA (#413)
Hot Springs Atrium Owner, LLC
47-1359052
I: DE; Q: AR (#414)
Hot Springs Cottages Owner, LLC
47-1371567
I: DE; Q: AR (#415)
Hot Springs Marina Owner, LLC
47-1461931
I: DE; Q: AR (#416)
100%
OHI Asset CSB LLC
27-2820083
I: DE (#148)
100%
CSE Casablanca Holdings LLC
20-8724466
I: DE (#157)
CSE Casablanca Holdings II LLC
26-0595183
I: DE (#158)
100%
CSE Albany LLC
20-5885686
I: DE; Q: KY (#149)
CSE Amarillo LLC
20-5862752
I: DE; Q: TX (#150)
CSE Augusta LLC
20-5885921
I: DE; Q: KY (#152)
CSE Bedford LLC
20-5886082
I: DE; Q: KY (#153)
CSE Canton LLC
20-5887312
I: DE; Q: OH (#156)
CSE Cedar Rapids LLC
20-5884941
I: DE; Q: IA (#159)
CSE Cambridge Realty LLC
20-5959318
I: DE; Q: MD (#155)
100%
CSE Cambridge LLC
20-5886976
I: DE; Q: MD (#154)
CSE Elkton Realty LLC
20-5959253
I: DE; Q: MD (#167)
100%
CSE Elkton LLC
20-5887006
I: DE; Q: MD (#166)
CSE Lexington Park Realty LLC
20-5959280
I: DE; Q: MD (#188)
100%
CSE Lexington Park LLC
20-5886951
I: DE; Q: MD (#187)

1. Percentage assumes that Omega Healthcare Investors, Inc. gets the LP units that were cashed out in the exchange and that there is not a significant amount of LTIPs outstanding.

Page #6

ORGANIZATIONAL CHART OF OMEGA HEALTHCARE INVESTORS, INC.
FOLLOWING MERGER WITH AVIV REIT, INC.

Omega Healthcare Investors, Inc.
38-3041398
I: MD; Q: AL, AR, CO, FL, ID, IN, KY, LA, MA, MI, MO, NC, OH, PA, RI, TN, TX, WA
100%
OHI Healthcare Properties Holdco, Inc.
47-2148273
I: DE (#406)
22.8% (GP/LP)
72.4% (GP/LP)1
Outside Investors
4.8% LP1
OHI Healthcare Properties Limited Partnership
36-4796206
I: DE; Q: MD (#407)
100%
100%
OHI Asset CSB LLC
27-2820083
I: DE (#148)
100%
CSE Casablanca Holdings LLC
20-8724466
I: DE (#157)
100%
CSE Casablanca Holdings II LLC
26-0595183
I: DE (#158)
100%
100%
CSE Chelmsford LLC
20-5920451
I: DE; Q: MA (#160)
CSE Chesterton LLC
20-5885195
I: DE; Q: IN (#161)
CSE Denver LLC
20-5884311
I: DE; Q: CO (#163)
CSE Douglas LLC
20-5883761
I: DE; Q: AZ (#164)
CSE Fort Wayne LLC
20-5885125
I: DE; Q: IN (#168)
CSE Frankston LLC
20-5862947
I: DE; Q: TX (#169)
CSE Georgetown LLC
20-5886126
I: DE; Q: KY (#170)
CSE Green Bay LLC
20-5888029
I: DE; Q: WI (#171)
CSE Hilliard LLC
20-5887347
I: DE; Q: OH (#172)
CSE Huntsville LLC
20-5887764
I: DE; Q: TN (#173)
CSE Indianapolis-Continental LLC
20-5885046
I: DE; Q: IN (#174)
100%
CSE Indianapolis-Greenbriar LLC
20-5885096
I: DE; Q: IN (#175)
CSE Jeffersonville-Hillcrest Center LLC
20-5885261
I: DE; Q: IN (#176)
CSE Jeffersonville-Jennings House LLC
20-5885346
I: DE; Q: IN (#177)
CSE Kingsport LLC
20-5887736
I: DE; Q: TN (#179)
CSE Lake City LLC
20-5863259
I: DE; Q: FL (#181)
CSE Lake Worth LLC
20-5863173
I: DE; Q: FL (#182)
CSE Lakewood LLC
20-5884352
I: DE; Q: CO (#183)
CSE Las Vegas LLC
20-5887216
I: DE; Q: NM (#184)
CSE Lawrenceburg LLC
20-5887802
I: DE; Q: TN (#185)
CSE Ligonier LLC
20-5885484
I: DE; Q: IN (#189)
CSE Live Oak LLC
20-5863086
I: DE; Q: FL (#190)
CSE Lowell LLC
20-5885381
I: DE; Q: IN (#192)
100%
CSE Mobile LLC
20-5883572
I: DE (#193)
CSE Moore LLC
20-5887574
I: DE; Q: OK (#194)
CSE Omro LLC
20-5887998
I: DE Q: WI (#197)
CSE Orange Park LLC
20-5863371
I: DE; Q: FL (#198)
CSE Orlando-Pinar Terrace Manor LLC
20-5863043
I: DE; Q: FL (#199)
CSE Orlando-Terra Vista Rehab LLC
20-5863223
I: DE; Q: FL (#200)
CSE Piggott LLC
20-5883659
I: DE; Q: AR (#201)
CSE Pilot Point LLC
20-5862827
I: DE; Q: TX (#202)
CSE Ponca City LLC
20-5887495
I: DE; Q: OK (#203)
CSE Port St. Lucie LLC
20-5863294
I: DE; Q: FL (#204)
CSE Richmond LLC
20-5885427
I: DE; Q: IN (#205)
CSE Safford LLC
20-5883807
I: DE; Q: AZ (#206)
100%
CSE Salina LLC
20-5885669
I: DE; Q: KS (#207)
CSE Seminole LLC
20-5887615
I: DE; Q: OK (#208)
CSE Shawnee LLC
20-5887524
I: DE; Q: OK (#209)
CSE Stillwater LLC
20-5887548
I: DE; Q: OK (#210)
CSE Taylorsville LLC
20-5886196
I: DE; Q: KY (#211)
CSE Texas City LLC
20-5862791
I: DE; Q: TX (#212)
CSE Upland LLC
20-5891148
I: DE; Q: IN (#213)
CSE Winter Haven LLC
20-5863327
I: DE; Q: FL (#215)
CSE Yorktown LLC
20-5885163
I: DE; Q: IN (#217)
100%
CSE North Carolina Holdings I LLC
20-5888397
I: DE (#195)
CSE North Carolina Holdings II LLC
20-5888430
I: DE (#196)
1% GP
99% LP
CSE Arden L.P.
20-5888680
I: DE; Q: NC (#151)
CSE King L.P.
20-5888725
I: DE; Q: NC (#178)
CSE Lenoir L.P.
20-5888528
I: DE; Q: NC (#186)
CSE Walnut Cove L.P.
20-5888502
I: DE; Q: NC (#214)
CSE Woodfin L.P.
20-5888619
I: DE; Q: NC (#216)
CSE Knightdale L.P.
20-5888653
I: DE; Q: NC (#180)

1. Percentage assumes that Omega Healthcare Investors, Inc. gets the LP units that were cashed out in the exchange and that there is not a significant amount of LTIPs outstanding.

Page #7

ORGANIZATIONAL CHART OF OMEGA HEALTHCARE INVESTORS, INC.
FOLLOWING MERGER WITH AVIV REIT, INC.

Omega Healthcare Investors, Inc.
38-3041398
I: MD; Q: AL, AR, CO, FL, ID, IN, KY, LA, MA, MI, MO, NC, OH, PA, RI, TN, TX, WA
100%
OHI Healthcare Properties Holdco, Inc.
47-2148273
I: DE (#406)
22.8% (GP/LP)
Outside Investors
4.8% LP[1]
72.4% (GP/LP)[1]
OHI Healthcare Properties Limited Partnership
36-4796206
I: DE; Q: MD (#407)
100%
100%
100%
OHI Asset CSE-E, LLC
27-1675861
I: DE; Q: PA (#102)
100%
99% LP
OHI Asset CSE-E Subsidiary, LLC
61-1756267
I: DE; Q: PA (#419)
1% GP
CSE Pennsylvania Holdings, LP
20-6974946
I: DE (#33)
99% LP
CSE Centennial Village, LP
20-6974959
I: DE; Q: PA (#22)
CSE Corpus North LLC
20-5186415
I: DE; Q: TX (#23)
CSE Jacinto City LLC
20-5186519
I: DE; Q: TX (#28)
CSE Kerrville LLC
20-8684872
I: DE; Q: TX (#30)
CSE Ripon LLC
26-0480886
I: DE; Q: WI (#35)
CSE Spring Branch LLC
20-5186484
I: DE; Q: TX (#36)
CSE The Village LLC
20-5186550
I: DE; Q: TX (#38)
CSE Williamsport LLC
26-0480953
I: DE; Q: IN (#41)
Desert Lane LLC
20-3098022
I: DE; Q: NV (#45)
North Las Vegas LLC
20-3098036
I: DE; Q: NV (#74)
OHI Asset CSE-U, LLC
27-1675768
I: DE; Q: PA (#103)
100%
Carnegie Gardens LLC
20-2442381
I: DE; Q: FL (#12)
CSE Denver Iliff LLC
20-8037772
I: DE; Q: CO (#25)
CSE Fairhaven LLC
20-8281491
I: DE; Q: MA (#26)
CSE Marianna Holdings LLC
20-1411422
I: DE; Q: FL (#31)
CSE Texarkana LLC
20-5862880
I: DE; Q: TX (#37)
CSE West Point LLC
20-5887119
I: DE; Q: MS (#39)
CSE Whitehouse LLC
20-8294979
I: DE; Q: OH (#40)
Florida Real Estate Company, LLC
20-1458431
I: FL (#51)
Greenbough, LLC
27-0258266
I: DE; Q: MS (#53)
LAD I Real Estate Company, LLC
20-1454154
I: DE; Q: FL (#63)
Panama City Nursing Center LLC
20-2568041
I: DE; Q: FL (#121)
Skyler Maitland LLC
20-3888672
I: DE; Q: FL (#133)
100%
OHI Tennessee, LLC
38-3509157
I: MD; Q: TN (#115)
100%
100%
OHI Asset CSE-U Subsidiary, LLC
32-0459385
I: DE; Q: PA (#420)
1% GP
99% LP
OHI Asset IV (PA) Silver Lake, LP
80-6146794
I: MD; Q: PA (#111)
100%
Suwanee, LLC
20-5223977
I: DE; Q: FL (#138)
CSE Blountville LLC
20-8295288
I: DE; Q: TN (#19)
CSE Bolivar LLC
20-8295024
I: DE; Q: TN (#20)
CSE Camden LLC
20-8295066
I: DE; Q: TN (#21)
CSE Huntingdon LLC
20-8295191
I: DE; Q: TN (#27)
CSE Jefferson City LLC
20-8295101
I: DE; Q: TN (#29)
CSE Memphis LLC
20-8295130
I: DE; Q:TN (#32)
CSE Ripley LLC
20-8295238
I: DE; Q: TN (#34)
OHI Asset HUD CFG, LLC
45-3662151
I: DE (#261)
100%
100%
1040 Wedding Ford Road, LLC
61-1573457
I: AR (#270)
1101 Waterwell Road, LLC
61-1573458
I: AR (#269)
1149 & 1151 West New Hope Road, LLC
61-1573459
I: AR (#272)
115 Orendorff Avenue, LLC
61-1573450
I: AR (#274)
1194 North Chester Street, LLC
61-1573460
I: AR (#271)
1200 Ely Street Holdings Co. LLC
26-3524594
I: MI (#278)
1401 Park Avenue, LLC
61-1573464
I: AR (#273)
202 Tims Avenue, LLC
61-1573452
I: AR (#275)
228 Pointer Trail West, LLC
61-1573453
I: AR (#267)
2425 Teller Avenue, LLC
20-5672217
I: CO (#279)
2701 Twin Rivers Drive, LLC
61-1573466
I: AR (#266)
3600 Richards Road, LLC
61-1573467
I: AR (#268)
42235 County Road Holdings Co. LLC
83-0500167
I: MI (#281)
48 High Point Road, LLC
27-2498824
I: MD; Q: FL (#282)
700 Mark Drive, LLC
61-1573454
I: AR (#277)
900 Magnolia Road SW, LLC
61-1573456
I: AR (#276)
CFG 2115 Woodstock Place LLC
26-1123970
I: DE; Q: WI (#280)
SLC Property Investors, LLC
32-0265175
I: DE (#283)

1. Percentage assumes that Omega Healthcare Investors, Inc. gets the LP units that were cashed out in the exchange and that there is not a significant amount of LTIPs outstanding.

Page #8

ORGANIZATIONAL CHART OF OMEGA HEALTHCARE INVESTORS, INC.
FOLLOWING MERGER WITH AVIV REIT, INC.

Omega Healthcare Investors, Inc.
38-3041398
I: MD; Q: AL, AR, CO, FL, ID, IN, KY, LA, MA, MI, MO, NC, OH, PA, RI, TN, TX, WA
100%
OHI Healthcare Properties Holdco, Inc.
47-2148273
I: DE (#406)
22.8% (GP/LP)
72.4% (GP/LP)1
Outside Investors
4.8% LP1
OHI Healthcare Properties Limited Partnership
36-4796206
I: DE; Q: MD (#407)
100%
100% (Common);
80% (Preferred)
Third Party Holders
20% (Preferred)
OHI Asset HUD SF CA, LLC
46-1251365
I: DE; Q: NC (#306)
100%
OHI Asset HUD H-F, LLC
27-1894893
I: DE (#106)
OHI Asset S-A, LLC
30-0914357
I: DE (Ref.#664)
OHI Asset HUD Delta, LLC
27-1895030
I: DE (#105)
OHI Asset HUD SF, LLC
80-0830116
I: DE; Q: AZ (#284)
100%
OHI Asset HUD WO, LLC
45-2379675
I: DE (#259)
100%
100%
CHR Bartow LLC
26-3708257
I: DE; Q: FL (#218)
CHR Boca Raton LLC
26-3709390
I: DE; Q: FL (#219)
CHR Bradenton LLC
26-3710605
I: DE; Q: FL (#220)
CHR Cape Coral LLC
26-3710052
I: DE; Q: FL (#221)
CHR Clearwater Highland LLC
26-3709760
I: DE; Q: FL (#222)
CHR Clearwater LLC
26-3708420
I: DE; Q: FL (#223)
CHR Deland East LLC
26-3709095
I: DE; Q: FL (#224)
CHR Deland West LLC
26-3709165
I: DE; Q: FL (#225)
CHR Fort Myers LLC
26-3710399
I: DE; Q: FL (#226)
CHR Fort Walton Beach LLC
26-3708663
I: DE; Q: FL (#227)
CHR Gulfport LLC
26-3710452
I: DE; Q: FL (#228)
CHR Hudson LLC
26-3709991
I: DE; Q: FL (#229)
CHR Lake Wales LLC
26-3708893
I: DE; Q: FL (#230)
CHR Lakeland LLC
26-3708735
I: DE; Q: FL (#231)
CHR Panama City LLC
26-3708524
I: DE; Q: FL (#232)
CHR Pompano Beach Broward LLC
26-3710220
I: DE; Q: FL (#233)
CHR Pompano Beach LLC
26-3709856
I: DE; Q: FL (#234)
CHR Sanford LLC
26-3709701
I: DE; Q: FL (#235)
CHR Sarasota LLC
26-3710347
I: DE; Q: FL (#236)
CHR Spring Hill LLC
26-3709633
I: DE; Q: FL (#237)
CHR St. Pete Abbey LLC
26-3709327
I: DE; Q: FL (#238)
CHR St. Pete Bay LLC
26-3709236
I: DE; Q: FL (#239)
CHR St. Pete Egret LLC
26-3708588
I: DE; Q: FL (#240)
CHR Tampa Carrollwood LLC
26-3709502
I: DE; Q: FL (#241)
CHR Tampa LLC
26-3710161
I: DE; Q: FL (#242)
CHR Tarpon Springs LLC
26-3708823
I: DE; Q: FL (#243)
CHR Titusville LLC
26-3709919
I: DE; Q: FL (#244)
CHR West Palm Beach LLC
26-3710287
I: DE; Q: FL (#245)
100%
CSE Pine View LLC
20-5398686
I: DE; Q: MS (#246)
Dixie White House Nursing Home, LLC
59-3738671
I: MS (#247)
Ocean Springs Nursing Home, LLC
58-2635823
I: MS (#248)
Pensacola Real Estate Holdings I, LLC
59-3667935
I: FL (#249)
Pensacola Real Estate Holdings II, LLC
59-3667937
I: FL (#250)
Pensacola Real Estate Holdings III, LLC
59-3667939
I: FL (#251)
Pensacola Real Estate Holdings IV, LLC
59-3667940
I: FL (#252)
Pensacola Real Estate Holdings V, LLC
59-3667941
I: FL (#253)
Skyler Boyington, LLC
42-1572543
I: MS (#254)
Skyler Florida, LLC
64-0821299
I: MS; Q: FL (#255)
Skyler Pensacola, LLC
59-3561064
I: FL (#256)
100%
Encanto Senior Care, LLC
20-1669755
I: AZ (#308)
G&L Gardens, L.L.C.
95-4639695
I: AZ (#309)
OHI Asset (AZ) Austin House, LLC
46-4385050
I: DE (#400)
Palm Valley Senior Care, LLC
75-3153681
I: AZ (#310)
Ridgecrest Senior Care, LLC
20-1998988
I: AZ (#311)
100%
PV Realty-Clinton, LLC
26-4389743
I: MD (#262)
PV Realty-Holly Hill, LLC
74-3244463
I: MD (#265)
PV Realty-Kensington, LLC
26-4389837
I: MD (#263)
PV Realty-Willow Tree, LLC
27-0328038
I: MD; Q: WV (#264)
11900 East Artesia Boulevard, LLC
90-0266391
I: CA (#323)
13922 Cerise Avenue, LLC
71-0976970
I: CA (#314)
1628 B Street, LLC
30-0482286
I: CA (#320)
2400 Parkside Drive, LLC
30-0482288
I: CA (#321)
245 East Wilshire Avenue, LLC
90-0266386
I: CA (#313)
3232 Artesia Real Estate, LLC
65-1232714
I: CA (#322)
3806 Clayton Road, LLC
90-0266403
I: CA (#312)
523 Hayes Lane, LLC
45-1777721
I: CA (#316)
637 East Romie Lane, LLC
90-0266404
I: CA (#315)
Golden Hill Real Estate Company, LLC
71-0976967
I: CA (#324)
Delta Investors I, LLC
54-2112455
I: MD; Q: CA, ID, MA, OH, WV (#43)
Delta Investors II, LLC
54-2112456
I: MD; Q: CA, NC, OH, WA, WV (#44)
OHI Asset (CA), LLC
04-3759925
I: DE; Q: CA (#83)
CSE Claremont LLC
20-5883891
I: DE; Q: CA (#162)
OHI Asset II (CA), LLC
20-1000879
I: DE; Q: CA (#107)

1. Percentage assumes that Omega Healthcare Investors, Inc. gets the LP units that were cashed out in the exchange and that there is not a significant amount of LTIPs outstanding.

Page #9

ORGANIZATIONAL CHART OF OMEGA HEALTHCARE INVESTORS, INC.
FOLLOWING MERGER WITH AVIV REIT, INC.

Omega Healthcare Investors, Inc.
38-3041398
I: MD; Q: AL, AR, CO, FL, ID, IN, KY, LA, MA, MI, MO, NC, OH, PA, RI, TN, TX, WA
100%
OHI Healthcare Properties Holdco, Inc. 47-2148273 I: DE (#406)
22.8% (GP/LP)
72.4% (GP/LP)1
Outside Investors
4.8% LP1
OHI Healthcare Properties Limited Partnership 36-4796206 I: DE; Q: MD (#407)
100%
OHI Asset RO, LLC 90-1018980 I: DE (#336)
100%
OHI Asset (GA) Macon, LLC 47-1027224 I: DE (#401)
OHI Asset (GA) Moultrie, LLC 46-4254981 I: DE; Q: GA (#342)
OHI Asset (GA) Snellville, LLC 46-4259685 I: DE; Q: GA (#343)
OHI Asset (ID) Holly, LLC 46-4268973 I: DE; Q: ID (#344)
OHI Asset (ID) Midland, LLC 46-4279515 I: DE; Q: ID (#345)
OHI Asset (IN) Connersville, LLC 46-4289202 I: DE; Q: IN (#346)
OHI Asset (MS) Byhalia, LLC 46-4298734 I: DE; Q: MS (#347)
OHI Asset (MS) Cleveland, LLC 36-4774986 I: DE; Q: MS (#348)
OHI Asset (MS) Clinton, LLC 80-0965657 I: DE; Q: MS (#349)
OHI Asset (MS) Columbia, LLC 46-4340609 I: DE; Q: MS (#350)
OHI Asset (MS) Corinth, LLC 46-4351222 I: DE; Q: MS (#351)
OHI Asset (MS) Greenwood, LLC 46-4361245 I: DE; Q: MS (#352)
OHI Asset (MS) Grenada, LLC 46-4376223 I: DE; Q: MS (#353)
OHI Asset (MS) Holly Springs, LLC 38-3921178 I: DE; Q: MS (#354)
OHI Asset (MS) Indianola, LLC 90-1036275 I: DE; Q: MS (#355)
OHI Asset (MS) Natchez, LLC 46-4384987 I: DE; Q: MS (#356)
OHI Asset (MS) Picayune, LLC 90-1036523 I: DE; Q: MS (#357)
OHI Asset (MS) Vicksburg, LLC 90-1036559 I: DE; Q: MS (#358)
OHI Asset (MS) Yazoo City, LLC 38-3921461 I: DE; Q: MS (#359)
OHI Asset (NC) Wadesboro, LLC 35-2492230 I: DE; Q: NC (#360)
OHI Asset (OR) Portland, LLC 30-0805633 I: DE; Q: OR (#361)
OHI Asset (SC) Aiken, LLC 46-4426281 I: DE; Q: SC (#362)
OHI Asset (SC) Anderson, LLC 46-4455254 I: DE; Q: SC (#363)
OHI Asset (SC) Easley Anne, LLC 46-4475177 I: DE; Q: SC (#364)
OHI Asset (SC) Easley Crestview, LLC 46-4489507 I: DE; Q: SC (#365)
OHI Asset (SC) Edgefield, LLC 46-4494366 I: DE; Q: SC (#366)
OHI Asset (SC) Greenville Griffith, LLC 46-4510885 I: DE; Q: SC (#367)
OHI Asset (SC) Greenville Laurens, LLC 46-4524387 I: DE; Q: SC (#368)
OHI Asset (SC) Greenville North, LLC 46-4538349 I: DE; Q: SC (#369)
OHI Asset (SC) Greenville, LLC 47-1053139 I: DE (#402)
OHI Asset (SC) Greer, LLC 46-4551649 I: DE; Q: SC (#370)
OHI Asset (SC) Marietta, LLC 46-4569172 I: DE; Q: SC (#371)
OHI Asset (SC) McCormick, LLC 46-4587938 I: DE; Q: SC (#372)
OHI Asset (SC) Orangeburg, LLC 47-1034331 I: DE (#403)
OHI Asset (SC) Pickens East Cedar, LLC 46-4613823 I: DE; Q: SC (#373)
OHI Asset (SC) Pickens Rosemond, LLC 46-4629569 I: DE; Q: SC (#374)
OHI Asset (SC) Piedmont, LLC 46-4640288 I: DE; Q: SC (#375)
OHI Asset (SC) Simpsonville SE Main, LLC 46-4682098 I: DE; Q: SC (#376)
OHI Asset (SC) Simpsonville West Broad, LLC 46-4695995 I: DE; Q: SC (#377)
OHI Asset (SC) Simpsonville West Curtis, LLC 46-4712666 I: DE; Q: SC (#378)
OHI Asset (TN) Bartlett, LLC 46-4727889 I: DE; Q: TN (#379)
OHI Asset (TN) Collierville, LLC 46-4738239 I: DE; Q: TN (#380)
OHI Asset (TN) Memphis, LLC 46-4750926 I: DE; Q: TN (#381)
OHI Asset (TX) Anderson, LLC 46-4764905 I: DE; Q: TX (#382)
OHI Asset (TX) Bryan, LLC 46-4781488 I: DE; Q: TX (#383)
OHI Asset (TX) Burleson, LLC 46-4795498 I: DE; Q: TX (#384)
OHI Asset (TX) College Station, LLC 46-4805289 I: DE; Q: TX (#385)
OHI Asset (TX) Comfort, LLC 46-4815908 I: DE; Q: TX (#386)
OHI Asset (TX) Diboll, LLC 46-4843528 I: DE; Q: TX (#387)
OHI Asset (TX) Granbury, LLC 46-4852513 I: DE; Q: TX (#388)
OHI Asset (TX) Italy, LLC 46-4873054 I: DE; Q: TX (#389)
OHI Asset (TX) Winnsboro, LLC 46-4881288 I: DE; Q: TX (#390)
OHI Asset (UT) Ogden, LLC 46-4903181 I: DE; Q: UT (#391)
OHI Asset (UT) Provo, LLC 46-4915063 I: DE; Q: UT (#392)
OHI Asset (UT) Roy, LLC 46-4931511 I: DE; Q: UT (#393)
OHI Asset (VA) Charlottesville, LLC 46-4945417 I: DE; Q: VA (#394)
OHI Asset (VA) Farmville, LLC 46-4955482 I: DE; Q: VA (#395)
OHI Asset (VA) Hillsville, LLC 46-4987367 I: DE; Q: VA (#396)
OHI Asset (VA) Rocky Mount, LLC 46-5002710 I: DE; Q: VA (#397)
OHI Asset (WA) Battle Ground, LLC 46-5006928 I: DE; Q: WA (#398)
OHI Asset RO PMM, Services, LLC 46-4309941 I: DE (#399)
OHI Asset (FL) Graceville, LLC 32-0515366 I: DE; Q: FL (#723)
OHI Asset (FL) Marianna, LLC 32-0515394 I: DE; Q: FL (#724)
OHI Asset (FL) Port St. Joe, LLC 37-1846671 I: DE; Q: FL (#725)
OHI Asset (KY) Beattyville, LLC 35-2582286 I: DE; Q: KY (#726)
OHI Asset (KY) Louisville - 1120 Cristland, LLC 36-4856987 I: DE; Q: KY (#727)
OHI Asset (KY) Louisville - 2529 Six Mile Lane, LLC 36-4856934 I: DE; Q: KY (#728
OHI Asset (KY) Morgantown, LLC 38-4024471 I: DE; Q: KY (#729)
OHI Asset (KY) Owensboro, LLC 37-1847320 I: DE; Q: KY (#730)
OHI Asset (TN) Cleveland, LLC 61-1813463 I: DE; Q: TN (#731)
OHI Asset (TN) Columbia, LLC 32-0516808 I: DE; Q: TN (#732)
OHI Asset S-W, LLC 30-0949474 I: D; Q: FL, KY, TN (#713)
OHI Asset (NJ) Plainsboro, LLC 61-1800018 I: DE (#714)
OHI Asset (GA) Cordele, LLC 35-2571948 I: DE; Q: GA (#715)
OHI Asset (FL) Sebring, LLC 37-1839240 I: DE; Q:FL (#716)
OHI Asset (SC) Greenville Cottages, LLC 36-4848059 I: DE (#717)
OHI Asset (TN) Monterey, LLC 37-1840044 I: DE; Q: TN (#718)
OHI Asset (TN) Jamestown, LLC 38-4016849 I: DE; Q: TN (#719)
OHI Asset (FL) Pensacola-Nine Mile, LLC 61-1810659 I: DE; Q: FL (#722)
OHI Asset (TN) Elizabethton, LLC 61-1813908 I: DE; Q: TN (#733)
OHI Asset (TN) Memphis - 1150 Dovecrest, LLC 35-2583544 I: DE; Q: TN (#734)
OHI Asset (TN) Monteagle, LLC 30-0965822 I: DE; Q: TN (#7353)
OHI Asset (TN) Mountain City, LLC 32-0517221 I: DE; Q: TN (#736)

1. Percentage assumes that Omega Healthcare Investors, Inc. gets the LP units that were cashed out in the exchange and that there is not a significant amount of LTIPs outstanding.

Page #10

ORGANIZATIONAL CHART OF OMEGA HEALTHCARE INVESTORS, INC.
FOLLOWING MERGER WITH AVIV REIT, INC.

Omega Healthcare Investors, Inc.
38-3041398
I: MD; Q: AL, AR, CO, FL, ID, IN, KY, LA, MA, MI, MO, NC, OH, PA, RI, TN, TX, WA
100%
OHI Healthcare Properties Holdco, Inc.
47-2148273
I: DE (#406)
22.8% (GP/LP)
Outside Investors
72.4% (GP/LP)1
4.8% LP1
OHI Healthcare Properties Limited Partnership
36-4796206
I: DE; Q: MD (#407)
100%
100%
OHI UK Healthcare Properties Ltd
98-1240197
UK Reg. No.: 09532166 (#627)
100%
24%
76%
52%
48%
100%
100%
OHI Pri-Med Group Developments Ltd
98-1240500
UK Reg. No.: 0246704 (#629)
OHI Pri-Med Group Ltd
98-1239992
UK Reg. No. 01241402 (#628)
OHI Pri-Med Care Homes Ltd
98-1239394
UK Reg. No.: 02939745 (#630)
OHI Healthcare Homes Ltd
98-1239396
UK Reg. No.: 05029866 (#631)
OHI Manor House (North Walsham Wood) Ltd
98-1239621
UK Reg. No: 03808976 (#632)
OHI Anglia Care Ltd
98-1239899
UK Reg. No.: 01375652 (#633)
OHI Malthouse Care Home Ltd
98-1293639)
UK Reg. No.: 9960319 (#705)
OHI Park House Care Home Ltd
98-1293412
UK Reg. No.: 9940512 (#706)
OHI Olive House RCH Ltd
98-1240196
UK Reg. No.: 05599571 (#634)
OHI AC Investments (Jersey) Ltd
98-1289590
Jersey Reg. No.: 89532 (#709)
OHI AC Properties (UK) Ltd
98-1290722
UK Reg. No: 8796701 (#707)
OHI Healthcare Homes (Central) Ltd
98-1240172
UK Reg. No.: 03995046 (#635)
100%
OHI PC Investments (Jersey) Ltd
98-1289680
Jersey Reg. No.: 102713 (#710)
OHI LSC Properties (UK) Ltd
98-1290563
UK Reg. No: 8449394 (#708)
OHI Beaumont Park Ltd
98-1239627
UK Reg.: 03213741 (#636)
OHI Home Close Ltd
98-1239635
UK Reg. No.: 03995398 (#637)
OHI Home Meadow Ltd
98-1239912
UK Reg. No.: 03995378 (#638)
OHI Hillings Ltd
98-1239389
UK Reg. No.: 03995388 (#639)
100%
OHI Asset (MO) Jackson, LLC
38-3992123
I: DE; Q: MO (#665)
OHI Asset (CO) Brighton, LLC
32-0487275
I: DE; Q: CO (#666)
OHI Asset (CO) Mesa, LLC
61-1782486
I: DE; Q: CO (#667)
OHI Asset (CO) Denver, LLC
36-4830303
I: DE; Q: CO (#668)
OHI Asset (MI) Carson City, LLC
61-1786671
I: DE; Q: MI (#669)
OHI Asset (OH) Huber Heights, LLC
36-4830903
I: DE; Q: OH (#670)
OHI Asset (OH) New London, LLC
TBD
I: DE; Q: OH (#671)
OHI Asset (OH) Steubenville, LLC
30-0922159
I: DE; Q:OH (#672)
OHI Asset (OH) Toledo, LLC
35-2555519
I: DE; Q: OH (#673)
OHI Asset (OH) West Carrollton, LLC
35-2555884
I: DE; Q: OH (#674)
OHI Asset (VA) Charlottesville - 1165 Pepsi Place, LLC
30-0924115
I: DE; Q: VA (#675)
OHI Asset (VA) Richmond - 2420 Pemberton Road, LLC
38-3993910
I: DE; Q: VA (#676)
OHI Asset (VA) Richmond - 9101 Bon Air, LLC
36-4831548
I: DE; Q: VA (#677)
100%
OHI Asset (NC) Biscoe, LLC
37-1816580
I: DE; Q: NC (#678)
OHI Asset (NC) Cornelius, LLC
30-0930325
I: DE; Q: NC (#679)
100%
OHI Asset (NC) Drexel, LLC
32-0489893
I: DE; Q: NC (#680)
OHI Asset (NC) Fayetteville, LLC
30-0930685
I: DE; Q: NC (#681)
OHI Asset (NC) Hallsboro, LLC
61-1789056
I: DE; Q: NC (#682)
OHI Asset (NC) Marion, LLC
36-4833434
I: DE; Q: NC (#683)
OHI Asset (NC) Marshville, LLC
37-1820268
I: DE; Q: NC (#684)
OHI Asset (NC) Mocksville - 1007 Howard Street, LLC
37-1820636
I: DE; Q: NC (#685)
OHI Asset (NC) Mocksville - 1304 Madison Road, LLC
30-0932315
I: DE; Q: NC (#686)
OHI Asset (NC) Nashville, LLC
35-2558694
I: DE; Q: NC (#687)
OHI Asset (NC) Raeford, LLC
32-0492904
I: DE; Q: NC (#688)
OHI Asset (NC) Rocky Mount - 1558 S. Winstead, LLC
38-4001050
I: DE; Q: NC (#689)
OHI Asset (NC) Rocky Mount - 415 N. Winstead, LLC
30-0934215
I: DE; Q: NC (#690)
100%
OHI Asset (NC) Salisbury, LLC
35-2559111
I: DE; Q: NC (#691)
OHI Asset (NC) Saluda, LLC
37-1824735
I: DE; Q: NC (#692)
OHI Asset (NC) Shallotte, LLC
37-1824797
I: DE; Q: NC (#693)
OHI Asset (NC) Waynesville, LLC
32-0493579
I: DE; Q: NC (#694)
OHI Asset (NC) Wilmington, LLC
38-4001708
I: DE; Q: NC (#695)
OHI Asset (NC) Winston Salem, LLC
32-0493698
I: DE; Q: NC (#696)
OHI Asset (VA) Chesapeake, LLC
61-1791025
I: DE; Q: VA (#697)
OHI Asset (VA) Galax, LLC
61-1791162
I: DE; Q: VA (#698)
OHI Asset (VA) Madison, LLC
36-4835627
I: DE; Q: VA (#699)
OHI Asset (VA) Mechanicsville, LLC
38-4002156
I: DE; Q: VA (#700)
OHI Asset (VA) Norfolk, LLC
32-0494147
I: DE; Q: VA (#701)
OHI Asset (VA) Portsmouth, LLC
36-4835789
I: DE; Q: VA (#702)
OHI Asset (VA) Suffolk, LLC
61-1791714
I: DE; Q: VA (#703)

1. Percentage assumes that Omega Healthcare Investors, Inc. gets the LP units that were cashed out in the exchange and that there is not a significant amount of LTIPs outstanding.

Page #11

ORGANIZATIONAL CHART OF OMEGA HEALTHCARE INVESTORS, INC.
FOLLOWING MERGER WITH AVIV REIT, INC.

Omega Healthcare Investors, Inc.
38-3041398
I: MD; Q: AL, AR, CO, FL, ID, IN, KY, LA, MA, MI, MO, NC, OH, PA, RI, TN, TX, WA
100%
OHI Healthcare Properties Holdco, Inc.
47-2148273
I: DE (#406)
22.8% (GP/LP)
Outside Investors
72.4% (GP/LP)[1]
OHI Healthcare Properties Limited Partnership
36-4796206
I: DE; Q: MD (#407)
4.8% LP[1]
100%
100%
100%
100%
OHI Asset (TN) Nashville, LLC
38-4025804
I: DE; Q: TN (#737)
OHI Asset (TN) Pigeon Forge, LLC
32-0517505
I: DE; Q: TN (#738)
OHI Asset (TN) Rockwood, LLC
37-1848839
I: DE; Q: TN (#739)
OHI Asset (TN) Rogersville - 109 Highway 70 North, LLC
37-1849143
I: DE; Q: TN (#740)
OHI Asset (TN) South Pittsburg, LLC
37-1849072
I: DE; Q: TN (#741)
OHI Asset (TN) Spring City, LLC
30-0967112
I: DE; Q: TN (#742)
OHI Asset (TN) Westmoreland, LLC
30-0967372
I: DE; Q: TN (#743)
OHI Asset (TX) Hillsboro, LLC
TBD
I: DE (#744)
OHI Asset (CT) Southport, LLC
(TBD)
I: DE (Ref.#745)
OHI Asset (FL) DeFuniak Springs, LLC
61-1825011
I: DE; Q: FL (Ref.#746)
OHI Asset (FL) Homestead, LLC
36-4863028
I: DE; Q: FL (Ref.#747)
OHI Asset (FL) Ormond Beach, LLC
36-4863276
I: DE; Q: FL (Ref.#748)
OHI Asset (TN) Byrdstown, LLC
61-1831984
I: DE; Q: TN (Ref.#749)
OHI Asset (TN) Erin, LLC
37-1854138
I: DE; Q: TN (Ref.#750)
OHI Asset (TN) Greeneville, LLC
30-0983221
I: DE; Q: TN (Ref.#751)
OHI Asset (TN) Harriman, LLC
38-4034208
I: DE; Q: TN (Ref.#752)
OHI Asset (TN) Ridgely, LLC
61-1833504
I: DE; Q: TN (Ref.#753)
OHI Asset (NC) Warsaw, LLC
TBD
I: DE (#754
OHI Asset (TX) Eastland, LLC
TBD
I: DE (#755)

1. Percentage assumes that Omega Healthcare Investors, Inc. gets the LP units that were cashed out in the exchange and that there is not a significant amount of LTIPs outstanding.

Page #12

GOLD CARE ENTITIES
ORGANIZATIONAL STRUCTURE

OHI UK Healthcare Properties Ltd
UK Registered Number: 09532166
EIN Number: 98-1240197
GCH (Queensway) Limited
UK Registered Number: 05267803
EIN Number: 98-1356911
Gold Care Holdings Limited
UK Registered Number: 05162922
EIN Number: 98-1356636
GCH (Bletchley) Ltd
UK Registered Number: 07145646
EIN Number: 98-1358774
GCH (Brackenbridge House) Ltd
UK Registered Number: 07256725
EIN Number:98-1358211
GCH (Burrows House) Limited
UK Registered Number: 08129379
EIN Number: 98-1359119
GCH (Halcyon Days) Ltd
UK Registered Number: 01841003
EIN Number: 98-1359468
GCH (Harrow) Ltd
UK Registered Number: 07256677
EIN Number: 98-1361232
GCH (Heath Lodge) Limited
UK Registered Number: 04784436
EIN Number: 98-1359736
GCH (Hillside) Ltd
UK Registered Number: 05780312
EIN Number: 98-1359973
GCH (Kent) Ltd
UK Registered Number: 06381706
EIN Number: 98-1360335
GCH (Lucton House) Limited
UK Registered Number: 08129360
EIN Number: 98-1360374
GCH (Manor House) Limited
UK Registered Number: 08129402
EIN Number: 98-1360815
GCH (Martins House) Limited
UK Registered Number: 07868202
EIN Number: 98-1360971
GCH (Peregrine House) Limited
UK Registered Number: 08129404
EIN Number: 98-1361484
GCH (St Stephens) Ltd
UK Registered Number: 07652840
EIN Number: 98-1361803
GCH (Tudors) Limited
UK Registered Number: 07961622
EIN Number: 98-1361972
GCH (West Drayton) Ltd
UK Registered Number: 07604725
EIN Number: 98-1362060
GCH (Willowmead) Limited
UK Registered Number: 02423345
EIN Number: 98-1362175

63829337.2

OMEGA HEALTHCARE INVESTORS, INC.

SUBSIDIARY LIST – POST-MERGER WITH AVIV REIT, INC.

As of May 15, 2017

NOTES:	(1)	this chart is cross-referenced with the visio organizational chart.
	(2)	thIS chart is sorted in alphabetical order and assigned the chart reference nO. listed in column 6.

	Subsidiary Name	FEIN	Home State	Foreign Qualification(s)	Chart Ref. #
1.	1040 Wedding Ford Road, LLC	61-1573457	Arkansas	—	270
2.	1101 Waterwell Road, LLC	61-1573458	Arkansas	—	269
3.	1149 & 1151 West New Hope Road, LLC	61-1573459	Arkansas	—	272
4.	115 Orendorff Avenue, LLC	61-1573450	Arkansas	—	274
5.	11900 East Artesia Boulevard, LLC	90-0266391	California	—	323
6.	1194 North Chester Street, LLC	61-1573460	Arkansas	—	271
7.	1200 Ely Street Holdings Co. LLC	26-3524594	Michigan	—	278
8.	13922 Cerise Avenue, LLC	71-0976970	California	—	314
9.	1401 Park Avenue, LLC	61-1573464	Arkansas	—	273
10.	1628 B Street, LLC	30-0482286	California	—	320
11.	202 Tims Avenue, LLC	61-1573452	Arkansas	—	275
12.	228 Pointer Trail West, LLC	61-1573453	Arkansas	—	267
13.	2400 Parkside Drive, LLC	30-0482288	California	—	321
14.	2425 Teller Avenue, LLC	20-5672217	Colorado	—	279
15.	245 East Wilshire Avenue, LLC	90-0266386	California	—	313
16.	2701 Twin Rivers Drive, LLC	61-1573466	Arkansas	—	266
17.	305 West End Avenue Property, L.L.C.	None	Delaware	—	425
18.	3232 Artesia Real Estate, LLC	65-1232714	California	—	322
19.	3600 Richards Road, LLC	61-1573467	Arkansas	—	268
20.	3806 Clayton Road, LLC	90-0266403	California	—	312
21.	42235 County Road Holdings Co. LLC	83-0500167	Michigan	—	281
22.	446 Sycamore Road, L.L.C.	32-0380782	Delaware	CA	426
23.	48 High Point Road, LLC	27-2498824	Maryland	Florida	282
24.	523 Hayes Lane, LLC	45-1777721	California	—	316
25.	637 East Romie Lane, LLC	90-0266404	California	—	315
26.	700 Mark Drive, LLC	61-1573454	Arkansas	—	277

	Subsidiary Name	FEIN	Home State	Foreign Qualification(s)	Chart Ref. #
27.	900 Magnolia Road SW, LLC	61-1573456	Arkansas	—	276
28.	Alamogordo Aviv, L.L.C.	27-0123540	New Mexico	—	427
29.	Albany Street Property, L.L.C.	61-1754256	Delaware	OH	428
30.	Arizona Lessor - Infinia, LLC	32-0008074	Maryland	AZ	1
31.	Arkansas Aviv, L.L.C.	30-0509615	Delaware	AR	429
32.	Arma Yates, L.L.C.	27-3971035	Delaware	KS	430
33.	Avery Street Property, L.L.C.	36-4775490	Delaware	FL	431
34.	Aviv Asset Management, L.L.C.	30-0305067	Delaware	IL	432
35.	Aviv Financing I, L.L.C.	11-3747125	Delaware	IL, MA	433
36.	Aviv Financing II, L.L.C.	36-4597042	Delaware	—	434
37.	Aviv Financing III, L.L.C.	36-4641210	Delaware	—	435
38.	Aviv Financing IV, L.L.C.	27-0836481	Delaware	—	436
39.	Aviv Financing V, L.L.C.	27-0836548	Delaware	—	437
40.	Aviv Financing VI, L.L.C.	61-1749036	Delaware	—	438
41.	Aviv Foothills, L.L.C.	36-4572035	Delaware	AZ	439
42.	Aviv Healthcare Properties Operating Partnership I, L.P.	11-3747120	Delaware	IL, MA	441
43.	Aviv Liberty, L.L.C.	36-4572034	Delaware	TX	442
44.	Aviv OP Limited Partner, L.L.C.	27-3474432	Delaware	—	443
45.	Avon Ohio, L.L.C.	36-4601433	Delaware	OH	444
46.	Bala Cynwyd Real Estate, LP	27-1726563	Pennsylvania	—	413
47.	Bayside Colorado Healthcare Associates, LLC	38-3517837	Colorado	—	6
48.	Bayside Street II, LLC	38-3519969	Delaware	—	9
49.	Bayside Street, LLC	38-3160026	Maryland	—	10
50.	Belleville Illinois, L.L.C.	32-0188341	Delaware	IL	445
51.	Bellingham II Associates, L.L.C.	11-3747130	Delaware	WA	446
52.	Bethel ALF Property, L.L.C.	36-4759871	Delaware	CT	447
53.	BHG Aviv, L.L.C.	36-4601432	Delaware	MA, PA	448
54.	Biglerville Road, L.L.C.	35-2410897	Delaware	PA	449
55.	Bonham Texas, L.L.C.	30-0358809	Delaware	TX	450
56.	Bradenton ALF Property, L.L.C.	45-4444919	Delaware	FL	451
57.	Brewster ALF Property, L.L.C.	46-5485524	Delaware	MA	452
58.	Burton NH Property, L.L.C.	11-3714506	Delaware	WA	453

2

	Subsidiary Name	FEIN	Home State	Foreign Qualification(s)	Chart Ref. #
59.	California Aviv Two, L.L.C.	26-4117080	Delaware	CA, NV	454
60.	California Aviv, L.L.C.	38-3786697	Delaware	CA, WA, OR	455
61.	Camas Associates, L.L.C.	36-4340182	Delaware	WA	456
62.	Canton Health Care Land, LLC	20-1914579	Ohio	—	11
63.	Carnegie Gardens LLC	20-2442381	Delaware	FL	12
64.	Casa/Sierra California Associates, L.L.C.	36-4572017	Delaware	CA	457
65.	CFG 2115 Woodstock Place LLC	26-1123970	Delaware	WI	280
66.	Champaign Williamson Franklin, L.L.C.	36-4769741	Delaware	IL	458
67.	Chardon Ohio Property Holdings, L.L.C.	37-1762860	Delaware	OH	459
68.	Chardon Ohio Property, L.L.C.	61-1722650	Delaware	—	460
69.	Chatham Aviv, L.L.C.	27-0354315	Delaware	PA	461
70.	Chenal Arkansas, L.L.C.	04-3835270	Delaware	AR	462
71.	Chippewa Valley, L.L.C.	36-4065826	Illinois	MI, WI	463
72.	CHR Bartow LLC	26-3708257	Delaware	FL	218
73.	CHR Boca Raton LLC	26-3709390	Delaware	FL	219
74.	CHR Bradenton LLC	26-3710605	Delaware	FL	220
75.	CHR Cape Coral LLC	26-3710052	Delaware	FL	221
76.	CHR Clearwater Highland LLC	26-3709760	Delaware	FL	222
77.	CHR Clearwater LLC	26-3708420	Delaware	FL	223
78.	CHR Deland East LLC	26-3709095	Delaware	FL	224
79.	CHR Deland West LLC	26-3709165	Delaware	FL	225
80.	CHR Fort Myers LLC	26-3710399	Delaware	FL	226
81.	CHR Fort Walton Beach LLC	26-3708663	Delaware	FL	227
82.	CHR Gulfport LLC	26-3710452	Delaware	FL	228
83.	CHR Hudson LLC	26-3709991	Delaware	FL	229
84.	CHR Lake Wales LLC	26-3708893	Delaware	FL	230
85.	CHR Lakeland LLC	26-3708735	Delaware	FL	231
86.	CHR Panama City LLC	26-3708524	Delaware	FL	232
87.	CHR Pompano Beach Broward LLC	26-3710220	Delaware	FL	233
88.	CHR Pompano Beach LLC	26-3709856	Delaware	FL	234
89.	CHR Sanford LLC	26-3709701	Delaware	FL	235
90.	CHR Sarasota LLC	26-3710347	Delaware	FL	236

3

	Subsidiary Name	FEIN	Home State	Foreign Qualification(s)	Chart Ref. #
91.	CHR Spring Hill LLC	26-3709633	Delaware	FL	237
92.	CHR St. Pete Abbey LLC	26-3709327	Delaware	FL	238
93.	CHR St. Pete Bay LLC	26-3709236	Delaware	FL	239
94.	CHR St. Pete Egret LLC	26-3708588	Delaware	FL	240
95.	CHR Tampa Carrollwood LLC	26-3709502	Delaware	FL	241
96.	CHR Tampa LLC	26-3710161	Delaware	FL	242
97.	CHR Tarpon Springs LLC	26-3708823	Delaware	FL	243
98.	CHR Titusville LLC	26-3709919	Delaware	FL	244
99.	CHR West Palm Beach LLC	26-3710287	Delaware	FL	245
100.	Clarkston Care, L.L.C.	76-0802028	Delaware	WA	464
101.	Clayton Associates, L.L.C.	36-4572014	New Mexico	—	465
102.	Colonial Gardens, LLC	26-0110549	Ohio	—	15
103.	Colonial Madison Associates, L.L.C.	38-3741678	Delaware	WI	466
104.	Colorado Lessor - Conifer, LLC	32-0008069	Maryland	CO	16
105.	Columbus Texas Aviv, L.L.C.	38-3735473	Delaware	TX	467
106.	Columbus Western Avenue, L.L.C.	71-0960205	Delaware	WI	468
107.	Colville Washington Property, L.L.C.	35-2521805	Delaware	WA	469
108.	Commerce Nursing Homes, L.L.C.	36-4122632	Illinois	TX	470
109.	Commerce Sterling Hart Drive, L.L.C.	27-5458991	Delaware	TX	471
110.	Conroe Rigby Owen Road, L.L.C.	27-5458820	Delaware	TX	472
111.	CR Aviv, L.L.C.	20-5354773	Delaware	IL, MO	473
112.	Crete Plus Five Property, L.L.C.	30-0855110	Delaware	NE	474
113.	Crooked River Road, L.L.C.	27-5081057	Delaware	FL	475
114.	CSE Albany LLC	20-5885886	Delaware	KY	149
115.	CSE Amarillo LLC	20-5862752	Delaware	TX	150
116.	CSE Arden L.P.	20-5888680	Delaware	NC	151
117.	CSE Augusta LLC	20-5885921	Delaware	KY	152
118.	CSE Bedford LLC	20-5886082	Delaware	KY	153
119.	CSE Blountville LLC	20-8295288	Delaware	TN	19
120.	CSE Bolivar LLC	20-8295024	Delaware	TN	20
121.	CSE Cambridge LLC	20-5886976	Delaware	MD	154
122.	CSE Cambridge Realty LLC	20-5959318	Delaware	MD	155

4

	Subsidiary Name	FEIN	Home State	Foreign Qualification(s)	Chart Ref. #
123.	CSE Camden LLC	20-8295066	Delaware	TN	21
124.	CSE Canton LLC	20-5887312	Delaware	OH	156
125.	CSE Casablanca Holdings II LLC	26-0595183	Delaware	—	158
126.	CSE Casablanca Holdings LLC	20-8724466	Delaware	—	157
127.	CSE Cedar Rapids LLC	20-5884941	Delaware	IA	159
128.	CSE Centennial Village, LP	20-6974959	Delaware	PA	22
129.	CSE Chelmsford LLC	20-5920451	Delaware	MA	160
130.	CSE Chesterton LLC	20-5885195	Delaware	IN	161
131.	CSE Claremont LLC	20-5883891	Delaware	CA	162
132.	CSE Corpus North LLC	20-5186415	Delaware	TX	23
133.	CSE Denver Iliff LLC	20-8037772	Delaware	CO	25
134.	CSE Denver LLC	20-5884311	Delaware	CO	163
135.	CSE Douglas LLC	20-5883761	Delaware	AZ	164
136.	CSE Elkton LLC	20-5887006	Delaware	MD	166
137.	CSE Elkton Realty LLC	20-5959253	Delaware	MD	167
138.	CSE Fairhaven LLC	20-8281491	Delaware	MA	26
139.	CSE Fort Wayne LLC	20-5885125	Delaware	IN	168
140.	CSE Frankston LLC	20-5862947	Delaware	TX	169
141.	CSE Georgetown LLC	20-5886126	Delaware	KY	170
142.	CSE Green Bay LLC	20-5888029	Delaware	WI	171
143.	CSE Hilliard LLC	20-5887347	Delaware	OH	172
144.	CSE Huntingdon LLC	20-8295191	Delaware	TN	27
145.	CSE Huntsville LLC	20-5887764	Delaware	TN	173
146.	CSE Indianapolis-Continental LLC	20-5885046	Delaware	IN	174
147.	CSE Indianapolis-Greenbriar LLC	20-5885096	Delaware	IN	175
148.	CSE Jacinto City LLC	20-5186519	Delaware	TX	28
149.	CSE Jefferson City LLC	20-8295101	Delaware	TN	29
150.	CSE Jeffersonville-Hillcrest Center LLC	20-5885261	Delaware	IN	176
151.	CSE Jeffersonville-Jennings House LLC	20-5885346	Delaware	IN	177
152.	CSE Kerrville LLC	20-8684872	Delaware	TX	30
153.	CSE King L.P.	20-5888725	Delaware	NC	178
154.	CSE Kingsport LLC	20-5887736	Delaware	TN	179

5

	Subsidiary Name	FEIN	Home State	Foreign Qualification(s)	Chart Ref. #
155.	CSE Knightdale L.P.	20-5888653	Delaware	NC	180
156.	CSE Lake City LLC	20-5863259	Delaware	FL	181
157.	CSE Lake Worth LLC	20-5863173	Delaware	FL	182
158.	CSE Lakewood LLC	20-5884352	Delaware	CO	183
159.	CSE Las Vegas LLC	20-5887216	Delaware	NM	184
160.	CSE Lawrenceburg LLC	20-5887802	Delaware	TN	185
161.	CSE Lenoir L.P.	20-5888528	Delaware	NC	186
162.	CSE Lexington Park LLC	20-5886951	Delaware	MD	187
163.	CSE Lexington Park Realty LLC	20-5959280	Delaware	MD	188
164.	CSE Ligonier LLC	20-5885484	Delaware	IN	189
165.	CSE Live Oak LLC	20-5863086	Delaware	FL	190
166.	CSE Lowell LLC	20-5885381	Delaware	IN	192
167.	CSE Marianna Holdings LLC	20-1411422	Delaware	FL	31
168.	CSE Memphis LLC	20-8295130	Delaware	TN	32
169.	CSE Mobile LLC	20-5883572	Delaware	—	193
170.	CSE Moore LLC	20-5887574	Delaware	OK	194
171.	CSE North Carolina Holdings I LLC	20-5888397	Delaware	—	195
172.	CSE North Carolina Holdings II LLC	20-5888430	Delaware	—	196
173.	CSE Omro LLC	20-5887998	Delaware	WI	197
174.	CSE Orange Park LLC	20-5863371	Delaware	FL	198
175.	CSE Orlando-Pinar Terrace Manor LLC	20-5863043	Delaware	FL	199
176.	CSE Orlando-Terra Vista Rehab LLC	20-5863223	Delaware	FL	200
177.	CSE Pennsylvania Holdings, LP	20-6974946	Delaware	—	33
178.	CSE Piggott LLC	20-5883659	Delaware	AR	201
179.	CSE Pilot Point LLC	20-5862827	Delaware	TX	202
180.	CSE Pine View LLC	20-5398686	Delaware	MS	246
181.	CSE Ponca City LLC	20-5887495	Delaware	OK	203
182.	CSE Port St. Lucie LLC	20-5863294	Delaware	FL	204
183.	CSE Richmond LLC	20-5885427	Delaware	IN	205
184.	CSE Ripley LLC	20-8295238	Delaware	TN	34
185.	CSE Ripon LLC	26-0480886	Delaware	WI	35
186.	CSE Safford LLC	20-5883807	Delaware	AZ	206

6

	Subsidiary Name	FEIN	Home State	Foreign Qualification(s)	Chart Ref. #
187.	CSE Salina LLC	20-5885669	Delaware	KS	207
188.	CSE Seminole LLC	20-5887615	Delaware	OK	208
189.	CSE Shawnee LLC	20-5887524	Delaware	OK	209
190.	CSE Spring Branch LLC	20-5186484	Delaware	TX	36
191.	CSE Stillwater LLC	20-5887548	Delaware	OK	210
192.	CSE Taylorsville LLC	20-5886196	Delaware	KY	211
193.	CSE Texarkana LLC	20-5862880	Delaware	TX	37
194.	CSE Texas City LLC	20-5862791	Delaware	TX	212
195.	CSE The Village LLC	20-5186550	Delaware	TX	38
196.	CSE Upland LLC	20-5891148	Delaware	IN	213
197.	CSE Walnut Cove L.P.	20-5888502	Delaware	NC	214
198.	CSE West Point LLC	20-5887119	Delaware	MS	39
199.	CSE Whitehouse LLC	20-8294979	Delaware	OH	40
200.	CSE Williamsport LLC	26-0480953	Delaware	IN	41
201.	CSE Winter Haven LLC	20-5863327	Delaware	FL	215
202.	CSE Woodfin L.P.	20-5888619	Delaware	NC	216
203.	CSE Yorktown LLC	20-5885163	Delaware	IN	217
204.	Cuyahoga Falls Property II, L.L.C.	38-3937172	Delaware	OH	476
205.	Cuyahoga Falls Property, L.L.C.	35-2419468	Delaware	OH	477
206.	Dallas Two Property, L.L.C.	61-1746734	Delaware	TX	478
207.	Danbury ALF Property, L.L.C.	27-4083747	Delaware	CT	479
208.	Darien ALF Property, L.L.C.	30-0694838	Delaware	CT	480
209.	Deerfield Class B, L.L.C.	35-2525678	Delaware	—	481
210.	Delta Investors I, LLC	54-2112455	Maryland	CA, ID, MA, OH, WV	43
211.	Delta Investors II, LLC	54-2112456	Maryland	CA, NC, OH, WA, WV	44
212.	Denison Texas, L.L.C.	32-0173170	Delaware	TX	482
213.	Desert Lane LLC	20-3098022	Delaware	NV	45
214.	Dixie White House Nursing Home, LLC	59-3738671	Mississippi	—	247
215.	Dixon Health Care Center, LLC	34-1509772	Ohio	—	46
216.	DWC Finance, L.L.C.	47-2256374	Delaware	—	483
217.	East Rollins Street, L.L.C.	38-3838004	Delaware	MO	484
218.	Edgewood Drive Property, L.L.C.	32-0405276	Delaware	IN	485

7

	Subsidiary Name	FEIN	Home State	Foreign Qualification(s)	Chart Ref. #
219.	Effingham Associates, L.L.C.	36-4150491	Illinois	—	486
220.	Elite Mattoon, L.L.C.	36-4454111	Delaware	IL	487
221.	Elite Yorkville, L.L.C.	36-4454114	Delaware	IL	488
222.	Encanto Senior Care, LLC	20-1669755	Arizona	—	308
223.	Falcon Four Property Holding, L.L.C.	46-3986352	Delaware	OH	489
224.	Falcon Four Property, L.L.C.	30-0794160	Delaware	—	490
225.	Falfurrias Texas, L.L.C.	61-1501714	Delaware	TX	491
226.	Financing VI Healthcare Property, L.L.C.	35-2519380	Delaware	OH, IN, MI, NC, VA	492
227.	Florida ALF Properties, L.L.C.	32-0417622	Delaware	FL	493
228.	Florida Four Properties, L.L.C.	35-2456486	Delaware	FL	494
229.	Florida Lessor - Meadowview, LLC	56-2398721	Maryland	FL	50
230.	Florida Real Estate Company, LLC	20-1458431	Florida	—	51
231.	Fort Stockton Property, L.L.C.	38-3918639	Delaware	TX	495
232.	Fountain Associates, L.L.C.	36-4572016	Delaware	AZ	496
233.	Four Fountains Aviv, L.L.C.	36-4601434	Delaware	IL	497
234.	Fredericksburg South Adams Street, L.L.C.	27-5459311	Delaware	TX	498
235.	Freewater Oregon, L.L.C.	36-2280966	Delaware	OR	499
236.	Fullerton California, L.L.C.	36-4480527	Delaware	CA	500
237.	G&L Gardens, L.L.C.	95-4639695	Arizona	—	309
238.	Gardnerville Property, L.L.C.	37-1657201	Delaware	NV	501
239.	Georgia Lessor - Bonterra/Parkview, LLC	16-1650494	Maryland	GA	52
240.	Germantown Property, L.L.C.	45-4444655	Delaware	OH	502
241.	Giltex Care, L.L.C.	36-4572036	Delaware	TX	503
242.	Glendale NH Property, L.L.C.	61-1686455	Delaware	WI	504
243.	Golden Hill Real Estate Company, LLC	71-0976967	California	—	324
244.	Gonzales Texas Property, L.L.C.	32-0403901	Delaware	TX	505
245.	Great Bend Property, L.L.C.	27-3971138	Delaware	KS	506
246.	Greenbough, LLC	27-0258266	Delaware	MS	53
247.	Greenville Kentucky Property, L.L.C.	30-0838127	Delaware	KY	507
248.	Heritage Monterey Associates, L.L.C.	36-4056688	Illinois	CA	508
249.	HHM Aviv, L.L.C.	32-0205746	Delaware	TX	509
250.	Hidden Acres Property, L.L.C.	27-2457250	Delaware	TN	510

8

	Subsidiary Name	FEIN	Home State	Foreign Qualification(s)	Chart Ref. #
251.	Highland Leasehold, L.L.C.	20-2873499	Delaware	IL	511
252.	Hobbs Associates, L.L.C.	36-4177337	Illinois	NM	512
253.	Hot Springs Atrium Owner, LLC	47-1359052	Delaware	AR	414
254.	Hot Springs Aviv, L.L.C.	30-0470700	Delaware	AR	513
255.	Hot Springs Cottages Owner, LLC	47-1371567	Delaware	AR	415
256.	Hot Springs Marina Owner, LLC	47-1461931	Delaware	AR	416
257.	Houston Texas Aviv, L.L.C.	36-4587739	Delaware	TX	514
258.	Hutchinson Kansas, L.L.C.	51-0559326	Delaware	KS	515
259.	Hutton I Land, LLC	20-1914403	Ohio	—	57
260.	Hutton II Land, LLC	20-1914470	Ohio	—	58
261.	Hutton III Land, LLC	20-1914529	Ohio	—	59
262.	Idaho Associates, L.L.C.	36-4114446	Illinois	ID	516
263.	Illinois Missouri Properties, L.L.C.	35-2520792	Delaware	IL, MO	517
264.	Indiana Lessor - Wellington Manor, LLC	32-0008064	Maryland	IN	61
265.	Iowa Lincoln County Property, L.L.C.	45-4445450	Delaware	IA. NE	518
266.	Jasper Springhill Street, L.L.C.	27-5458704	Delaware	TX	519
267.	Kansas Five Property, L.L.C.	36-1647542	Delaware	KS	520
268.	Karan Associates Two, L.L.C.	61-1514965	Delaware	TX	521
269.	Karan Associates, L.L.C.	11-3747208	Delaware	TX	522
270.	Karissa Court Property, L.L.C.	38-3923400	Delaware	TX	523
271.	KB Northwest Associates, L.L.C.	36-4572025	Delaware	WA	524
272.	Kentucky NH Properties, L.L.C.	61-1730147	Delaware	KY	525
273.	Kingsville Texas, L.L.C.	37-1522939	Delaware	TX	526
274.	LAD I Real Estate Company, LLC	20-1454154	Delaware	FL	63
275.	Leatherman 90-1, LLC	20-1914625	Ohio	—	65
276.	Leatherman Partnership 89-1, LLC	34-1656489	Ohio	—	66
277.	Leatherman Partnership 89-2, LLC	34-1656491	Ohio	—	67
278.	Louisville Dutchmans Property, L.L.C.	61-1715555	Delaware	KY	527
279.	Magnolia Drive Property, L.L.C.	30-0793756	Delaware	TX	528
280.	Manor Associates, L.L.C.	36-4572020	Delaware	TX	529
281.	Mansfield Aviv, L.L.C.	32-0183852	Delaware	OH	530
282.	Massachusetts Nursing Homes, L.L.C.	20-2873416	Delaware	MA	531

9

	Subsidiary Name	FEIN	Home State	Foreign Qualification(s)	Chart Ref. #
283.	McCarthy Street Property, L.L.C.	38-3855495	Delaware	PA	532
284.	Meridian Arms Land, LLC	20-1914864	Ohio	—	73
285.	Minnesota Associates, L.L.C.	36-4469552	Delaware	MN	533
286.	Mishawaka Property, L.L.C.	36-4734067	Delaware	IN	534
287.	Missouri Associates, L.L.C.	36-4572033	Delaware	MO, TX	535
288.	Missouri Regency Associates, L.L.C.	36-4572031	Delaware	MO	536
289.	Montana Associates, L.L.C.	36-4149849	Illinois	MT	537
290.	Monterey Park Leasehold Mortgage, L.L.C.	32-0267202	Delaware	CA	538
291.	Mount Washington Property, L.L.C.	45-5010153	Delaware	WI	539
292.	Mt. Vernon Texas, L.L.C.	35-2270167	Delaware	TX	540
293.	Murray County, L.L.C.	36-4708756	Delaware	MA, OK	541
294.	Muscatine Toledo Properties, L.L.C.	36-4777497	Delaware	IA	542
295.	N.M. Bloomfield Three Plus One Limited Company	74-2748292	New Mexico	—	543
296.	N.M. Espanola Three Plus One Limited Company	74-2748289	New Mexico	—	544
297.	N.M. Lordsburg Three Plus One Limited Company	74-2748286	New Mexico	—	545
298.	N.M. Silver City Three Plus One Limited Company	74-2748283	New Mexico	—	546
299.	New Hope Property, L.L.C.	61-1720871	Delaware	MN	547
300.	Newtown ALF Property, L.L.C.	27-4083571	Delaware	CT	548
301.	Nicholasville Kentucky Property, L.L.C.	46-5411821	Delaware	KY	549
302.	North Las Vegas LLC	20-3098036	Delaware	NV	74
303.	North Royalton Ohio Property, L.L.C.	37-1729308	Delaware	OH	550
304.	Norwalk ALF Property, L.L.C.	27-4083805	Delaware	CT	551
305.	NRS Ventures, L.L.C.	38-4236118	Delaware	FL, GA, KY, TN	75
306.	Oakland Nursing Homes, L.L.C.	36-4572018	Delaware	CA	552
307.	Ocean Springs Nursing Home, LLC	58-2635823	Mississippi	—	248
308.	October Associates, L.L.C.	36-4572030	Delaware	TX	553
309.	Ogden Associates, L.L.C.	36-4412291	Delaware	UT	554
310.	OHI (Connecticut), LLC	06-1552120	Connecticut	NH, VT, WV	77
311.	OHI (Illinois), LLC	47-3264182	Illinois	IN	423
312.	OHI (Indiana) , LLC	38-3568359	Indiana	OH	80
313.	OHI (Iowa) , LLC	38-3377918	Iowa	MD	81
314.	OHI AC Investments (Jersey) Ltd	98-1289590	Jersey Reg. No.: 89532	—	709

10

	Subsidiary Name	FEIN	Home State	Foreign Qualification(s)	Chart Ref. #
315.	OHI AC Properties (UK) Ltd	98-1290722	UK Reg. No: 8796701	—	707
316.	OHI Anglia Care Ltd	98-1239899	UK Reg. No.: 01375652	—	633
317.	OHI Asset (AR) Ash Flat, LLC	46-3670959	Delaware	AR	326
318.	OHI Asset (AR) Camden, LLC	46-3672608	Delaware	AR	327
319.	OHI Asset (AR) Conway, LLC	61-1721332	Delaware	AR	328
320.	OHI Asset (AR) Des Arc, LLC	46-3691025	Delaware	AR	329
321.	OHI Asset (AR) Hot Springs, LLC	80-0951655	Delaware	AR	330
322.	OHI Asset (AR) Malvern, LLC	46-3719491	Delaware	AR	332
323.	OHI Asset (AR) Mena, LLC	38-3915930	Delaware	AR	331
324.	OHI Asset (AR) Pocahontas, LLC	46-3728913	Delaware	AR	333
325.	OHI Asset (AR) Sheridan, LLC	46-3739623	Delaware	AR	334
326.	OHI Asset (AR) Walnut Ridge, LLC	46-3751920	Delaware	AR	335
327.	OHI Asset (AZ) Austin House, LLC	46-4385050	Delaware	—	400
328.	OHI Asset (AZ) Tucson, LLC	35-2546755	Delaware	Arizona	650
329.	OHI Asset (CA), LLC	04-3759925	Delaware	California	83
330.	OHI Asset (CO) Brighton, LLC	32-0487275	Delaware	Colorado	666
331.	OHI Asset (CO) Denver, LLC	36-4830303	Delaware	Colorado	668
332.	OHI Asset (CO) Mesa, LLC	61-1782486	Delaware	Colorado	667
333.	OHI Asset (CO), LLC	84-1706510	Delaware	CO, ID	84
334.	OHI Asset (CT) Lender, LLC	75-3205111	Delaware	NH, RI, MA	86
335.	OHI Asset (CT) Southport, LLC	TBD	Delaware	—	745
336.	OHI Asset (FL) DeFuniak Springs, LLC	61-1825011	Delaware	Florida	746
337.	OHI Asset (FL) Eustis, LLC	61-1773617	Delaware	Florida	646
338.	OHI Asset (FL) Graceville, LLC	32-0515366	Delaware	Florida	723
339.	OHI Asset (FL) Homestead, LLC	36-4863028	Delaware	Florida	747
340.	OHI Asset (FL) Lake City, LLC, fka OHI Asset (FL) Pasco, LLC	61-1806770	Delaware	Florida	645
341.	OHI Asset (FL) Lake Placid, LLC	46-3827043	Delaware	Florida	337
342.	OHI Asset (FL) Lakeland, LLC	61-1800255	Delaware	Florida	704
343.	OHI Asset (FL) Lender, LLC	27-4450390	Delaware	—	258
344.	OHI Asset (FL) Lutz, LLC	30-0858827	Delaware	Florida	424
345.	OHI Asset (FL) Marianna, LLC	32-0515394	Delaware	Florida	724

11

	Subsidiary Name	FEIN	Home State	Foreign Qualification(s)	Chart Ref. #
346.	OHI Asset (FL) Melbourne, LLC	32-0509945	Delaware	Florida	711
347.	OHI Asset (FL) Middleburg, LLC	37-1832748	Delaware	Florida	712
348.	OHI Asset (FL) Ormond Beach, LLC	36-4863276	Delaware	Florida	748
349.	OHI Asset (FL) Pensacola - Hillview, LLC	36-4821441	Delaware	Florida	647
350.	OHI Asset (FL) Pensacola, LLC	35-2541006	Delaware	—	641
351.	OHI Asset (FL) Pensacola-Nine Mile, LLC	61-1810659	Delaware	Florida	722
352.	OHI Asset (FL) Port St. Joe, LLC	37-1846671	Delaware	Florida	725
353.	OHI Asset (FL) Sebring, LLC	37-1839240	Delaware	Florida	716
354.	OHI Asset (FL), LLC	13-4225158	Delaware	Florida; New Mexico	87
355.	OHI Asset (GA) Cordele, LLC	35-2571948	Delaware	Georgia	715
356.	OHI Asset (GA) Dunwoody, LLC	30-0869546	Delaware	Georgia	623
357.	OHI Asset (GA) Macon, LLC	47-1027224	Delaware	—	401
358.	OHI Asset (GA) Moultrie, LLC	46-4254981	Delaware	Georgia	342
359.	OHI Asset (GA) Nashville, LLC	37-1808814	Delaware	Georgia	662
360.	OHI Asset (GA) Roswell, LLC	36-4808609	Delaware	Georgia	624
361.	OHI Asset (GA) Snellville, LLC	46-4259685	Delaware	Georgia	343
362.	OHI Asset (GA) Valdosta, LLC	35-2556904	Delaware	Georgia	663
363.	OHI Asset (ID) Holly, LLC	46-4268973	Delaware	Idaho	344
364.	OHI Asset (ID) Midland, LLC	46-4279515	Delaware	Idaho	345
365.	OHI Asset (ID), LLC	04-3759931	Delaware	Idaho	88
366.	OHI Asset (IL), LLC	14-1951802	Delaware	Illinois	89
367.	OHI Asset (IN) American Village, LLC	46-0985915	Delaware	Indiana	289
368.	OHI Asset (IN) Anderson, LLC	46-0989235	Delaware	Indiana	292
369.	OHI Asset (IN) Beech Grove, LLC	46-1000956	Delaware	Indiana	290
370.	OHI Asset (IN) Clarksville, LLC	46-1011127	Delaware	Indiana	299
371.	OHI Asset (IN) Clinton, LLC	46-4095764	Delaware	Indiana	338
372.	OHI Asset (IN) Connersville, LLC	46-4289202	Delaware	Indiana	346
373.	OHI Asset (IN) Crown Point, LLC	46-1738072	Delaware	Indiana	319
374.	OHI Asset (IN) Eagle Valley, LLC	46-1021612	Delaware	Indiana	291
375.	OHI Asset (IN) Elkhart, LLC	46-1035197	Delaware	Indiana	298
376.	OHI Asset (IN) Forest Creek, LLC	46-1040435	Delaware	Indiana	293
377.	OHI Asset (IN) Fort Wayne, LLC	46-1050897	Delaware	Indiana	295

12

	Subsidiary Name	FEIN	Home State	Foreign Qualification(s)	Chart Ref. #
378.	OHI Asset (IN) Franklin, LLC	46-1062818	Delaware	Indiana	294
379.	OHI Asset (IN) Greensburg, LLC	38-3879137	Delaware	—	287
380.	OHI Asset (IN) Indianapolis, LLC	36-4736441	Delaware	—	288
381.	OHI Asset (IN) Jasper, LLC	46-4100999	Delaware	Indiana	339
382.	OHI Asset (IN) Kokomo, LLC	46-1071289	Delaware	Indiana	297
383.	OHI Asset (IN) Lafayette, LLC	46-1085161	Delaware	Indiana	302
384.	OHI Asset (IN) Madison, LLC	46-1745924	Delaware	Indiana	318
385.	OHI Asset (IN) Monticello, LLC	46-1090601	Delaware	Indiana	296
386.	OHI Asset (IN) Noblesville, LLC	46-1103366	Delaware	Indiana	300
387.	OHI Asset (IN) Rosewalk, LLC	46-1116285	Delaware	Indiana	301
388.	OHI Asset (IN) Salem, LLC	46-4111473	Delaware	Indiana	340
389.	OHI Asset (IN) Seymour, LLC	46-4133715	Delaware	Indiana	341
390.	OHI Asset (IN) Spring Mill, LLC	46-1120573	Delaware	Indiana	303
391.	OHI Asset (IN) Terre Haute, LLC	46-1140102	Delaware	Indiana	304
392.	OHI Asset (IN) Wabash, LLC	38-3879151	Delaware	—	285
393.	OHI Asset (IN) Westfield, LLC	32-0381277	Delaware	—	286
394.	OHI Asset (IN) Zionsville, LLC	46-1152307	Delaware	Indiana	305
395.	OHI Asset (KY) Beattyville, LLC	35-2582286	Delaware	Kentucky	726
396.	OHI Asset (KY) Louisville - 1120 Cristland, LLC	36-4856987	Delaware	Kentucky	727
397.	OHI Asset (KY) Louisville - 2529 Six Mile Lane, LLC	36-4856934	Delaware	Kentucky	728
398.	OHI Asset (KY) Morgantown, LLC	38-4024471	Delaware	Kentucky	729
399.	OHI Asset (KY) Owensboro, LLC	37-1847320	Delaware	Kentucky	730
400.	OHI Asset (LA) Baton Rouge, LLC	37-1785874	Delaware	Louisiana	625
401.	OHI Asset (LA), LLC	04-3759935	Delaware	Louisiana; Texas	91
402.	OHI Asset (MD) Baltimore - Pall Mall, LLC	37-1799968	Delaware	Maryland	659
403.	OHI Asset (MD) Baltimore - West Belvedere, LLC	38-3987828	Delaware	Maryland	658
404.	OHI Asset (MD) Salisbury, LLC	38-3987971	Delaware	Maryland	660
405.	OHI Asset (MD), LLC	45-2611748	Delaware	—	260
406.	OHI Asset (MI) Carson City, LLC	61-1786671	Delaware	Michigan	669
407.	OHI Asset (MI) Heather Hills, LLC	46-1515395	Delaware	MI	317
408.	OHI Asset (MI), LLC	27-3378345	Delaware	—	257
409.	OHI Asset (MO) Jackson, LLC	38-3992123	Delaware	Missouri	665

13

	Subsidiary Name	FEIN	Home State	Foreign Qualification(s)	Chart Ref. #
410.	OHI Asset (MO), LLC	04-3759939	Delaware	Missouri	93
411.	OHI Asset (MS) Byhalia, LLC	46-4298734	Delaware	Mississippi	347
412.	OHI Asset (MS) Cleveland, LLC	36-4774986	Delaware	Mississippi	348
413.	OHI Asset (MS) Clinton, LLC	80-0965657	Delaware	Mississippi	349
414.	OHI Asset (MS) Columbia, LLC	46-4340609	Delaware	Mississippi	350
415.	OHI Asset (MS) Corinth, LLC	46-4351222	Delaware	Mississippi	351
416.	OHI Asset (MS) Greenwood, LLC	46-4361245	Delaware	Mississippi	352
417.	OHI Asset (MS) Grenada, LLC	46-4376223	Delaware	Mississippi	353
418.	OHI Asset (MS) Holly Springs, LLC	38-3921178	Delaware	Mississippi	354
419.	OHI Asset (MS) Indianola, LLC	90-1036275	Delaware	Mississippi	355
420.	OHI Asset (MS) Natchez, LLC	46-4384987	Delaware	Mississippi	356
421.	OHI Asset (MS) Picayune, LLC	90-1036523	Delaware	Mississippi	357
422.	OHI Asset (MS) Vicksburg, LLC	90-1036559	Delaware	Mississippi	358
423.	OHI Asset (MS) Yazoo City, LLC	38-3921461	Delaware	Mississippi	359
424.	OHI Asset (NC) Biscoe, LLC	37-1816580	Delaware	North Carolina	678
425.	OHI Asset (NC) Cornelius, LLC	30-0930325	Delaware	North Carolina	679
426.	OHI Asset (NC) Drexel, LLC	32-0489893	Delaware	North Carolina	680
427.	OHI Asset (NC) Fayetteville, LLC	30-0930685	Delaware	North Carolina	681
428.	OHI Asset (NC) Hallsboro, LLC	61-1789056	Delaware	North Carolina	682
429.	OHI Asset (NC) Marion, LLC	36-4833434	Delaware	North Carolina	683
430.	OHI Asset (NC) Marshville, LLC	37-1820268	Delaware	North Carolina	684
431.	OHI Asset (NC) Mocksville - 1007 Howard Street, LLC	37-1820636	Delaware	North Carolina	685
432.	OHI Asset (NC) Mocksville - 1304 Madison Road, LLC	30-0932315	Delaware	North Carolina	686
433.	OHI Asset (NC) Nashville, LLC	35-2558694	Delaware	North Carolina	687
434.	OHI Asset (NC) Raeford, LLC	32-0492904	Delaware	North Carolina	688
435.	OHI Asset (NC) Rocky Mount - 1558 S. Winstead, LLC	38-4001050	Delaware	North Carolina	689
436.	OHI Asset (NC) Rocky Mount - 415 N. Winstead, LLC	30-0934215	Delaware	North Carolina	690
437.	OHI Asset (NC) Salisbury, LLC	35-2559111	Delaware	North Carolina	691
438.	OHI Asset (NC) Saluda, LLC	37-1824735	Delaware	North Carolina	692
439.	OHI Asset (NC) Shallotte, LLC	37-1824797	Delaware	North Carolina	693
440.	OHI Asset (NC) Wadesboro, LLC	35-2492230	Delaware	NC	360
441.	OHI Asset (NC) Warsaw, LLC	Hold	Delaware	—	754

14

	Subsidiary Name	FEIN	Home State	Foreign Qualification(s)	Chart Ref. #
442.	OHI Asset (NC) Waynesville, LLC	32-0493579	Delaware	North Carolina	694
443.	OHI Asset (NC) Wilmington, LLC	38-4001708	Delaware	North Carolina	695
444.	OHI Asset (NC) Winston Salem, LLC	32-0493698	Delaware	North Carolina	696
445.	OHI Asset (NJ) Plainsboro, LLC	61-1800018	Delaware	—	714
446.	OHI Asset (NY) 2nd Avenue, LLC	30-0874937	Delaware	NY	626
447.	OHI Asset (NY) 93rd Street, LLC	32-0470120	Delaware	NY	640
448.	OHI Asset (OH) Huber Heights, LLC	36-4830903	Delaware	Ohio	670
449.	OHI Asset (OH) Lender, LLC	51-0529744	Delaware	—	94
450.	OHI Asset (OH) New London, LLC	36-4831126	Delaware	Ohio	671
451.	OHI Asset (OH) Steubenville, LLC	30-0922159	Delaware	Ohio	672
452.	OHI Asset (OH) Toledo, LLC	35-2555519	Delaware	Ohio	673
453.	OHI Asset (OH) West Carrollton, LLC	35-2555884	Delaware	Ohio	674
454.	OHI Asset (OH), LLC	04-3759938	Delaware	OH, PA	96
455.	OHI Asset (OR) Portland, LLC	30-0805633	Delaware	OR	361
456.	OHI Asset (OR) Troutdale, LLC	47-2564223	Delaware	OR	410
457.	OHI Asset (PA) GP, LLC	47-2553542	Delaware	PA	412
458.	OHI Asset (PA) West Mifflin, LP	30-0852028	Delaware	PA	411
459.	OHI Asset (PA), LLC	90-0137715	Delaware	OH, PA, WV	98
460.	OHI Asset (PA), LP	54-6643405	Maryland	OH, PA, WV	97
461.	OHI Asset (SC) Aiken, LLC	46-4426281	Delaware	SC	362
462.	OHI Asset (SC) Anderson, LLC	46-4455254	Delaware	SC	363
463.	OHI Asset (SC) Easley Anne, LLC	46-4475177	Delaware	SC	364
464.	OHI Asset (SC) Easley Crestview, LLC	46-4489507	Delaware	SC	365
465.	OHI Asset (SC) Edgefield, LLC	46-4494366	Delaware	SC	366
466.	OHI Asset (SC) Five Forks, LLC	35-2556486	Delaware	SC	657
467.	OHI Asset (SC) Greenville Cottages, LLC	36-4848059	Delaware		717
468.	OHI Asset (SC) Greenville Griffith, LLC	46-4510885	Delaware	SC	367
469.	OHI Asset (SC) Greenville Laurens, LLC	46-4524387	Delaware	SC	368
470.	OHI Asset (SC) Greenville North, LLC	46-4538349	Delaware	SC	369
471.	OHI Asset (SC) Greenville, LLC	47-1053139	Delaware	—	402
472.	OHI Asset (SC) Greer, LLC	46-4551649	Delaware	SC	370
473.	OHI Asset (SC) Marietta, LLC	46-4569172	Delaware	SC	371

15

	Subsidiary Name	FEIN	Home State	Foreign Qualification(s)	Chart Ref. #
474.	OHI Asset (SC) McCormick, LLC	46-4597938	Delaware	SC	372
475.	OHI Asset (SC) Orangeburg, LLC	47-1034331	Delaware	—	403
476.	OHI Asset (SC) Pickens East Cedar, LLC	46-4613823	Delaware	SC	373
477.	OHI Asset (SC) Pickens Rosemond, LLC	46-4629569	Delaware	SC	374
478.	OHI Asset (SC) Piedmont, LLC	46-4640288	Delaware	SC	375
479.	OHI Asset (SC) Simpsonville SE Main, LLC	46-4682098	Delaware	SC	376
480.	OHI Asset (SC) Simpsonville West Broad, LLC	46-4695995	Delaware	SC	377
481.	OHI Asset (SC) Simpsonville West Curtis, LLC	46-4712666	Delaware	SC	378
482.	OHI Asset (TN) Bartlett, LLC	46-4727889	Delaware	TN	379
483.	OHI Asset (TN) Byrdstown, LLC	61-1831984	Delaware	Tennessee	749
484.	OHI Asset (TN) Cleveland, LLC	61-1813463	Delaware	Tennessee	731
485.	OHI Asset (TN) Collierville, LLC	46-4738239	Delaware	TN	380
486.	OHI Asset (TN) Columbia, LLC	32-0516808	Delaware	Tennessee	732
487.	OHI Asset (TN) Elizabethton, LLC	61-1813908	Delaware	Tennessee	733
488.	OHI Asset (TN) Erin, LLC	37-1854138	Delaware	Tennessee	750
489.	OHI Asset (TN) Greeneville, LLC	30-0983221	Delaware	Tennessee	751
490.	OHI Asset (TN) Harriman, LLC	38-4034208	Delaware	Tennessee	752
491.	OHI Asset (TN) Jamestown, LLC	38-4016849	Delaware	Tennessee	719
492.	OHI Asset (TN) Jefferson City, LLC	61-1750374	Delaware	TN	408
493.	OHI Asset (TN) Memphis - 1150 Dovecrest, LLC	35-2583544	Delaware	Tennessee	734
494.	OHI Asset (TN) Memphis, LLC	46-4750926	Delaware	TN	381
495.	OHI Asset (TN) Monteagle, LLC	30-0965822	Delaware	Tennessee	735
496.	OHI Asset (TN) Monterey, LLC	37-1840044	Delaware	Tennessee	718
497.	OHI Asset (TN) Mountain City, LLC	32-0517221	Delaware	Tennessee	736
498.	OHI Asset (TN) Nashville, LLC	38-4025804	Delaware	Tennessee	737
499.	OHI Asset (TN) Pigeon Forge, LLC	32-0517505	Delaware	Tennessee	738
500.	OHI Asset (TN) Ridgely, LLC	61-1833504	Delaware	Tennessee	753
501.	OHI Asset (TN) Rockwood, LLC	37-1848839	Delaware	Tennessee	739
502.	OHI Asset (TN) Rogersville - 109 Highway 70 North, LLC	37-1849143	Delaware	Tennessee	740
503.	OHI Asset (TN) Rogersville, LLC	38-3954783	Delaware	TN	418
504.	OHI Asset (TN) South Pittsburg, LLC	37-1849072	Delaware	Tennessee	741
505.	OHI Asset (TN) Spring City, LLC	30-0967112	Delaware	Tennessee	742

16

	Subsidiary Name	FEIN	Home State	Foreign Qualification(s)	Chart Ref. #
506.	OHI Asset (TN) Westmoreland, LLC	30-0967372	Delaware	Tennessee	743
507.	OHI Asset (TX) Anderson, LLC	46-4764905	Delaware	Texas	382
508.	OHI Asset (TX) Athens, LLC	30-0939066	Delaware	Texas	653
509.	OHI Asset (TX) Bryan, LLC	46-4781488	Delaware	Texas	383
510.	OHI Asset (TX) Burleson, LLC	46-4795498	Delaware	Texas	384
511.	OHI Asset (TX) College Station, LLC	46-4805289	Delaware	Texas	385
512.	OHI Asset (TX) Comfort, LLC	46-4815908	Delaware	Texas	386
513.	OHI Asset (TX) Diboll, LLC	46-4843528	Delaware	Texas	387
514.	OHI Asset (TX) Eastland, LLC	Hold	Delaware	—	755
515.	OHI Asset (TX) Granbury, LLC	46-4852513	Delaware	Texas	388
516.	OHI Asset (TX) Hillsboro, LLC	TBD	Delaware	—	744
517.	OHI Asset (TX) Hondo, LLC	46-1346058	Delaware	Texas	307
518.	OHI Asset (TX) Italy, LLC	46-4873054	Delaware	Texas	389
519.	OHI Asset (TX) Longview, LLC	61-1792814	Delaware	Texas	654
520.	OHI Asset (TX) Schertz, LLC	30-0890365	Delaware	Texas	648
521.	OHI Asset (TX) Winnsboro ALF, LLC	37-1827008	Delaware	Texas	655
522.	OHI Asset (TX) Winnsboro, LLC	46-4881288	Delaware	Texas	390
523.	OHI Asset (TX), LLC	04-3759927	Delaware	Texas	100
524.	OHI Asset (UT) Ogden, LLC	46-4903181	Delaware	UT	391
525.	OHI Asset (UT) Provo, LLC	46-4915063	Delaware	UT	392
526.	OHI Asset (UT) Roy, LLC	46-4931511	Delaware	UT	393
527.	OHI Asset (VA) Charlottesville - 1165 Pepsi Place, LLC	30-0924115	Delaware	Virginia	675
528.	OHI Asset (VA) Charlottesville, LLC	46-4945417	Delaware	VA	394
529.	OHI Asset (VA) Chesapeake, LLC	61-1791025	Delaware	Virginia	697
530.	OHI Asset (VA) Farmville, LLC	46-4955482	Delaware	VA	395
531.	OHI Asset (VA) Galax, LLC	61-1791162	Delaware	Virginia	698
532.	OHI Asset (VA) Hillsville, LLC	46-4987367	Delaware	VA	396
533.	OHI Asset (VA) Madison, LLC	36-4835627	Delaware	Virginia	699
534.	OHI Asset (VA) Martinsville ALF, LLC	61-1769745	Delaware	VA	643
535.	OHI Asset (VA) Martinsville SNF, LLC	37-1791389	Delaware	VA	644
536.	OHI Asset (VA) Mechanicsville, LLC	38-4002156	Delaware	Virginia	700
537.	OHI Asset (VA) Midlothian, LLC	37-1808599	Delaware	Virginia	652

17

	Subsidiary Name	FEIN	Home State	Foreign Qualification(s)	Chart Ref. #
538.	OHI Asset (VA) Norfolk, LLC	32-0494147	Delaware	Virginia	701
539.	OHI Asset (VA) Portsmouth, LLC	36-4835789	Delaware	Virginia	702
540.	OHI Asset (VA) Richmond - 2420 Pemberton Road, LLC	38-3993910	Delaware	Virginia	676
541.	OHI Asset (VA) Richmond - 9101 Bon Air, LLC	36-4831548	Delaware	Virginia	677
542.	OHI Asset (VA) Rocky Mount, LLC	46-5002710	Delaware	VA	397
543.	OHI Asset (VA) Suffolk, LLC	61-1791714	Delaware	Virginia	703
544.	OHI Asset (WA) Battle Ground, LLC	46-5006928	Delaware	WA	398
545.	OHI Asset (WA) Fort Vancouver, LLC	36-4817415	Delaware	Washington	642
546.	OHI Asset (WV) Danville, LLC	47-1084194	Delaware	—	404
547.	OHI Asset (WV) Ivydale, LLC	47-1112048	Delaware	—	405
548.	OHI Asset CHG ALF, LLC	38-3945599	Delaware	Pennsylvania	409
549.	OHI Asset C-L, LLC	37-1800240	Delaware	—	661
550.	OHI Asset CSB LLC	27-2820083	Delaware	—	148
551.	OHI Asset CSE-E Subsidiary, LLC	61-1756267	Delaware	Pennsylvania	419
552.	OHI Asset CSE-E, LLC	27-1675861	Delaware	Pennsylvania	102
553.	OHI Asset CSE-U Subsidiary, LLC	32-0459385	Delaware	Pennsylvania	420
554.	OHI Asset CSE-U, LLC	27-1675768	Delaware	Pennsylvania	103
555.	OHI Asset DB Collateral Agent, LLC	61-1774325	Delaware	—	651
556.	OHI Asset HUD CFG, LLC	45-3662151	Delaware	—	261
557.	OHI Asset HUD Delta, LLC	27-1895030	Delaware	—	105
558.	OHI Asset HUD H-F, LLC	27-1894893	Delaware	—	106
559.	OHI Asset HUD SF CA, LLC	46-1251365	Delaware	North Carolina	306
560.	OHI Asset HUD SF, LLC	80-0830116	Delaware	Arizona	284
561.	OHI Asset HUD WO, LLC	45-2379675	Delaware	—	259
562.	OHI Asset II (CA), LLC	20-1000879	Delaware	California	107
563.	OHI Asset II (FL), LLC	27-1813906	Delaware	Florida	108
564.	OHI Asset II (PA), LP	84-6390330	Maryland	Pennsylvania	109
565.	OHI Asset III (PA), LP	84-6390331	Maryland	Ohio, Pennsylvania	110
566.	OHI Asset IV (PA) Silver Lake, LP	80-6146794	Maryland	Pennsylvania	111
567.	OHI Asset Management, LLC	36-4798979	Delaware	NM, WA	417
568.	OHI Asset RO PMM Services, LLC	46-4309941	Delaware	—	399
569.	OHI Asset RO, LLC	90-1018980	Delaware	—	336

18

	Subsidiary Name	FEIN	Home State	Foreign Qualification(s)	Chart Ref. #
570.	OHI Asset S-A, LLC	30-0914357	Delaware	—	664
571.	OHI Asset S-W, LLC	30-0949474	Delaware	FL, KY, TN	713
572.	OHI Asset, LLC	32-0079270	Delaware	AL, NC, TN, WA	112
573.	OHI Beaumont Park Ltd	98-1239627	UK Reg.: 03213741	—	636
574.	OHI Healthcare Homes (Central) Ltd	98-1240172	UK Reg. No.: 03995046	—	635
575.	OHI Healthcare Homes Ltd	98-1239396	UK Reg. No.: 05029866	—	631
576.	OHI Healthcare Properties Holdco, Inc.	47-2148273	Delaware	—	406
577.	OHI Healthcare Properties Limited Partnership	36-4796206	Delaware	Maryland	407
578.	OHI Hillings Ltd	98-1239389	UK Reg. No.: 03995388	—	639
579.	OHI Home Close Ltd	98-1239635	UK Reg. No.: 03995398	—	637
580.	OHI Home Meadow Ltd	98-1239912	UK Reg. No.: 03995378	—	638
581.	OHI LSC Properties (UK) Ltd	98-1290563	UK Reg. No: 8449394	—	708
582.	OHI Malthouse Care Home Ltd	98-1293639	UK Reg. No.: 9960319	—	705
583.	OHI Manor House (North Walsham Wood) Ltd	98-1239621	UK Reg. No: 03808976	—	632
584.	OHI Mezz Lender, LLC	46-3201249	Delaware	—	325
585.	OHI Olive House RCH Ltd	98-1240196	UK Reg. No.: 05599571	—	634
586.	OHI Park House Care Home Ltd	98-1293412	UK Reg. No.: 9940512	—	706
587.	OHI PC Investments (Jersey) Ltd	98-1289680	Jersey Reg. No.: 102713	—	710
588.	OHI Pri-Med Care Homes Ltd	98-1239394	UK Reg. No.: 02939745	—	630
589.	OHI Pri-Med Group Developments Ltd	98-1240500	UK Reg. No.: 02467049	—	629
590.	OHI Pri-Med Group Ltd	98-1239392	UK Reg. No. 01241402	—	628
591.	OHI Tennessee, LLC	38-3509157	Maryland	TN	115
592.	OHI UK Healthcare Properties Ltd	98-1240197	UK Reg. No.: 09532166	—	627
593.	OHI-LG Asset Management, LLC	32-0508562	Delaware	—	721
594.	OHI-LG Investment, LLC	37-1838844	Delaware	—	720
595.	OHIMA, LLC	06-1552118	Massachusetts	—	116
596.	Ohio Aviv Three, L.L.C.	27-5082021	Delaware	OH	555
597.	Ohio Aviv Two, L.L.C.	27-5081906	Delaware	OH	556
598.	Ohio Aviv, L.L.C.	36-4597043	Delaware	OH	557

19

	Subsidiary Name	FEIN	Home State	Foreign Qualification(s)	Chart Ref. #
599.	Ohio Indiana Property, L.L.C.	36-4764623	Delaware	OH, IN	558
600.	Ohio Pennsylvania Property, L.L.C.	32-0350654	Delaware	OH, PA	559
601.	Oklahoma Two Property, L.L.C.	37-1695177	Delaware	OK	560
602.	Oklahoma Warr Wind, L.L.C.	38-3886603	Delaware	OK	561
603.	Omaha Associates, L.L.C.	36-4572019	Delaware	NE	562
604.	Omega TRS I, Inc.	38-3587540	Maryland	LA, TX	118
605.	Orange ALF Property, L.L.C.	27-4083471	Delaware	CT	563
606.	Orange Village Care Center, LLC	34-1321728	Ohio	—	119
607.	Orange, L.L.C.	36-4095365	Illinois	TX	564
608.	Oregon Associates, L.L.C.	36-4572024	Delaware	OR	565
609.	Oso Avenue Property, L.L.C.	30-0767014	Delaware	CA	566
610.	Ostrom Avenue Property, L.L.C.	32-0457123	Delaware	TX	567
611.	Palm Valley Senior Care, LLC	75-3153681	Arizona	—	310
612.	Panama City Nursing Center LLC	20-2568041	Delaware	FL	121
613.	Pavillion North Partners, LLC	47-3255261	Pennsylvania	—	421
614.	Pavillion North, LLP	75-3202956	Pennsylvania	—	124
615.	Pavillion Nursing Center North, LLC	47-3259540	Pennsylvania	—	422
616.	Peabody Associates Two, L.L.C.	27-5346222	Delaware	KS	568
617.	Peabody Associates, L.L.C.	36-4572029	Delaware	KS	569
618.	Pennington Road Property, L.L.C.	36-4768380	Delaware	AR	570
619.	Pensacola Real Estate Holdings I, LLC	59-3667935	Florida	—	249
620.	Pensacola Real Estate Holdings II, LLC	59-3667937	Florida	—	250
621.	Pensacola Real Estate Holdings III, LLC	59-3667939	Florida	—	251
622.	Pensacola Real Estate Holdings IV, LLC	59-3667940	Florida	—	252
623.	Pensacola Real Estate Holdings V, LLC	59-3667941	Florida	—	253
624.	Pocatello Idaho Property, L.L.C.	35-2449870	Delaware	ID	571
625.	Pomona Vista L.L.C.	36-4111095	Illinois	CA	572
626.	Prescott Arkansas, L.L.C.	04-3835264	Delaware	AR	573
627.	PV Realty-Clinton, LLC	26-4389743	Maryland	—	262
628.	PV Realty-Holly Hill, LLC	74-3244463	Maryland	—	265
629.	PV Realty-Kensington, LLC	26-4389837	Maryland	—	263
630.	PV Realty-Willow Tree, LLC	27-0328038	Maryland	WV	264

20

	Subsidiary Name	FEIN	Home State	Foreign Qualification(s)	Chart Ref. #
631.	Raton Property Limited Company	36-4111094	New Mexico	—	574
632.	Ravenna Ohio Property, L.L.C.	61-1692048	Delaware	OH	575
633.	Red Rocks, L.L.C.	36-4192351	Illinois	NM	576
634.	Richland Washington, L.L.C.	26-0081509	Delaware	WA	577
635.	Ridgecrest Senior Care, LLC	20-1998988	Arizona	—	311
636.	Riverside Nursing Home Associates Two, L.L.C.	27-3524946	Delaware	CA	578
637.	Riverside Nursing Home Associates, L.L.C.	36-4340184	Delaware	CA	579
638.	Rockingham Drive Property, L.L.C.	35-2485732	Delaware	TX	580
639.	Rose Baldwin Park Property L.L.C.	36-4111092	Illinois	CA	581
640.	S.C. Portfolio Property, L.L.C.	32-0457621	Delaware	SC	582
641.	Salem Associates, L.L.C.	36-4572028	Delaware	IL	583
642.	San Juan NH Property, LLC	11-3714511	Delaware	WA	584
643.	Sandalwood Arkansas Property, L.L.C.	61-1665105	Delaware	AR	585
644.	Santa Ana-Bartlett, L.L.C.	36-4212739	Illinois	CA	586
645.	Santa Fe Missouri Associates, L.L.C.	36-4165126	Illinois	MO	587
646.	Savoy/Bonham Venture, L.L.C.	36-4572026	Delaware	TX	588
647.	Searcy Aviv, L.L.C.	38-3779442	Delaware	AR	589
648.	Sedgwick Properties, L.L.C.	36-4694767	Delaware	KS	590
649.	Seguin Texas Property, L.L.C.	35-2456377	Delaware	TX	591
650.	Sierra Ponds Property, L.L.C.	38-3888430	Delaware	CA	592
651.	Skyler Boyington, LLC	42-1572543	Mississippi	—	254
652.	Skyler Florida, LLC	64-0821299	Mississippi	FL	255
653.	Skyler Maitland LLC	20-3888672	Delaware	FL	133
654.	Skyler Pensacola, LLC	59-3561064	Florida	—	256
655.	Skyview Associates, L.L.C.	36-4572023	Delaware	ID	593
656.	SLC Property Investors, LLC	32-0265175	Delaware	—	283
657.	Southeast Missouri Property, L.L.C.	27-3502072	Delaware	MO	594
658.	Southern California Nevada, L.L.C.	30-0705746	Delaware	CA, NV	595
659.	St. Joseph Missouri Property, L.L.C.	36-4786588	Delaware	MO	596
660.	St. Mary’s Properties, LLC	20-1914905	Ohio	—	135
661.	Star City Arkansas, L.L.C.	43-2089308	Delaware	AR	597
662.	STBA Properties, L.L.C.	37-1746483	Delaware	—	598

21

	Subsidiary Name	FEIN	Home State	Foreign Qualification(s)	Chart Ref. #
663.	Stephenville Texas Property, L.L.C.	46-5421870	Delaware	TX	599
664.	Sterling Acquisition, LLC	38-3207992	Kentucky	AL, AR, FL, OH, TN, TX, WV	136
665.	Stevens Avenue Property, L.L.C.	35-2446030	Delaware	KY	600
666.	Sun-Mesa Properties, L.L.C.	36-4047650	Illinois	AZ	601
667.	Suwanee, LLC	20-5223977	Delaware	FL	138
668.	Texas Fifteen Property, L.L.C.	35-2437626	Delaware	TX	602
669.	Texas Four Property, L.L.C.	46-5459201	Delaware	TX	603
670.	Texas Lessor - Stonegate GP, LLC	32-0008071	Maryland	TX	139
671.	Texas Lessor - Stonegate Limited, LLC	32-0008072	Maryland	—	140
672.	Texas Lessor - Stonegate, LP	32-0008073	Maryland	TX	141
673.	Texhoma Avenue Property, L.L.C.	35-2470607	Delaware	CA	604
674.	The Suburban Pavilion, LLC	34-1035431	Ohio	—	143
675.	Tujunga, L.L.C.	36-4389732	Delaware	CA	605
676.	Tulare County Property, L.L.C.	46-5446413	Delaware	CA	606
677.	Twinsburg Ohio Property, L.L.C.	37-1763327	Delaware	OH	607
678.	VRB Aviv, L.L.C.	76-0802032	Delaware	CA	608
679.	Washington Idaho Property, L.L.C.	61-1743318	Delaware	WA, ID	609
680.	Washington Lessor - Silverdale, LLC	56-2386887	Maryland	WA	144
681.	Washington-Oregon Associates, L.L.C.	36-4192347	Illinois	WA, OR	610
682.	Watauga Associates, L.L.C.	36-4163268	Illinois	TX	611
683.	Wellington Leasehold, L.L.C.	27-3971187	Delaware	KS	612
684.	West Pearl Street, L.L.C.	81-0637081	Delaware	CA	613
685.	West Yarmouth Property I, L.L.C.	46-5495346	Delaware	MA	614
686.	West Yarmouth Property II, L.L.C.	46-5528008	Delaware	MA	615
687.	Westerville Ohio Office Property, L.L.C.	32-0452280	Delaware	OH	616
688.	Weston ALF Property, L.L.C.	46-5472581	Delaware	MA	617
689.	Wheeler Healthcare Associates, L.L.C.	74-2752353	Texas	—	618
690.	Whitlock Street Property, L.L.C.	32-0419832	Delaware	IN	619
691.	Wilcare, LLC	26-0110550	Ohio	—	147
692.	Willis Texas Aviv, L.L.C.	37-1522942	Delaware	TX	620
693.	Yuba Aviv, L.L.C.	11-3750228	Delaware	VA	621

22

	Subsidiary Name	FEIN	Home State	Foreign Qualification(s)	Chart Ref. #
694.	GCH (Queensway) Limited	98-1356911	UK Reg. No.: 05267803	—
695.	Gold Care Holdings Limited	98-1356636	UK Reg. No.: 05162922	—
696.	GCH (Bletchley) Ltd	98-1358774	UK Reg. No.: 07145646	—
697.	GCH (Brackenbridge House) Ltd	98-1358211	UK Reg. No.: 07256725	—
698.	GCH (Burrows House) Limited	98-1359119	UK Reg. No.: 08129379	—
699.	GCH (Halcyon Days) Ltd	98-1359468	UK Reg. No.: 01841003	—
700.	GCH (Harrow) Ltd	98-1361232	UK Reg. No.: 07256677	—
701.	GCH (Heath Lodge) Limited	98-1359736	UK Reg. No.: 04784436	—
702.	GCH (Hillside) Ltd	98-1359973	UK Reg. No.: 05780312	—
703.	GCH (Kent) Ltd	98-1360335	UK Reg. No.: 06381706	—
704.	GCH (Lucton House) Limited	98-1360374	UK Reg. No.: 08129360	—
705.	GCH (Manor House) Limited	98-1360815	UK Reg. No.: 08129402	—
706.	GCH (Martins House) Limited	98-1360971	UK Reg. No.: 07868202	—
707.	GCH (Peregrine House) Limited	98-1361484	UK Reg. No.: 08129404	—
708.	GCH (St Stephens) Ltd	98-1361803	UK Reg. No.: 07652840	—
709.	GCH (Tudors) Limited	98-1361972	UK Reg. No.: 07961622	—
710.	GCH (West Drayton) Ltd	98-1362060	UK Reg. No.: 07604725	—
711.	GCH (Willowmead) Limited	98-1362175	UK Reg. No.: 02423345	—

*      *      *

23

Schedule 5.20

CONSOLIDATED PARTIES

SEE SCHEDULE 5.11

Schedule 7.01

LIENS

Braswell Indebtedness

Schedule 7.02

INDEBTEDNESS

Schedule 7.02

INDEBTEDNESS

UNSECURED INDEBTEDNESS
Description	Current Obligor	Maturity Date	Interest Rate	Current Balance @ 4/30/2017
4.95% Senior Notes due 2024	Omega Healthcare Investors, Inc.	4/1/2024	4.950%	400,000,000
4.50% Senior Notes due 2025	Omega Healthcare Investors, Inc.	1/15/2025	4.50%	250,000,000
4.50% Senior Notes due 2025	Omega Healthcare Investors, Inc.	1/15/2025	4.50%	150,000,000
4.50% Senior Notes due 2027	Omega Healthcare Investors, Inc.	4/1/2027	4.50%	700,000,000
5.25% Senior Notes due 2026	Omega Healthcare Investors, Inc.	1/15/2026	5.25%	600,000,000
4.75% Senior Notes due 2028	Omega Healthcare Investors, Inc.	1/15/2028	4.75%	550,000,000
4.375% Senior Notes due 2023	Omega Healthcare Investors, Inc.	8/1/2023	4.375%	700,000,000
2015 Term Loan 2022	Omega Healthcare Investors, Inc.	12/16/2022	3.80%	250,000,000
Civitas – Note Payable	Omega Healthcare Investors, Inc.	4/20/2018	-	1,500,000

9% Delta Subordinated Promissory Note due 2021	OHI Asset HUD Delta, LLC	12/21/2021	9.00%	4,000,000
9% Delta Subordinated Promissory Note due 2021	OHI Asset HUD Delta, LLC	12/21/2021	9.00%	4,000,000
9% Delta Subordinated Promissory Note due 2021	OHI Asset HUD Delta, LLC	12/21/2021	9.00%	4,000,000
9% Delta Subordinated Promissory Note due 2021	OHI Asset HUD Delta, LLC	12/21/2021	9.00%	4,000,000
9% Delta Subordinated Promissory Note due 2021	OHI Asset HUD Delta, LLC	12/21/2021	9.00%	4,000,000

SECURED INDEBTEDNESS
Description	Current Obligor	Maturity Date	Interest Rate	Current Balance @ 4/30/2017

CFG - Arkansas Properties
Department of Housing and Urban Development Note	700 Mark Drive, LLC (Southern Heritage)	7/1/2044	3.20%	2,182,077
Department of Housing and Urban Development Note	1194 North Chester Street, LLC (The Woods at Monticello)	7/1/2044	3.00%	4,906,921
Department of Housing and Urban Development Note	1149 & 1151 West New Hope Road, LLC (New Hope)	7/1/2044	3.00%	4,115,796
Department of Housing and Urban Development Note	228 Pointer Trail West, LLC (Pointer Trail)	7/1/2044	3.09%	4,873,027
Department of Housing and Urban Development Note	900 Magnolia Road SW, LLC (Pine Hills)	7/1/2044	3.20%	1,809,469
Department of Housing and Urban Development Note	1101 Waterwell Road, LLC (Pinewood)	7/1/2044	3.20%	4,511,891
Department of Housing and Urban Development Note	115 Orendorff Avenue, LLC (Apple Ridge)	7/1/2044	3.20%	4,294,935
Department of Housing and Urban Development Note	1040 Wedding Ford Road, LLC (Seven Springs)	7/1/2044	3.00%	2,644,426
Department of Housing and Urban Development Note	202 Tims Avenue, LLC (Bristol Pointe)	7/1/2044	3.00%	8,597,552
Department of Housing and Urban Development Note	1401 Park Avenue, LLC (Canyon Springs)	7/1/2044	3.00%	5,613,141
Department of Housing and Urban Development Note	3600 Richards Road, LLC (Premier)	7/1/2044	3.00%	6,142,118
Department of Housing and Urban Development Note	2701 Twin Rivers Drive, LLC (Courtyard Gardens)	7/1/2044	3.09%	4,838,287

Schedule 7.03

INVESTMENTS

None

Schedule 7.09

NEGATIVE PLEDGES

None

Schedule 10.02

NOTICE ADDRESSES

Credit Parties:

Omega Healthcare Investors, Inc.
303 International Circle, Suite 200
Hunt Valley, Maryland 21030

Attention:	Daniel J. Booth
Telephone:	(410) 427-1724
Facsimile:	(410) 427-8824
Website:	www.omegahealthcare.com

with a copy to:

Arnold & Porter Kaye Scholer LLP
250 West 55th Street
New York, New York 10019-9710

Attention:	John R. Fallon, Jr., Esq.
Telephone:	(212) 836-8702
Facsimile:	(212) 836-6802

Administrative Agent:

For payments and Requests for Credit Extensions:

Bank of America NA

101 North Tryon Street

Mail Code: NC1-001-05-46

Charlotte, NC 28255-0001

Attention: Valerie V Gravesandy

Phone: 980-387-2469

Fax: 704-409-0169

Email: valerie.v.gravesandy@baml.com

ABA #:	026009593
Account No.:	1366212250600
Reference:	Omega Healthcare Investors, Inc.

For all other Notices:

Bank of America, N.A.

Global Corporate Debt Products

100 N. Tryon Street

Mail Code: NC1-007-17-11

Charlotte, North Carolina 28255

Attention:	Yinghua Zhang
Telephone:	(980) 387-5915
Facsimile:	(312) 453-2722

Electronic Mail: yinghua.zhang@baml.com

with a copy to:

Bank of America, N.A.

Agency Management

901 Main Street, 14th Floor

Mail Code: TX1-492-14-19

Dallas, TX 75202

Attention:	Henry Pennell
Telephone:	(214) 209-1226
Facsimile:	(214) 290-9448

Electronic Mail: henry.pennell@baml.com

Lenders:

Contact information on file with the Administrative Agent.

Exhibit A

FORM OF LOAN NOTICE

Date: __________, 20__

To:	Bank of America, N.A., as Administrative Agent

Re:	Credit Agreement (as amended, modified, supplemented and extended from time to time, the “Credit Agreement”), dated as of May 25, 2017, by and among Omega Healthcare Investors, Inc., a Maryland corporation (the “Borrower”), the Guarantors (as defined therein), the Lenders identified therein, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (each, as defined therein). Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned hereby requests (select one):

( ) A Borrowing	( ) A continuation	( ) A conversion

of [Revolving Loans][Term Loans]:

1.	On: _______________, 20__ (which is a Business Day).

2.	In the amount of: ___________________.

3.	Comprised of: ________________ (Type of Loan).

4.	For Eurodollar Loans: with an Interest Period of ______________ months.

With respect to any Borrowing or any conversion or continuation requested herein, the Borrower hereby represents and warrants that (i) in the case of a Borrowing of Revolving Loans, such request complies with the requirements of Section 2.01(a) of the Credit Agreement, (ii) in the case of a Borrowing of Term Loans, such request complies with the requirements of Section 2.01(d) of the Credit Agreement and (iii) in the case of a Borrowing or any conversion or continuation, each of the conditions set forth in Section 2.02 of the Credit Agreement have been satisfied on and as of the date of such Borrowing or such conversion or continuation.

OMEGA HEALTHCARE INVESTORS, INC.,
a Maryland corporation

By:
Name:
Title:

Exhibit B-1

FORM OF DOLLAR TRANCHE NOTE

_____________, 20__

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to [INSERT LENDER] or its registered assigns (the “Dollar Tranche Lender”), in accordance with the terms and conditions of the Credit Agreement (as hereinafter defined), the principal amount of each Dollar Tranche Loan and/or Swing Line Loan from time to time made by the Dollar Tranche Lender to the Borrower under that certain Credit Agreement (as amended, modified, supplemented and extended from time to time, the “Credit Agreement”), dated as of May 25, 2017, by and among the Borrower, the Guarantors, the Lenders identified therein and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of each Dollar Tranche Loan and/or Swing Line Loan from the date of such Dollar Tranche Loan and/or Swing Line Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Dollar Tranche Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note, upon written notice to the Borrower, may be declared to be, immediately due and payable all as provided in the Credit Agreement. Dollar Tranche Loans and/or Swing Line Loans made by the Dollar Tranche Lender may be evidenced by one or more loan accounts or records maintained by the Dollar Tranche Lender in the ordinary course of business. The Dollar Tranche Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Dollar Tranche Loan and/or Swing Line Loan and payments with respect thereto.

Except as otherwise provided for in the Credit Agreement, the Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

OMEGA HEALTHCARE INVESTORS, INC.,
a Maryland corporation

By:
Name:	Daniel J. Booth
Title:	Chief Operating Officer

Exhibit B-2

FORM OF U.S. TERM NOTE

_____________, 20__

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to [INSERT LENDER] or its registered assigns (the “U.S. Term Loan Lender”), in accordance with the terms and conditions of the Credit Agreement (as hereinafter defined), the principal amount of each U.S. Term Loan from time to time made by the U.S. Term Loan Lender to the Borrower under that certain Credit Agreement (as amended, modified, supplemented and extended from time to time, the “Credit Agreement”), dated as of May 25, 2017, by and among the Borrower, the Guarantors, the Lenders identified therein and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of each U.S. Term Loan from the date of such U.S. Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the U.S. Term Loan Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note, upon written notice to the Borrower, may be declared to be, immediately due and payable all as provided in the Credit Agreement. U.S. Term Loans made by the U.S. Term Loan Lender may be evidenced by one or more loan accounts or records maintained by the U.S. Term Loan Lender in the ordinary course of business. The U.S. Term Loan Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its U.S. Term Loans and payments with respect thereto.

Except as otherwise provided for in the Credit Agreement, the Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

OMEGA HEALTHCARE INVESTORS, INC.,
a Maryland corporation

By:
Name:	Daniel J. Booth
Title:	Chief Operating Officer

Exhibit B-3

FORM OF ALTERNATIVE CURRENCY TRANCHE NOTE

_____________, 20__

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to [INSERT LENDER] or its registered assigns (the “Alternative Currency Lender”), in accordance with the terms and conditions of the Credit Agreement (as hereinafter defined), the principal amount of each Alternative Currency Tranche Loan from time to time made by the Alternative Currency Tranche Lender to the Borrower under that certain Credit Agreement (as amended, modified, supplemented and extended from time to time, the “Credit Agreement”), dated as of May 25, 2017, by and among the Borrower, the Guarantors, the Lenders identified therein and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of each Alternative Currency Tranche Loan from the date of such Alternative Currency Tranche Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Alternative Currency Tranche Lender in the applicable Alternative Currency and in Same Day Funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note, upon written notice to the Borrower, may be declared to be, immediately due and payable all as provided in the Credit Agreement. Alternative Currency Tranche Loans made by the Alternative Currency Tranche Lender may be evidenced by one or more loan accounts or records maintained by the Alternative Currency Tranche Lender in the ordinary course of business. The Alternative Currency Tranche Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Alternative Currency Tranche Loan and payments with respect thereto.

Except as otherwise provided for in the Credit Agreement, the Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

OMEGA HEALTHCARE INVESTORS, INC.,
a Maryland corporation

By:
Name:	Daniel J. Booth
Title:	Chief Operating Officer

Exhibit B-4

FORM OF STERLING TERM NOTE

_____________, 20__

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to [INSERT LENDER] or its registered assigns (the “Sterling Term Loan Lender”), in accordance with the terms and conditions of the Credit Agreement (as hereinafter defined), the principal amount of each Sterling Term Loan from time to time made by the Sterling Term Loan Lender to the Borrower under that certain Credit Agreement (as amended, modified, supplemented and extended from time to time, the “Credit Agreement”), dated as of May 25, 2017, by and among the Borrower, the Guarantors, the Lenders identified therein and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of each Sterling Term Loan from the date of such Sterling Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Sterling Term Loan Lender in British Pound Sterling and in Same Day Funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note, upon written notice to the Borrower, may be declared to be, immediately due and payable all as provided in the Credit Agreement. Sterling Term Loans made by the Sterling Term Loan Lender may be evidenced by one or more loan accounts or records maintained by the Sterling Term Loan Lender in the ordinary course of business. The Sterling Term Loan Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Sterling Term Loans and payments with respect thereto.

Except as otherwise provided for in the Credit Agreement, the Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

OMEGA HEALTHCARE INVESTORS, INC.,
a Maryland corporation

By:
Name:	Daniel J. Booth
Title:	Chief Operating Officer

Exhibit C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: __________, 20__

To:	Bank of America, N.A., as Administrative Agent

Re:	Credit Agreement (as amended, modified, supplemented and extended from time to time, the “Credit Agreement”), dated as of May 25, 2017, by and among Omega Healthcare Investors, Inc., a Maryland corporation (the “Borrower”), the Guarantors, the Lenders identified therein, and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned Responsible Officer of the Borrower hereby certifies as of the date hereof that [he/she] is the _______________ of the Borrower, and that, in [his/her] capacity as such, [he/she] is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements:]

[1.             Attached hereto as Schedule 1 is the Form 10-K of the Borrower as required by Section 6.01(a) of the Credit Agreement for the fiscal year of the Borrower ended as of the above date.]

[Use following paragraph 1 for fiscal quarter-end financial statements:]

[1.             Attached hereto as Schedule 1 is the Form 10-Q of the Borrower, as required by Section 6.01(b) of the Credit Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Consolidated Parties in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.]

2.               The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made, a review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

3.               A review of the activities of each member of the Credit Parties during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Credit Parties have performed and observed in all material respects all their respective Obligations under the Credit Documents, and

[select one:]

[to the best knowledge of the undersigned Responsible Officer during such fiscal period, each of the Credit Parties has performed and observed in all material respects each covenant and condition of the Credit Documents applicable to it.]

[or:]

[the following covenants or conditions of the Credit Documents have not been performed or observed in all material respects and the following is a list of any Default and its nature and status:]

4.               The representations and warranties of the Credit Parties contained in the Credit Agreement, any other Credit Document or any other certificate or document furnished at any time under or in connection with the Credit Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date.

5.               The financial covenant analyses and information set forth on Schedule 2 hereto are true and accurate in all material respects on and as of the date of this Compliance Certificate.

   IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of __________, 20__.

OMEGA HEALTHCARE INVESTORS, INC.,
a Maryland corporation

By:
Name:
Title:

Exhibit D

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.]3 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:
[Assignor [is][is not] a Defaulting Lender.]

2.	Assignee[s]:
[for each Assignee, indicate [Affiliate][Approved Fund] of
[identify Lender]]

1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

3 Include bracketed language if there are either multiple Assignors or multiple Assignees.

3.	Borrower:	Omega Healthcare Investors, Inc., a Maryland corporation (the “Borrower”)

4.	Administrative Agent:	Bank of America, N.A., as the Administrative Agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement dated as of May 25, 2017, by and among the Borrower, the Guarantors party thereto, the Lenders party thereto and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender

6.	Assigned Interest[s]:

Assignor[s][4]	Assignee[s][5]	Facility Assigned[6]	Aggregate Amount of Commitment/Loans for all Lenders[7]		Amount of Commitment/ Loans Assigned		Percentage Assigned of Commitment/ Loans[8]		CUSIP Number

		____________	$	________________	$	_________	____________	%
		____________	$	________________	$	_________	____________	%
		____________	$	________________	$	_________	____________	%

[7.	Trade Date:	__________________][9]

8.             Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

4 List each Assignor, as appropriate.

5 List each Assignee and, if available, its market entity identifier, as appropriate.

6 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment”, “U.S. Term Loan Commitment”, etc.).

7 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

8 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

9 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]:[10]	[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S]:[11]	[NAME OF ASSIGNEE]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

10 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

11 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

[Consented to and][12] Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

[Consented to:][13]

OMEGA HEALTHCARE INVESTORS, INC.
a Maryland corporation

By:
Name:
Title:

[Consented to:][14]

BANK OF AMERICA, N.A., as L/C Issuer

By:
Name:
Title:

[Consented to:][15]

BANK OF AMERICA, N.A., as Swing Line Lender

By:
Name:
Title:

12 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

13 To be added only if the consent of the Borrower and/or other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

14 To be added only if the consent of the Borrower and/or other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

15 To be added only if the consent of the Borrower and/or other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

Annex 1 to Assignment and Assumption

STANDARD TERMS AND CONDITIONS

1.            Representations and Warranties.

1.1.         Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2.         Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.07(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.07(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2.            Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.         General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York, without regard to conflict of laws principles.

Exhibit E

FORM OF GUARANTY JOINDER AGREEMENT

THIS GUARANTY JOINDER AGREEMENT (this “Agreement”), dated as of _____________, 20__, is by and between [INSERT NEW GUARANTOR], a [INSERT TYPE OF ORGANIZATION] (the “Subsidiary”), and BANK OF AMERICA, N. A., in its capacity as Administrative Agent under that certain Credit Agreement (as it may be amended, modified, restated or supplemented from time to time, the “Credit Agreement”), dated as of May 25, 2017, by and among Omega Healthcare Investors, Inc. (the “Borrower”), the Guarantors party thereto, the Lenders and Bank of America, N. A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Credit Parties are required under the provisions of Section 6.15 of the Credit Agreement to cause the Subsidiary to become a “Guarantor”.

Accordingly, the Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:

1.            The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Guaranty and a “Guarantor” for all purposes of the Guaranty, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Guaranty. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantor contained in the Guaranty. Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary hereby (i) jointly and severally together with any other Guarantors, guarantees to each Lender and the Administrative Agent, the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

2.             The address of the Subsidiary for purposes of all notices and other communications is described on Schedule 10.02 of the Credit Agreement.

3.             The Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the Subsidiary upon the execution of this Agreement by the Subsidiary.

4.             This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

5.             This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, without regard to conflict of laws principles.

IN WITNESS WHEREOF, the Subsidiary has caused this Guaranty Joinder Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[INSERT NEW GUARANTOR]

By:
Name:
Title:

Acknowledged and accepted:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

Exhibit F

FORM OF LENDER JOINDER AGREEMENT

THIS LENDER JOINDER AGREEMENT (this “Agreement”) dated as of __________, 20__ to the Credit Agreement referenced below is by and among [INSERT NEW LENDER] (the “New Lender”), Omega Healthcare Investors, Inc., a Maryland corporation (the “Borrower”) and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders. All of the defined terms of the Credit Agreement are incorporated herein by reference.

W I T N E S S E T H

WHEREAS, pursuant to that Credit Agreement dated as of May 25, 2017 (as amended and modified from time to time, the “Credit Agreement”), by and among the Borrower, the Guarantors, the Lenders and the Administrative Agent, the Lenders have agreed to provide the Borrower with a revolving credit facility;

WHEREAS, pursuant to Section 2.01(e) of the Credit Agreement, the Borrower has requested that the New Lender provide an Incremental Facility Commitment in connection with an [Incremental Revolving Increase][Incremental Term Loan Facility] under the Credit Agreement; and

WHEREAS, the New Lender has agreed to provide the [additional Revolving Commitment][additional Term Loan Commitment] on the terms and conditions set forth herein and to become a “Lender” under the Credit Agreement in connection therewith;

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             The New Lender hereby agrees to provide [Revolving Commitments][Term Loan Commitments] to the Borrower in the amounts set forth on Schedule 2.01 to the Credit Agreement as attached hereto. The [Revolving Commitment Percentage][Sterling Term Loan Commitment Percentage][U.S. Term Loan Commitment Percentage] of the New Lender shall be as set forth on Schedule 2.01.

[2.           The New Lender shall be deemed to have purchased without recourse a risk participation from the L/C Issuer in all Letters of Credit issued or existing under the Credit Agreement (including Existing Letters of Credit) and the obligations arising thereunder in an amount equal to its pro rata share of the obligations under such Letters of Credit (based on the Dollar Tranche Commitment Percentages of the Lenders as set forth on Schedule 2.01 as attached hereto), and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the L/C Issuer therefor and discharge when due, its pro rata share of the obligations arising under such Letter of Credit.]16

3.            The New Lender (a) represents and warrants that it is a commercial lender, other financial institution or other “accredited” investor (as defined in SEC Regulation D) that makes or acquires loans in the ordinary course of business and that it will make or acquire Loans for its own account in the ordinary course of business, (b) confirms that it has received a copy of the Credit

16 NOTE: This paragraph to be included only in connection with an Incremental Revolving Increase.

Agreement, together with copies of the financial statements referred to in Section 6.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (e) agrees that, as of the date hereof, the New Lender shall (i) be a party to the Credit Agreement and the other Credit Documents, (ii) be a “Lender” for all purposes of the Credit Agreement and the other Credit Documents, (iii) perform all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a “Lender” under the Credit Agreement and (iv) shall have the rights and obligations of a Lender under the Credit Agreement and the other Credit Documents.

4.            The Borrower and each of the Guarantors agree that, as of the date hereof, the New Lender shall (i) be a party to the Credit Agreement and the other Credit Documents, (ii) be a “Lender” for all purposes of the Credit Agreement and the other Credit Documents, and (iii) have the rights and obligations of a Lender under the Credit Agreement and the other Credit Documents.

5.             The address of the New Lender for purposes of all notices and other communications is __________________, __________________________, Attention of ______________ (Facsimile No. _______________).

6.             This Agreement may be executed in any number of counterparts and by the various parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one contract. Delivery of an executed counterpart of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

7.             This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, without regard to conflict of laws principles.

IN WITNESS WHEREOF, each of the parties hereto has caused this Lender Joinder Agreement to be executed by a duly authorized officer as of the date first above written.

NEW LENDER:	[INSERT NEW LENDER],
as New Lender

By:
Name:
Title:

BORROWER:	Omega Healthcare Investors, Inc.

By:
Name:	Daniel J. Booth
Title:	Chief Operating Officer

Accepted and Agreed:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title: